Exhibit 4.8 EXECUTION VERSION FI N°: 98.193 Serapis N°: 2017-0804 KELIBER BATTERY GRADE LITHIUM PRODUCTION EUR 150,000,000 Facility Agreement between European Investment Bank as Bank and Keliber Technology Oy as Borrower and Sibanye Stillwater Limited as Parent and Sibanye Stillwater Limited Keliber Oy Sibanye Gold Proprietary Limited Stillwater Mining Company Kroondal Operations Proprietary Limited Western Platinum Proprietary Limited Sibanye Rustenburg Platinum Mines Proprietary Limited Eastern Platinum Proprietary Limited Sibanye-Stillwater Sandouville Refinery as Original Guarantors 20 August 2024 Corporate Use CONTENTS CLAUSE PAGE 1. DEFINITIONS AND INTERPRETATION ................................................................................................................... 1 2. THE FACILITY ........................................................................................................................................................... 24 3. PURPOSE .................................................................................................................................................................... 25 4. CONDITIONS OF UTILISATION .............................................................................................................................. 26 5. REPAYMENT .............................................................................................................................................................. 27 6. VOLUNTARY PREPAYMENT AND CANCELLATION ......................................................................................... 27 7. MANDATORY PREPAYMENT AND CANCELLATION ........................................................................................ 27 8. RESTRICTIONS .......................................................................................................................................................... 32 9. INTEREST ................................................................................................................................................................... 33 10. CHANGES TO THE CALCULATION OF INTEREST ............................................................................................. 34 11. FEES............................................................................................................................................................................. 34 12. TAX .............................................................................................................................................................................. 35 13. INCREASED COSTS AND INDEMNITY ................................................................................................................. 41 14. COSTS AND EXPENSES ........................................................................................................................................... 42 15. GUARANTEE AND INDEMNITY ............................................................................................................................. 43 16. REPRESENTATIONS AND WARRANTIES ............................................................................................................. 47 17. INFORMATION UNDERTAKINGS .......................................................................................................................... 52 18. FINANCIAL MODEL ................................................................................................................................................. 55 19. BUDGETS AND REPORTS ........................................................................................................................................ 56 20. FINANCIAL COVENANTS ........................................................................................................................................ 56 21. GENERAL UNDERTAKINGS ................................................................................................................................... 62 22. FURTHER BORROWER UNDERTAKINGS ............................................................................................................ 67 23. EVENTS OF DEFAULT .............................................................................................................................................. 68 24. CHANGES TO THE OBLIGORS ............................................................................................................................... 72 25. APPLICATION OF SUMS RECEIVED ...................................................................................................................... 73 26. PAYMENT MECHANICS .......................................................................................................................................... 73 27. SET-OFF ...................................................................................................................................................................... 75 28. NOTICES ..................................................................................................................................................................... 75 29. MISCELLANEOUS ..................................................................................................................................................... 77 30. CONFIDENTIAL INFORMATION ............................................................................................................................ 78 31. GOVERNING LAW .................................................................................................................................................... 81 32. ENFORCEMENT ......................................................................................................................................................... 81 SCHEDULE 1 ......................................................................................................................................................................... 83 SCHEDULE 2 Conditions precedent ....................................................................................................................................... 84 SCHEDULE 3 Utilisation procedure ....................................................................................................................................... 90 SCHEDULE 4 Project requirements ........................................................................................................................................ 91 SCHEDULE 5 EIB Policy Requirements .............................................................................................................................. 101 SCHEDULE 6 Benchmark Rate ............................................................................................................................................ 104 SCHEDULE 7 Form of Accession Letter .............................................................................................................................. 105 SCHEDULE 8 Form of Utilisation Request .......................................................................................................................... 107 SCHEDULE 9 Form of Utilisation Certificate ...................................................................................................................... 108 Corporate Use SCHEDULE 10 Form of Compliance Certificate .................................................................................................................. 109 SCHEDULE 11 LMA Form of Confidentiality Undertaking ................................................................................................ 110 SCHEDULE 12 Repayment Schedule ................................................................................................................................... 115 EXECUTION VERSION 1 Corporate Use THIS AGREEMENT is made on 20 August 2024 BETWEEN: (1) THE EUROPEAN INVESTMENT BANK, having its seat at 100 Boulevard Konrad Adenauer, Luxembourg, L- 2950 Luxembourg (the "Bank"); and (2) KELIBER TECHNOLOGY OY, a limited liability company incorporated in Finland (business identity code 2914395-3) as borrower (the “Borrower”); (3) SIBANYE STILLWATER LIMITED, a company incorporated in South Africa (company registration number 2014/243852/06) (the “Parent”); and (4) The companies listed in Schedule 1 (The Parties) as original guarantors (the “Original Guarantors”). THE PARTIES AGREE AS FOLLOWS: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "4th and 5th AML Directives" means Directive 2015/849 of the European Parliament and of the Council of 20 May 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing, as amended by Directive (EU) 2018/843 of the European Parliament and of the Council of 30 May 2018. "Accession Letter" means a document substantially in the form set out in Part A of Schedule 7 (Form of Accession Letter). "Accounting Principles" means the IFRS as adopted by the International Accounting Standards Board, to the extent applicable to the relevant Financial Statements. “Additional Guarantor” means any company which becomes an Additional Guarantor in accordance with clause 24 (Changes to the Obligors). "Administrative Fee" means any fee as determined in accordance with clause 6.3 (Administrative Fee). "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "AML Criminal Law Directive" means Directive (EU) 2018/1673 of the European Parliament and of the Council of 23 October 2018 on combating money laundering by criminal law. "AML Directives" means the 4th and 5th AML Directives and the AML Criminal Law Directive. "Authorisation" means an authorisation, permit, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Authorised Signatory" means a specified person who has been duly authorised to sign and despatch all documents and notices on behalf of the Borrower (including any Utilisation Request) under or in connection with the Finance Documents to which it is a party and who is specified in the most recent List of Signatories. "Availability Period" means the period from and including the Signature Date ending on the earlier of: (a) the Project Completion Date; and (b) 20 August . 2026; and if such day is not a Business Day, then the preceding Business Day. "Available Facility" means the Facility minus the aggregate amount of all Requested Loans (other than Requested Loans where the Utilisation thereof has been terminated in accordance with the terms of this Agreement).

EXECUTION VERSION 2 Corporate Use "Base Case Model" means the initial banking case, set out in the Financial Model, delivered to, and accepted by, the Bank pursuant to Schedule 2 (Conditions Precedent), as replaced or updated from time to time in accordance with clause 18.1 (Maintenance of the Financial Model). "Benchmark Rate" means EURIBOR. "Blocking Law" means: (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union); (b) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as it forms part of domestic law of the United Kingdom; or (c) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung). "Business Day" means a day (other than a Saturday or Sunday): (a) in relation to any date of payment or purchase of EUR, on which T2 is open for the settlement of payments in EUR; and (b) for all other purposes, on which the Bank and commercial banks are open for general business in Luxembourg, London, Paris, Helsinki, New York and Cape Town. “CFC” has the meaning given to it in clause 15.11 (US guarantee limitations continued). "Change in the Beneficial Ownership" means a change in the ultimate ownership or control of an entity according to the definition of "beneficial owner" set out in article 3(6) of Directive 2015/849 of the European Parliament and of the Council of 20 May 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing. "Code" means the US Internal Revenue Code of 1986. “Commercial Facility” means the EUR 100,000,000 senior unsecured amortizing term loan facility between, among others, the Borrower (as borrower), the Parent, the Original Guarantors and the lenders set out therein as lenders dated on or about the Signature Date. “Commercial Lenders” means the lenders of the Commercial Facility as set out therein. "Companies Act" means the Companies Act, 2008 of South Africa and all regulations promulgated under that Act; "Compliance Certificate" means a certificate substantially in the form set out in Schedule 10 (Form of Compliance Certificate). "Confidential Information" means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which the Bank becomes aware in its capacity as, or for the purpose of becoming, the Bank or which is received by the Bank in relation to, or for the purpose of becoming the Bank under, the Finance Documents or the Facility from either: (a) any member of the Group or any of their respective advisers; or (b) a "Finance Party" under the Parallel Facilities, if the information was obtained by that "Finance Party" directly or indirectly from any member of the Group or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by the Bank of clause 30 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or EXECUTION VERSION 3 Corporate Use (C) is known by the Bank before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by the Bank after that date, from a source which is, as far as the Bank is aware, unconnected with the Group and which, in either case, as far as the Bank is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 11 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Bank. "Consolidated EBITDA" has the meaning given to that term in clause 20.1 (Financial definitions). "Consolidated Net Borrowings" has the meaning given to that term in clause 20.1 (Financial definitions). "Consolidated Net Finance Charges" has the meaning given to that term in clause 20.1 (Financial definitions). "Covered Facility Agent" means Natixis as covered facility agent under the Finnvera Covered Facility. "Declaration of Honour" means the “Declaration of Honour under InvestEU operations” signed by the Borrower on 25 October 2023. "Declassification Event" has the meaning given to that term in clause 2.4(a) (Declassification Event of Green Loans). "Default" means an Event of Default, or any event or circumstance specified in clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of the foregoing) be an Event of Default. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by and is beyond the control of any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party from: (i) performing its payment obligations under the Finance Documents; or (ii) communicating with the other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Distribution" means: (a) any payment, dividend or other distribution in relation to any share capital (or issued shares) of the Borrower; (b) any redemption, reduction, repayment or retirement of any share capital (or issued shares), including share buy-backs, of the Borrower; (c) any payments in respect of, or any repayment, prepayment, redemption, retirement, discharge or purchase of, or sub-participation in, any loans or other financial accommodation made available to the Borrower by any of its Affiliates; and (d) any other payments or distributions (including any loans) to the Borrower's shareholders or its Affiliates, in each case, whether in cash or in kind and whether by way of actual payment, set-off, counterclaim or otherwise. "Distribution Condition" has the meaning given to it in clause 22.1(b) (Distributions). “DRE” has the meaning given to it in clause 15.11 (US guarantee limitations continued). EXECUTION VERSION 4 Corporate Use “EBITDA” has the meaning given to that term in clause 20.1 (Financial definitions). "Encumbrance" means: (a) any mortgage, bond, notarial bond, pledge, lien, assignment or cession conferring security, hypothecation, a security interest, preferential right or trust arrangement or other encumbrance of the like securing any obligation of any person; or (b) any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or (c) any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest. "Environment" means the following: (a) fauna and flora, living organisms including the ecological systems; (b) land, soil, water (including marine and coastal waters), air, climate and the landscape (natural or man- made structures, whether above or below ground); (c) cultural heritage (natural, tangible and intangible); (d) the built environment; and (e) human health and wellbeing. "Environmental and Social Approval" means any Authorisation required by Environmental and Social Law. "Environmental and Social Law" means: (a) EU Law, including principles and standards; (b) the national laws; and (c) applicable international treaties, in each case a principal objective of which is the preservation, protection or improvement of the Environment and/or the protection or improvement of Social Matters. "Environmental or Social Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental and Social Law. "Equity Contribution" means: (a) the proceeds of subscription for shares in the Borrower, or any premium paid in relation to any shares; and (b) the proceeds of any Subordinated Shareholder Loan made to the Borrower. “ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated thereunder, as the same may be in effect at such date. “ERISA Affiliate” means any person that for purposes of Title I and Title IV of ERISA and section 412 of the Code is treated as a single employer with any Obligor under section 414 of the Code or section 4001 of ERISA. “Eskom” means Eskom Holdings SOC Limited. "EU Law" means the acquis communautaire of the European Union as expressed through the Treaties of the European Union, the regulations, directives, delegated acts, implementing acts, principles, decisions and the case law of the Court of Justice of the European Union. "EU Procurement Directives" means Directive 2014/24/EU of the European Parliament and of the Council of 26 February 2014 on public procurement, Directive 2014/25/EU of the European Parliament and of the Council of EXECUTION VERSION 5 Corporate Use 26 February 2014 on procurement by entities operating in the water, energy, transport and postal services sectors, and Directive 2014/23/EU of the European Parliament and of the Council of 26 February 2014 on the award of concession contracts, and Directive 2009/81/EC of the European Parliament and of the Council of 13 July 2009 on the coordination of procedures for the award of certain works contracts, supply contracts and service contracts by contracting authorities or entities in the fields of defence and security. "EURIBOR" has the meaning given to it in Schedule 6 (Benchmark Rate). "Event of Default" means any of the circumstances, events or occurrences specified in clause 23 (Events of Default), other than clause 23.20 (Acceleration). "Exclusion Policy" means the European Investment Bank's Exclusion Policy as published on the Bank's website. "Existing Group Financings" means: (a) US$ 500 million 4.250% guaranteed convertible senior unsecured bonds due 2028 issued by Stillwater Mining Company; (b) US$ 675 million 4.000% senior notes due 2026 issued by Stillwater Mining Company; (c) US$ 525 million 4.500% senior notes due 2029 issued by Stillwater Mining Company; (d) ZAR 5,500 million revolving credit facility agreement originally dated 25 October 2019 between, among others, Sibanye Gold Limited and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) as agent of the finance parties; (e) ZAR 1,372 million guarantee facility agreement originally dated 18 October 2019 between, among others, Sibanye Gold Limited and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) as lender; and (f) US$ 1,000 million multicurrency revolving credit facility agreement dated 6 April 2023 between, amongst others, Sibanye Stillwater Limited as company and Absa Bank Limited (acting through its Corporate and Investment Banking Division) as agent, in each case, any extension, renewal, refinancing or replacement thereof. "Facility" means the term loan facility in an amount of EUR 150,000,000 made available to the Borrower pursuant to this Agreement, to the extent not cancelled or reduced under this Agreement. "Facility Number" means the Bank-generated number identifying this Agreement and indicated on the cover page of this Agreement after the letters "FI N°". "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

EXECUTION VERSION 6 Corporate Use “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. "Final Maturity Date" means 20 August 2032 .. "Finance Document" means this Agreement, any Accession Letter, any Resignation Letter, any Utilisation Request, and any other document designated as such by the Bank and the Borrower. "Financial Half Year" has the meaning given to that term in clause 20.1 (Financial definitions). "Financial Indebtedness" means (without double counting) any indebtedness for or in respect of: (a) moneys borrowed or credit granted (including pursuant to a Permitted Inventory Transaction); (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease, but excluding any liability in respect of a lease or hire purchase agreement which would, in accordance with IFRS in force immediately before adoption of IFRS 16 (Leases) have been treated as an operating lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis); (f) any amount of liability in respect of any purchase price for assets or services the payment of which is deferred where the deferral of such price is either: (i) used primarily as a method of raising credit; or (ii) not made in the ordinary course of day to day business; (g) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance; (h) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (i) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); (j) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (k) the amount raised by the issue of redeemable shares to the extent such shares are redeemable prior to the Final Maturity Date; and (l) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (k) above; “Financial Model” means the engineering model (including the Base Case Model) delivered to the Bank under clause 4.2 (Initial conditions precedent) as revised from time to time in accordance with clause 18.1 (Maintenance of the Financial Model). "Financial Quarter" has the meaning given to that term in clause 20.1 (Financial definitions). "Financial Statements" means any financial statements referred to in clause 17.1 (Financial Statements). "Financial Year" has the meaning given to that term in clause 20.1 (Financial definitions). “Finnish Companies Act” means the Finnish Companies Act (in Finnish: osakeyhtiölaki, 624/2006, as amended). “Finnish Obligor” means an Obligor that is incorporated or organised under the laws of Finland. EXECUTION VERSION 7 Corporate Use "Finnvera" means Finnvera plc, a Finnish limited liability company established by law and operating as the official export credit agency in Finland with its head office situated at Porkkalankatu 1, 00180 Helsinki, PO Box 1010, Finland. “Finnvera Covered Facility” means the EUR 250,000,000 senior unsecured amortizing facility between, among others, the Borrower (as borrower) and the lenders set out therein as lenders dated on or about the Signature Date. "Finnvera Guarantee" means a guarantee issued by Finnvera in connection with the Finnvera Covered Facility. "Finnvera Lenders" means the lenders of the Finnvera Covered Facility as set out therein. "Finnvera Total Commitments" has the meaning given to "Total Commitments" in the Finnvera Covered Facility. "First Repayment Date" means 20 August 2028 .. "Forecast Delivery Date" has the meaning given to it in clause 18.3 (Delivery of banking cases). "Floating Rate" means a fixed-spread floating annual interest rate, which is the aggregate of the applicable: (a) Benchmark Rate; and (b) the Spread, provided that if that rate is less than zero, the Floating Rate shall be deemed to be zero. “Foundation” means Sibanye-Stillwater Foundation NPC, incorporated in South Africa with registration number 2022/734923/08. "Franco-Nevada Loan" means the loan owing by Ezulwini Mining Company to Franco-Nevada GLW Holdings Corp., Gold Wheaton Gold Corp., Franco Nevada (Barbados) Corporation (previously known as Gold Wheaton (Barbados Corporation)) and/or any one or more of their respective affiliates. "Franco-Nevada Loan Agreement" means a written gold purchase agreement dated 5 November 2009 concluded amongst Ezulwini Mining Company and Franco-Nevada GLW Holdings Corp., Gold Wheaton Gold Corp. and Franco-Nevada (Barbados) Corporation (previously known as Gold Wheaton (Barbados Corporation)) pursuant to which the Franco-Nevada Loan is made available to Ezulwini Mining Company. “French Guarantor” means any Guarantor that is existing and organized or established under French law. “FSHCO” has the meaning given to it in clause 15.11 (US guarantee limitations continued). "GAAP" means in relation to any member of the Group, generally accepted accounting principles, standards and practices in its jurisdiction of incorporation. "GDPR" means General Data Protection Regulation (EU) 2016/679. "Green Financing Framework" means the document entitled "Green Financing Framework" dated November 2023 as published by the Parent and delivered as a condition precedent under this Agreement (as updated from time to time with the approval of the Green Loan Coordinator) accompanied by a Second Party Opinion confirming alignment with the Green Loan Principles. "Green Loan" means each Loan that constitutes a "Green Loan" for the purposes of the Green Loan Principles by virtue of the provisions of this Agreement (and the requirement of the Borrower to comply with such provisions), as confirmed by the Green Financing Framework and the provision of a Second Party Opinion, and which has not been declassified by the Bank pursuant to clause 2.3 (Declassification Event of Green Loans). "Green Loan Material Event" has the meaning given to that term in clause 2.4(a) (Green Loan Material Event). "Green Loan Coordinator" means Bank of America Europe Designated Activity Company. "Green Loan Principles" means: (a) the document entitled "Green Loan Principles"; and (b) the document entitled "Guidance on the Green Loans Principles", EXECUTION VERSION 8 Corporate Use both jointly published by the Loan Market Association in February 2023, as such documents may be amended, re- enacted or replaced from time to time. "Group" means the Parent and its Subsidiaries for the time being. "Group Structure Chart" means the group structure chart showing the Group structure as at the Signature Date delivered to the Bank under clause 4.2 (Initial conditions precedent). "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 24 (Changes to the Obligors). "Guarantor Threshold Test" has the meaning given to that term in clause 21.15 (Guarantors). "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary; "IFRS" means International Accounting Standards, International Financial Reporting Standards and related Interpretations, together with any future standards and related interpretations issued or adopted by the International Accounting Standards Board, in each case as amended and to the extent applicable to the relevant Financial Statements. "Illegal Activity" means any of the following illegal activities or activities carried out for illegal purposes according to applicable laws in any of the following areas: (i) fraud, corruption, coercion, collusion or obstruction, (ii) money laundering, financing of terrorism or tax crimes each as defined in the AML Directives, and (iii) other illegal activity against the financial interests of the European Union as defined in the PIF Directive. "Indebtedness for Borrowed Money" means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (i) and (j) of the definition of "Financial Indebtedness", or in respect of any guarantee or indemnity of such indebtedness if and to the extent only paragraphs (i) and (j) are not closed-out and/or called and consequently constitute Financial Indebtedness. "Independent E&S and Technical Consultant" means SRK Consulting (UK) Limited (or such other person the Borrower shall appoint from time to time with the prior written consent of each of the Covered Facility Agent and Uncovered Facility Agent (each acting on the instructions of the Majority Lenders under each of the Parallel Facilities) and EIB (each acting reasonably)). "Information Package" means the document in the form approved by the Borrower concerning the Group which, at the Borrower's request and on its behalf, was prepared in relation to this transaction, approved by the Borrower and distributed to the Bank on or before the Signature Date. "Interest Payment Date" means each 20 February . and 20 August . until and including the Final Maturity Date. "Interest Period" means, in respect of a Loan, each period commencing on an Interest Payment Date (excluding that day) and ending on the date (including that day) falling immediately prior to the next Interest Payment Date, provided that the initial Interest Period shall commence on the date of Utilisation of that Loan. “InvestEU Fund” means the InvestEU Fund as established, inter alia, under the InvestEU Regulation. “InvestEU Regulation” means the regulation (EU) of the European Parliament and of the Council of 24 March 2021 establishing the InvestEU Programme and amending regulation (EU) 2015/1017 (OJ L 107, 26.3.2021, p. 30). “IRS” means the US Internal Revenue Service. “JSE” means JSE Limited, a public company incorporated in South Africa with registration number 2005/022939/06, or any other financial exchange which operates as a successor exchange to JSE Limited. “JSE Listings Requirements” means the listings requirements published by the JSE, as amended from time to time. “Keliber” means Keliber Oy, a limited liability company incorporated in Finland with registration number 0752546- 7. “Keliber Obligors” means Keliber, the Borrower and any other Subsidiary of Keliber which accedes to this Agreement as an Additional Guarantor. "Legal Reservations" means: EXECUTION VERSION 9 Corporate Use (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any relevant jurisdiction; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered to the Bank under clause 4.2 (Initial conditions precedent) or clause 24 (Changes to the Obligors). “Life of Mine Plan” means the life of mine plan establishing, amongst other things, the expected ore and metal production levels over the life of the Project, and estimated cash and full costs of production and delivered as part of the audited Financial Model to the Bank under clause 4.2 (Initial conditions precedent). “Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984. "List of Accounts" means a list, in form and substance satisfactory to the Bank, setting out: (a) the Proceeds Account, together with evidence that such account has been opened in the name of the beneficiary; and (b) the Payment Account, together with evidence that such account has been opened in the name of the beneficiary. "List of Signatories" means a list, in form and substance satisfactory to the Bank, setting out: (a) each Authorised Signatory, together with evidence that each Authorised Signatory is authorised to sign and despatch all documents and notices (including any Utilisation Request) under or in connection with the Finance Documents to which the Borrower is a party; (b) whether such signatory has an individual representation right or a joint representation right; and (c) a specimen signature of each Authorised Signatory. "LMA" means the Loan Market Association. "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. "Mandatory Prepayment Drawstop Event" means an event, occurrence or circumstance which constitutes or reasonably could (with the passage of time, the giving of notice or the making of any determination under this Agreement) constitute a Mandatory Prepayment Event. "Mandatory Prepayment Event" means any of the events, occurrences or circumstances described in clause 7 (Mandatory Prepayment and Cancellation) which entitle the Bank to cancel any part of the Available Facility or to demand a prepayment of a Loan. “Margin Regulations” means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System. “Margin Stock” means "margin stock" or "margin securities" as defined in the Margin Regulations. "Market Disruption Event" means, in the opinion of the Bank, any of the following circumstances: (a) there are events or circumstances adversely affecting the Bank's access to its sources of funding; or (b) funds are not available from the Bank's ordinary sources of funding in order to adequately fund a Loan; or (c) the cost to the Bank of obtaining funds from its sources of funding, as determined by the Bank, for a period equal to the Interest Period of such Loan would be in excess of the applicable Benchmark Rate; or

EXECUTION VERSION 10 Corporate Use (d) the Bank determines that adequate and fair means do not exist for ascertaining the applicable Benchmark Rate for the relevant currency of such Loan. "Material Adverse Effect" means a material adverse effect on: (a) the business, operations, property or financial condition of the Group taken as a whole; or (b) the ability of the Obligors together to perform their financial or other obligations under the Finance Documents. “Material Company” means any member of the Group (other than an Obligor or a Project Finance Subsidiary) which: (a) has EBITDA (determined on the same basis as Consolidated EBITDA) representing five per cent or more of Consolidated EBITDA (provided that any amounts attributable to Project Finance Subsidiaries shall be excluded from the calculation of Consolidated EBITDA); or (b) has gross assets representing 10 per cent or more of the gross assets of the Group (excluding assets of Project Finance Subsidiaries) calculated on a consolidated basis, where compliance with the conditions set out in paragraphs (a) and (b) above shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and/or the latest audited annual financial statements or unaudited quarterly management accounts of that member of the Group (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited annual consolidated financial statements or unaudited quarterly consolidated management accounts of the Parent. "Material Project Document" means any project contract (i) for a value of at least EUR 10,000,000 or (ii) having a tenor of at least three (3) years (other than any offtake agreements). "Measurement Date" has the meaning given to that term in clause 20.1 (Financial definitions). "Measurement Period" has the meaning given to that term in clause 20.1 (Financial definitions). "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, and subject to the definition of Interest Payment Date, clause 29.4 (Day count convention) and Schedule 6 (Benchmark Rate) and unless provided otherwise in this Agreement: (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or, if there is not, on the immediately preceding Business Day; and (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month. "More Favourable Provision" has the meaning given to it in clause 21.20 (Most favoured lender). “Multiemployer Plan” means any Plan which is described in Section 4001(a)(3) of ERISA. “Non-Cooperative Jurisdiction” means a "non-cooperative state or territory" (Etat ou territoire non coopératif) as set out in the list referred to in article 238-0 A of the French Code général des impôts, as such provision or list may be amended or supplemented from time to time or replaced by any other provision or list having a similar purpose. “Non-Obligor” means any person that is not an Obligor or a Project Finance Subsidiary. “Non-Obligor Restricted Company” means a Restricted Company that is not an Obligor. “Non-Project Finance Group Member” means any member of the Group other than a Project Finance Subsidiary. “NYSE” means the New York Stock Exchange. “Obligation” has the meaning given to it in clause 15.11 (US guarantee limitations continued). “Obligor” means the Borrower or a Guarantor. EXECUTION VERSION 11 Corporate Use “Obligors' Agent” means the Parent appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.2 (Obligors' Agent). “Operating Report” means a report containing: (a) a construction, technical and budget report; and (b) as at such times as required pursuant to clause 19.1 (Construction, technical, budget, environmental and social monitoring), the Project Progress Report (including any environmental and social report as stipulated in the information set out in paragraph 3, Part II (Reporting) of Schedule 4 (Project Requirements), substantially in the form agreed between the Borrower and the Bank prior to the Signature Date. “Original Financial Statements” means: (a) in relation to the Parent, its audited financial statements for its Financial Year ended 31 December 2023; (b) in relation to the Borrower, its audited financial statements for its Financial Year ended 31 December 2023; (c) in relation to Keliber, its audited financial statements for its Financial Year ended 31 December 2023; (d) in relation to Sibanye Gold Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; (e) in relation to Stillwater Mining Company, the audited consolidated financial statements of Thor US Holdco for the Financial Year ended 31 December 2023; (f) in relation to Kroondal Operations Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; (g) in relation to Western Platinum Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; (h) in relation to Sibanye Rustenburg Platinum Mines Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; (i) in relation to Eastern Platinum Proprietary Limited, its audited financial statements for its Financial Year ended 31 December 2023; and (j) in relation to Sibanye-Stillwater Sandouville Refinery, the limited audit review report dated 31 January 2023. “Original Obligor” means the Borrower or an Original Guarantor. “Parallel Facilities” means the Facility, the Finnvera Covered Facility and the Commercial Facility. "Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union. "Party" means a party to this Agreement. "Payment Account" means the bank account(s) from which payments under this Agreement shall be made by the Borrower (or any Obligor) (specified by IBAN code if the country is included in the IBAN Registry published by SWIFT, or in the appropriate account format in line with the local banking practice), BIC/SWIFT code of the bank and the name of the bank account(s) beneficiary, as set out in the most recent List of Accounts. “PBGC” means the US Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA. “Permitted Acquisition” means: (a) any transaction in respect of which the disposing entity is a member of the Group if the disposal falls within paragraph (d) or (e) of the definition of "Permitted Disposal"; (b) an acquisition of product from another member of the Group which is to be subsequently disposed of by the acquiring company pursuant to a streaming transaction provided that such disposal is a Permitted Disposal; or (c) any other acquisition which is not classified as a "Category 1 Transaction" of the Parent in terms of the JSE Listings Requirements. EXECUTION VERSION 12 Corporate Use “Permitted Disposal” means any sale, lease, transfer or other disposal: (a) by a Restricted Company of non-core assets; (b) by a Restricted Company of any other assets which are obsolete, redundant or no longer required for the efficient operation of the business of such Restricted Company (including assets associated with discontinued operations (including the disposal by Sibanye Gold of its Cooke and Beatrix shaft assets)); (c) by a Restricted Company in the ordinary course of its day-to-day trading if that sale, lease, transfer or other disposal is not otherwise restricted by a term of any Finance Document; (d) by an Obligor to another Obligor; (e) by a Restricted Company (other than an Obligor) to any other Restricted Company (other than an Obligor); (f) by any Non-Project Finance Group Member to any Project Finance Subsidiary on arm's length terms, provided that the aggregate value of such disposal (whether in a single transaction or a series of transactions) together with all other disposals from all Non-Project Finance Group Members to all Project Finance Subsidiaries, does not exceed five per cent of Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements) at any time over the term of the Facility; (g) by a Restricted Company pursuant to streaming transactions (including a disposal of product by a Restricted Company to another member of the Group for the purpose of supplying product for a streaming transaction by the acquiring company provided that such disposal is on a back to back basis with the stream) provided that the aggregate value of product delivered to persons which are not Restricted Companies pursuant to such transactions does not, in aggregate, exceed US$200,000,000 (or its equivalent in any other currency or currencies) in any Financial Year or US$800,000,000 (or its equivalent in any other currency or currencies) over the term of the Facility; (h) by a Restricted Company pursuant to receivables discounting arrangements or similar transactions provided that such transactions are in respect of disposals to be made during a single Financial Year only and the value of disposals pursuant to such transactions during that Financial Year and any Permitted Inventory Transaction under paragraph (i) below in relation to such Financial Year does not, in aggregate, exceed US$1,000,000,000 (or its equivalent in any other currency or currencies) in that Financial Year; (i) any disposal as part of a Permitted Inventory Transaction provided that such transaction is in respect of disposals to be made during a single Financial Year only the value of disposals pursuant to all such transactions during that Financial Year and any transactions under paragraph (h) above in relation to that Financial Year does not, in aggregate, exceed US$1,000,000,000 (or its equivalent in any other currency or currencies) in that Financial Year; (j) by a Restricted Company to a Non-Obligor on arm's length terms, provided that the aggregate value of such disposals (whether in a single transaction or a series of transactions) does not, in aggregate, exceed 15 per cent of Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements) in any Financial Year and 25 per cent of Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements) over the term of the Facility; (k) of assets (other than shares or businesses) in exchange for other assets comparable or superior as to type, value and quality; (l) of cash equivalents for cash or in exchange for other cash equivalents; (m) arising as a result of any Permitted Encumbrance; or (n) for which the Bank has given its prior written consent. “Permitted Encumbrance” means: (a) any Encumbrance created prior to the Signature Date which: (i) is disclosed in the Financial Statements of the Parent delivered to the Bank prior to the Signature Date; and (ii) in all circumstances secures only indebtedness outstanding or a facility available at the Signature Date if the principal amount or original facility thereby secured is not increased after the Signature Date; EXECUTION VERSION 13 Corporate Use (b) any netting or set-off arrangement entered into by any Restricted Company in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangements (which constitute Permitted Financial Indebtedness) in relation to gold, silver, copper and other commodity prices, foreign exchange rates and interest rates where such arrangements are entered into for the purposes of providing protection against fluctuation in such rates or prices in the ordinary course of its day to day business and not for speculative purposes), for the purpose of netting debit and credit balances; (c) any lien arising by operation of law and in the ordinary course of trading and not by reason of any default (whether in payments or otherwise) of any Restricted Company; (d) any Encumbrance or Quasi-Encumbrance over or affecting any asset acquired by a member of the Group after the Signature Date if: (i) the Encumbrance or Quasi-Encumbrance was not created in contemplation of the acquisition of that asset by a member of the Group; (ii) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and (iii) the Encumbrance or Quasi-Encumbrance is removed or discharged within six months from the date of the acquisition of that asset, unless such Encumbrance is otherwise permitted to exist in terms of this definition; (e) any Encumbrance or Quasi-Encumbrance over or affecting any asset of any company which becomes a member of the Group after the Signature Date, where the Encumbrance or Quasi-Encumbrance is created prior to the date on which that company becomes a member of the Group, if: (i) the Encumbrance or Quasi-Encumbrance was not created in contemplation of the acquisition of that company; (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (iii) the Encumbrance or Quasi-Encumbrance is removed or discharged within six months from the date on which the relevant company became a member of the Group, unless such Encumbrance is otherwise permitted to exist in terms of this definition; (f) any Encumbrance or Quasi-Encumbrance arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading; (g) any Encumbrance or Quasi-Encumbrance granted in respect of Financial Indebtedness incurred by a Project Finance Subsidiary over assets of, or the shares in, or any debt or other obligations of, a Project Finance Subsidiary (or the shares in a Holding Company whose only assets are the shares in and claims against a Project Finance Subsidiary); (h) any Encumbrances or Quasi-Encumbrance securing the indebtedness under the Franco-Nevada Loan Agreement pursuant to the agreements in the form delivered to the Bank prior to the Signature Date or in a form no more onerous to the Obligors than the form delivered to the Bank; (i) any Encumbrance or Quasi-Encumbrance resulting from the rules and regulations of any clearing system or stock exchange over shares and/or other securities held in that clearing system or stock exchange; (j) any Encumbrance or Quasi-Encumbrance arising as a result of a disposal which is a Permitted Disposal; (k) any Encumbrance or Quasi-Encumbrance arising as a consequence of any finance or capital lease constituting Permitted Financial Indebtedness; (l) in respect of Encumbrances or Quasi-Encumbrances over or affecting any asset of any member of the Group who is not a Restricted Company or a Project Finance Subsidiary; (m) any Encumbrance or Quasi-Encumbrance securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Encumbrance or Quasi- Encumbrance other than any permitted under paragraphs (a) to (l) above and paragraphs (n) to (s) below) does not exceed five per cent of Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements), as most recently measured before the creation of the Encumbrances or Quasi-Encumbrances

EXECUTION VERSION 14 Corporate Use (or its equivalent in another currency) (but adjusted to include the net value of new assets acquired since the last date of the latest set of consolidated annual financial statements of the Group); (n) any other Encumbrance or Quasi-Encumbrance as agreed by the Bank in writing; (o) any Encumbrance arising pursuant to or permitted under the Finance Documents; (p) any Encumbrance in respect of any environmental bond which any member of the Group is required to issue under any applicable environmental law; (q) any Encumbrance contemplated in paragraph (h) of the definition of "Permitted Financial Indebtedness" provided that the value of the assets encumbered does not exceed US$50,000,000 (or its equivalent in any other currency or currencies) at any time; (r) any Encumbrance contemplated in paragraph (h)(viii) of the definition of "Permitted Financial Indebtedness"; or (s) any Encumbrance or Quasi-Encumbrance securing the obligations under or in connection with any Permitted Inventory Transaction, solely to the extent limited to the Permitted Inventory and Related Collateral, provided that, notwithstanding the above paragraphs (a) to (s), any Encumbrances over shares in any Restricted Company or any Holding Company of a Restricted Company shall not be permitted. “Permitted Financial Indebtedness” means any Financial Indebtedness: (a) incurred under the terms of the Finance Documents or under the other Parallel Facilities; (b) incurred by an Obligor (other than a Keliber Obligor) prior to the Signature Date; (c) created or incurred with the prior written consent of Bank; (d) incurred by an Obligor (other than a Keliber Obligor), provided that the Parent will remain in compliance with its obligations under clause 20.2 (General financial conditions) immediately after the incurrence of such Financial Indebtedness, (such Financial Indebtedness together with the Existing Group Financings, the Sibanye Group Financings); (e) incurred by a Keliber Obligor, provided that such Financial Indebtedness is: (i) incurred as a guarantor pursuant to a Sibanye Group Financing; (ii) incurred prior to the Signature Date (and any refinancing of such Financial Indebtedness in the same or smaller amount), being, as at the Signature Date: (A) a loan of EUR 40,000 from K.H. Renlund Foundation to Keliber; (B) a loan of EUR 1,366,000 from State Treasury to the Borrower; (C) a guarantee facility of EUR 8,600,000 from Nordic Guarantee to the Borrower; and (D) various leasing agreements and other existing debt liabilities not exceeding EUR 2,200,000; (iii) incurred on and following the Signature Date for the purpose of financing the Project including exploration costs, capital expenditure and working capital requirements relating to the construction of both mining and refining facilities in an amount not exceeding EUR 15,000,000 in aggregate; or (iv) incurred pursuant to a Subordinated Shareholder Loan, provided that: (A) such Financial Indebtedness shall not be repaid, and no other payment in respect of such Financial Indebtedness shall be made, before the date falling 3 years after the Signature Date, and thereafter any such repayment or payment shall only be made to the extent permitted pursuant to the terms of the Parallel Facilities and shall be subject to the Historic DSCR being greater than 1.40:1 as confirmed in the most recent Compliance Certificate delivered by the Parent in accordance with clause 17.2 (Compliance Certificate); and EXECUTION VERSION 15 Corporate Use (B) no Event of Default has occurred and is continuing; (f) incurred by a Project Finance Subsidiary; (g) incurred by any Non-Obligor which is a Subsidiary of Keliber provided that such Financial Indebtedness is: (i) incurred as intra-Group loans; or (ii) created or incurred with the prior written consent of the Bank; (h) incurred by any Non-Obligor (other than any Subsidiary of Keliber): (i) arising under any environmental bond, rehabilitation bond or guarantee or any similar arrangement which any member of the Group is required to issue under any applicable environmental law; (ii) arising under any derivative transaction, in the ordinary course of business, which does not have the commercial effect of borrowing, entered into in connection with protection against or benefit from fluctuation in any rate or price but not for speculative purposes (other than any amount which constitutes the marked to market value realised on such derivative transaction that has not been discharged within two Business Days of the date on which such amount arose, and other than any amount due as a result of the termination, close-out, restructure or refinancing of that derivate transaction that has not been discharged within two Business Days of the date on which such amount arose); (iii) existing and available to one or more members of the Group (whether or not subject to the satisfaction of any conditions precedent) on the Signature Date (including of any person that becomes a member of the Group from time to time, provided that such Financial Indebtedness existed at the time that such person became a member of the Group and was not created in anticipation thereof); (iv) and owed to another member of the Group to the extent incurred for the purpose of financing general corporate and working capital requirements (including the financing of future acquisitions); (v) not falling within paragraphs (i) to (iv) above and (vi) to (ix) below provided that the aggregate amount of all Financial Indebtedness (other than Financial Indebtedness of Obligors or Project Finance Subsidiaries) permitted under this paragraph (v) does not at the time of the incurrence thereof exceed seven point five per cent of the Consolidated Tangible Net Worth (as determined in accordance with the most recent Financial Statements) (or its equivalent in another currency) as determined with reference to the most recent Financial Statements; (vi) created or incurred with the prior written consent of the Bank; (vii) arising under or in connection with a guarantee, bond or escrow arrangement required as a confirmation of certainty of funds available in connection with an offer made or to be made by a member of the Group to acquire shares in another person, provided that: (A) such Permitted Financial Indebtedness is incurred by an Obligor; (B) no Default is continuing or will occur as a result of such indebtedness; and (C) prior to incurring such indebtedness the Parent delivers a Compliance Certificate to the Bank confirming that it will be in compliance with its obligations under clause 20 (Financial covenants) prior to and immediately post incurring such indebtedness and immediately post consummation of the relevant acquisition; (viii) arising pursuant to a bank guarantee procured by a member of the Group in favour of Eskom required by Eskom as a prerequisite to its continued provision of electricity to such member of the Group; or (ix) incurred pursuant to a Permitted Inventory Transaction. “Permitted Inventory and Related Collateral” means: EXECUTION VERSION 16 Corporate Use (a) any inventory (including raw material, in ground material, as-extracted material, in transit material, in process material, smelted material and refined material) or accounts receivables subject to any Permitted Inventory Transaction; (b) products, proceeds or supporting obligations relating to the foregoing; (c) cash margin relating to Permitted Inventory Transactions; and (d) books and records relating to the foregoing. “Permitted Inventory Transaction” means (and includes any Financial Indebtedness incurred pursuant to) any intermediation transaction, inventory finance transaction, commodities purchase and sale transaction, prepaid commodities transaction or other inventory or commodities transaction (including any such transaction with respect to related receivables). "PIF Directive" means Directive (EU) 2017/1371 of the European Parliament and of the Council of 5 July 2017 on the fight against fraud to the Union's financial interests by means of criminal law. “Plan” means an employee pension benefit plan which is subject to Title IV of ERISA, section 412 of the Code or section 302 of ERISA and with respect to which any Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under section 4062 of ERISA be deemed to be) an "employer" as defined in section 3(5) of ERISA. "Policy and Project Representations" means the representations and warranties set out in Part II (EIB policy representations) of Schedule 5 (EIB Policy Requirements). "Policy and Project Information Undertakings" means the information undertakings in Part III (Project information undertakings) of Schedule 4 (Project requirements) and Part III (EIB Policy information undertakings) of Schedule 5 (EIB Policy Requirements). "Policy and Project Undertakings" means the general undertakings in Part III of Schedule 4 (Project requirements) and Part IV (EIB policy undertakings) of Schedule 5 (EIB Policy Requirements). "Prepayment Amount" means the amount of a Loan to be prepaid by the Borrower in accordance with clause 6.1 (Voluntary prepayment option), clause 6.2 (Voluntary prepayment mechanics) or clause 7 (Mandatory Prepayment and Cancellation). "Prepayment Date" means the date on which the Borrower shall effect prepayment of a Prepayment Amount in accordance with the terms of this Agreement. "Prepayment Notice" means a notice from the Bank to the Borrower specifying: (a) the Prepayment Amount, (b) the Prepayment Date, (c) the accrued interest due, and (d) the Administrative Fee (if any). For the avoidance of doubt, the Prepayment Amount and the Prepayment Date set out in the relevant Prepayment Notice shall be identical to the Prepayment Amount and Prepayment Date set out in the corresponding Prepayment Request submitted by the Borrower pursuant to clause 6.2 (Voluntary prepayment mechanics). "Prepayment Request" means a request from the Borrower to the Bank to prepay all or any part of any outstanding Loans specifying: (a) the Prepayment Amount, (b) the Prepayment Date; (c) if applicable, the choice of application method of the Prepayment Amount in accordance with clause 19.4(a) (Allocation of sums related to Loans); and (d) the Facility Number. EXECUTION VERSION 17 Corporate Use "Proceeds Account" means the euro denominated current account of the Borrower established and maintained with such financial institution and with such account number as notified by the Borrower to the Bank prior to the first Utilisation Date. "Project" means the financing of its mining project, its concentrator and production facility for battery grade lithium (Li) hydroxide, as more particularly described in the Technical Description. "Project Assets" mean any asset used or intended for use or forming part of the Project which are essential for the completion or continued operation of the Project. “Project Completion Date” means 31 December 2027. “Project Costs” has the meaning given to it in clause 20.1 (Financial definitions). "Project Document" means (i) each Material Project Document and (ii) any other contract that is necessary in order to complete the Project. “Project Finance Subsidiaries” means: (a) Rhyolite Ridge, provided that: (i) it has not, since the Signature Date, received distributions, loans, assets and/or guarantees from any member of the Group which in aggregate exceed US$700,000,000 (or its equivalent in any other currency or currencies); (ii) the sole business of Rhyolite Ridge is a standalone business independent from the businesses operated by other members of the Group, and is, and remains, the ownership, development, construction, refurbishment, commissioning and/or operation of a standalone project; (iii) any Financial Indebtedness incurred in relation to Rhyolite Ridge, where the creditors in respect of such Financial Indebtedness have recourse to any other member of the Group, other than Rhyolite Ridge (except by way of security over shares in Rhyolite Ridge or pursuant to obligations owing by Rhyolite Ridge to other members of the Group) does not exceed US$1,000,000,000 (or its equivalent in any other currency or currencies) in aggregate; and (iv) to the extent that Rhyolite Ridge becomes a guarantor (in any capacity) under any Financial Indebtedness issued or incurred in the debt capital markets by the Parent or any member of the Group then it shall also become a Guarantor at the same time; and (b) any other company or other entity (excluding the Obligors): (i) that since the Signature Date has not received distributions, loans, assets and/or guarantees from any member of the Group which in aggregate together with distributions, loans, assets and/or guarantees received by Project Finance Subsidiaries (other than Rhyolite Ridge) from any other Restricted Company, exceeds five per cent of Consolidated Tangible Net Worth at any time; (ii) whose sole business is a standalone business independent from the businesses operated by other members of the Group, and is and remains, the ownership, development, construction, refurbishment, commissioning and/or operation of a standalone project; and (iii) which, to the extent that such company or entity owes Financial Indebtedness to persons who are not members of the Group, has no creditors in respect of such Financial Indebtedness which have recourse in respect of such Financial Indebtedness to any other member of the Group other than that company or entity other than by way of security over shares in such company or obligations owing by such company or entity to other members of the Group. "Project Progress Report" means a report containing the information set out in paragraph 3, Part II (Reporting) of Schedule 4 (Project Requirements). "Quasi-Encumbrance" means an arrangement or transaction under which: (a) an Obligor sells, transfers or otherwise disposes of any of its assets on terms whereby they are or may be leased to or re-acquired by that or any other Obligor; (b) an Obligor sells, transfers or otherwise disposes of its receivables on recourse terms; or (c) money or the benefit of a bank account of an Obligor may be applied, set off or made subject to a combination of accounts to, against or with that of a person that is not an Obligor,

EXECUTION VERSION 18 Corporate Use or any other preferential agreement or arrangement to which an Obligor is a party having a similar effect to that described in paragraphs (a) to (c) above, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness. "Redeployment Rate" means the rate which the Bank would apply on the Relevant Date to a loan with the same currency, terms for payment of interest, repayment profile to the Final Maturity Date as the Loan for which break costs are payable. Such rate shall not be less than zero. “Related Fund” in relation to a fund (the first fund) means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. "Relevant Date" means, in relation to a Loan or Utilisation, as applicable: (a) each Prepayment Date; and (b) the due date of payment specified in the Bank's notice of demand in accordance with clause 23.20 (Acceleration). "Relevant Person" means, with respect to any Obligor, any member of its management bodies; or any person acting for it, on its behalf or under its direct control, having the power to give directions and/or exercise control with respect to the Facility, any Loan or the Project. "Repayment Date" means each Interest Payment Date, starting from the First Repayment Date and as specified for the repayment of the principal of a Loan in the Repayment Schedule. “Repayment Instalment” means each instalment for repayment of the Loans referred to in Schedule 11 (Repayment Schedule). "Repayment Schedule" means the repayment schedule set out in Schedule 11 (Repayment Schedule). "Repeating Representations" means each of the representations set out in clause 16 (Representations and Warranties), the Policy and Project Representations, but excluding the representations set out in: (a) clause 16.8 (No filing or stamp taxes); (b) clause 16.11 (No misleading information); (c) clause 16.13 (No proceedings pending or threatened); (d) clause 16.23 (US Regulations); and (e) clause 16.30 (Declaration of Honour). "Report" means the report signed by an authorised signatory of the Borrower, to be delivered by the Borrower to the Bank, within one year of the Signature Date and thereafter on an annual basis, within 120 days after the end of each of its Financial Years providing the following information: (a) a list and overview of: (i) the amounts utilised under the Facility and each of the Finnvera Covered Facility and Commercial Facility as at the date of the Report, and that the allocated proceeds have been applied in alignment with the eligibility criteria outlined in the Green Financing Framework; (ii) the amount under the Facility temporarily invested in overnight or other short-term investment in cash and cash equivalents; and (iii) evidence of the date / timing of the allocation of the Facility to one or more use of proceeds in accordance with the "Use of Proceeds" section of the Green Financing Framework; and (b) an overview on the allocation of the use of proceeds and their expected impacts, on a best-efforts basis, including: (i) annual carbon footprint of the Project; EXECUTION VERSION 19 Corporate Use (ii) estimated (based on the offtake agreements) sales volume dedicated to electric vehicles battery producers; (iii) estimated (based on the offtake agreements) annual number of lithium electric vehicles supplied; and (iv) to the extent available and reasonably calculable, a report on estimated contribution of the Project to avoided emissions through the sale to electric vehicle battery producers, such overview to be prepared in a manner consistent with the Green Loan Principles, and to also include the key underlying methodology and assumptions used in the quantitative determinations made, provided that in respect of paragraph (a) above, this should be verified by a qualified external reviewer with relevant expertise in the form of limited, reasonable assurance or other appropriate format (such reviewer and form of assurance or other format to, in each case, be acceptable to the Green Loan Coordinator). “Reportable Event” means: (a) an event specified as such in section 4043(c) of ERISA, with respect to any Plan (other than a Multiemployer Plan), other than an event in relation to which the requirement to give 30 days' notice of that event is waived by any regulation; (b) the filing of a notice of intent to terminate any Plan, pursuant to section 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in section 4041(c) of ERISA); (c) the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Plan; (d) an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under section 4007 of ERISA); or (e) a failure of any Plan (other than a Multiemployer Plan) to meet the minimum funding standard under section 412 or 430 of the Code or section 302 of ERISA, whether or not waived, or to make a required contribution under section 412 or 430 of the Code to any Plan (other than a Multiemployer Plan) that would result in the imposition of an encumbrance. “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Resignation Letter" means a letter substantially in the form set out in Part B of Schedule 7 (Form of Resignation Letter). "Requested Loan" means, prior to the relevant Utilisation Date of a Loan, a Loan in respect of which the Bank has received a Utilisation Request. “Restricted Company” means: (a) an Obligor; and (b) a Material Company. “Rhyolite Ridge” means the joint venture project company to be incorporated for the development of Rhyolite Ridge Lithium mine in Nevada, US. "Sanctioned Person" means any individual or entity (for the avoidance of doubt, the term "entity" includes, but is not limited to, any government, group or terrorist organisation) who is a designated target of, or who is otherwise a subject of, Sanctions (including as a result of being owned or otherwise "controlled" directly or indirectly, by any individual or entity who is a designated target of, or who is otherwise a subject of, Sanctions). "Sanctions" means the economic or financial sanctions laws, regulations, trade embargoes or other restrictive measures (including measures in relation to the financing of terrorism) enacted, administered, implemented or enforced from time to time by any of the following: (a) the United Nations, including the United Nations Security Council; (b) the European Union, including the Council of the European Union and the European Commission, and any other competent bodies, institutions or agencies of the European Union; EXECUTION VERSION 20 Corporate Use (c) the government of the United States of America, and any department, division, agency, office or authority, including the Office of Foreign Asset Control (OFAC) of the United States Department of the Treasury, the United States Department of State and/or the United States Department of Commerce; and (d) the government of the United Kingdom, and any department, division, agency, office or authority including the Office of Financial Sanctions Implementation of His Majesty's Treasury and the Department for International Trade of the United Kingdom. "Scheduled Utilisation Date" means the date on which a Loan is scheduled to be utilised in accordance with Schedule 3 (Utilisation procedure). "Second Party Opinion" means the independent external review on the satisfactory alignment of the Green Financing Framework with the Green Loan Principles provided by Standard & Poor's Rating Services dated 11 November 2023; "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “Signature Date” means the date of this Agreement. "Social Matters" means all, or any of, the following: (a) labour and working conditions; (b) occupational health and safety; (c) rights and interests of vulnerable groups; (d) rights and interests of indigenous people; (e) gender equality; (f) public health, safety and security; (g) avoidance of forced evictions and alleviation of hardship arising from involuntary resettlement; and (h) stakeholder engagement. "Spread" means 2.05%. “Subordinated Shareholder Loan” means an intercompany loan from an Obligor to a Keliber Obligor provided that: (a) such loan must mature after the final maturity date of each of the Parallel Facilities; (b) there is no amortisation of such loan prior to the final maturity date of each of the Parallel Facilities; (c) such loan has a weighted average life greater than each of the Parallel Facilities; (d) the terms of such loan provide for any payments of interest or principal to be deferred and/or capitalised such that no repayment or payment in respect of such loan shall be made before the date falling 3 years after the Signature Date and thereafter any such repayment or payment shall only be made to the extent permitted pursuant to the terms of the Parallel Facilities and shall be subject to the Historic DSCR being greater than 1.40:1 as confirmed in the most recent Compliance Certificate delivered by the Parent in accordance with clause 17.2 (Compliance Certificate); and (e) until the maturity date of each of the Parallel Facilities, the terms of such loan provide that it cannot be accelerated or otherwise declared prematurely payable. "Subsidiary" means: (a) a subsidiary as defined in the Companies Act and shall include any person who would, but for not being a "company" under the Companies Act, qualify as a "subsidiary" as defined in the Companies Act; EXECUTION VERSION 21 Corporate Use (b) in relation to a French Guarantor, another company which is controlled by it within the meaning of articles L.233-3 of the French Code de commerce; or (c) in relation to any Finnish Obligor, a subsidiary (in Finnish: tytäryhteisö or tytäryhtiö) within the meaning of Chapter 8, Section 12 of the Finnish Companies Act and the Finnish Accounting Act (in Finnish: kirjanpitolaki, 1336/1997, as amended); "T2" means the real time gross settlement system operated by the Eurosystem, or any successor system. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Technical Description" means the technical description set out in Part I of Schedule 4 (Project requirements). “Thor US Holdco” means Thor US Holdco Inc. incorporated in the State of Delaware, United States. “UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland. "Uncovered Facility Agent" means Natixis as the facility agent under the Commercial Facility. “US” or “United States” means the United States of America. “US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), as amended, or any other United States federal or state bankruptcy, insolvency or similar law. “US Borrower” means a Borrower that is a US Person. “US Guarantor” means any Guarantor that is incorporated or organised under the laws of the United States or any state of the United States (including the District of Columbia) or that has a place of business or property in the United States. “US Person” has the meaning given to it in clause 1.1 (Definitions). "Utilisation" means a disbursement of a Loan. "Utilisation Certificate" means a certificate substantially in the form set out in Schedule 9 (Form of Utilisation Certificate). "Utilisation Date" means the Scheduled Utilisation Date. "Utilisation Request" means a notice substantially in the form set out in Schedule 8 (Form of Utilisation Request). "VAT" means: (a) any value added tax imposed in compliance with the Value Added Tax Act 1994; (b) any general service tax; and (c) any other tax of a similar nature and notably any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112). 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the "Bank", the "Borrower", any "Guarantor", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (ii) "assets" includes present and future properties, revenues and rights of every description;

EXECUTION VERSION 22 Corporate Use (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (iv) fraudulent transfer law means any applicable United States bankruptcy and fraudulent transfer and conveyance statute of any state of the United States and any related case law; (v) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vi) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (vii) "law" or "laws" means: (A) any applicable law, any applicable treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which is binding or applicable case law; and (B) EU Law; (viii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (ix) a provision of, or reference to a, law or regulation is a reference to that provision as amended or re-enacted from time to time; and (x) a time of day is a reference to Luxembourg time. (b) "Clauses", "Parts" and "Schedules" is, save if explicitly stipulated otherwise, a reference respectively to clauses, parts and schedules to this Agreement. Part, Clause and Schedule headings are for ease of reference only. (c) Words and expressions in the plural shall include the singular and vice versa. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) Terms defined in the GDPR, including the terms "controller", "data subject", "personal data", "processing" and "processor", have the same meanings when used in clause 29.10 (Data protection) or clause 29.11 (Independent controller). (f) A Default is "continuing" if it has not been remedied or waived. (g) The term including shall be construed to mean "including but not limited to". (h) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Bank. (i) A Mandatory Prepayment Drawstop Event is "continuing" if it has not been remedied or waived. (j) Wherever a determination, a consent or an action is to be made, given or performed by either of the Parties hereto, unless expressly provided herein to the contrary, such determination, consent or action shall be made, given or performed acting reasonably. EXECUTION VERSION 23 Corporate Use 1.3 Currency symbols and definitions (a) "$", "US$" and "dollars" denote the lawful currency of the United States. (b) "€", "EUR" and "euro" denote the single currency of the Participating Member States. (c) "R", "ZAR" and "rand" denote the official currency of South Africa. 1.4 Third party rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 1.5 French terms In this Agreement, where it relates to a French Guarantor, a reference to: (a) an administration, insolvency, dissolution or winding-up includes liquidation judiciaire, redressement judiciaire, sauvegarde, sauvegarde accélérée mandat ad hoc or conciliation proceedings under Livre Six of the French Code de commerce; (b) an attachment includes a saisie; (c) a corporate reconstruction, consolidation or an amalgamation includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d'actifs) and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce; (d) a moratorium includes a moratorium under a mandat ad hoc or conciliation procedure in accordance with articles L. 611-3 to L. 611-16 of the French Code de commerce; (e) gross negligence includes faute lourde; (f) a guarantee means any type of sûreté personnelle; (g) a security interest includes any type of security (sûreté réelle) and transfer by way of security; (h) a matured obligation means any créance certaine, liquide et exigible; (i) merger includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce; (j) trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under any applicable law; (k) a receiver includes an administrateur judiciaire, a mandataire ad hoc or a conciliateur; (l) wilful misconduct means dol. 1.6 Finnish terms In this Agreement, where it relates to a Finnish entity: (a) a reference to its constitutional documents means its up-to-date trade register extract (in Finnish: kaupparekisteriote) and articles of association (in Finnish: yhtiöjärjestys); (b) if any party to this Agreement that is incorporated in Finland (the Obligated Party) is required to hold an amount on trust on behalf of another party (the Beneficiary), the Obligated Party shall hold such money as agent for the Beneficiary in a separate account and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct; EXECUTION VERSION 24 Corporate Use (c) a reference to any transfer by novation in accordance with this Agreement, shall be deemed to take effect under Finnish law as an assignment (siirto) and assumption or transfer of such rights, benefits, obligations and security interests and each such assignment and assumption or transfer shall be in relation to the proportionate part of any security interests granted; (d) a reference to insolvency proceedings, a composition or assignment with any creditor includes a yrityssaneeraus or konkurssimenettely under the Finnish Bankruptcy Act (in Finnish: konkurssilaki, 120/2004, as amended) or the Finnish Reorganisation Act (in Finnish: laki yrityksen saneerauksesta, 47/1993, as amended) (as the case may be); (e) a reference to a liquidator, compulsory manager, receiver, bankruptcy trustee, administrative receiver or administrator includes a pesänhoitaja, selvittäjä, valvoja and selvitysmies under Finnish law, as applicable; (f) a reference to gross negligence includes törkeä tuottamus under Finnish law; (g) a reference to merger includes any sulautuminen implemented in accordance with Chapter 16 of the Finnish Companies Act and demerger includes any jakautuminen implemented in accordance with Chapter 17 of the Finnish Companies Act; and (h) a reference to a winding-up, administration or dissolution includes a selvitystila, purkaminen, or rekisteristä poistaminen under Chapter 20 of the Finnish Companies Act. 2. THE FACILITY 2.1 The Facility Subject to the terms of this Agreement, the Bank makes available to the Borrower the Facility. 2.2 Obligors' Agent (a) Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Bank and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (ii) the Bank to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. (c) The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by: (i) any actual or purported irregularity in any act done, or failure to act, by the Obligors' Agent; (ii) the Obligors' Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or EXECUTION VERSION 25 Corporate Use (iii) any actual or purported failure by, or inability of, the Obligors' Agent to inform any Obligor of receipt by it of any notification under the Finance Documents. (d) In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. 2.3 Green Loan Material Event (a) If: (i) the Borrower does not deliver a Report except where the non-provision of the Report is due to a technical or administrative reason, provided that the Borrower provides the Report within ten Business Days of such technical or administrative reason no longer applying; and/or (ii) there is a breach of clauses 16.25 (Use of Proceeds), 16.26 (Reports), 17.8 (Alignment with Green Loan Principles) or 17.9 (Second Party Opinion and Annual Reporting), then, in respect of each outstanding loan which is a Green Loan there shall be a "Green Loan Material Event". (b) The Borrower shall promptly upon becoming aware of it, notify the Bank of the occurrence of a Green Loan Material Event or any event which is reasonably likely to constitute a Green Loan Material Event. 2.4 Declassification Event of Green Loans (a) Upon the occurrence of a Green Loan Material Event and if such event or circumstance is capable of remedy, the Borrower shall have ninety (90) days to remedy such Green Loan Material Event in a manner satisfactory to the Bank (acting reasonably) (the "Remedy Period"). If the Borrower fails to remedy such Green Loan Material Event within the Remedy Period in a manner satisfactory to the Bank (acting reasonably) (a "Declassification Event"), as soon as reasonably practicable and within seven days of notice from the Bank of a Declassification Event, each Obligor and all members of the Group shall: (i) cease representing in all future internal and external communications, marketing or publications that the Loan is a Green Loan; and (ii) ensure that all future published information relating to the Loan no longer refers to it as a "Green Loan". (b) If, following the occurrence of a Declassification Event, the Borrower continues to represent in internal and external communications, marketing or publications that the Loan is a Green Loan, the Bank (acting reasonably) shall be entitled to issue a counter statement in relation to such communication, marketing or publication. 3. PURPOSE 3.1 Purpose (a) The Borrower shall apply all amounts borrowed by it under the Facility towards the financing of the Project and the refinancing of the USD 100,000,000 bridge inter-company loan made by Stillwater Mining Company to the Borrower pursuant to an inter-company loan agreement dated 11 June 2024 for the purposes of financing the Project and related costs, and, pending such application, shall hold such proceeds in the Proceeds Account or in such other manner as enables those amounts to be identified as relating to the Facility. (b) Without prejudice to clause 3.1(a), all amounts borrowed under the Facility shall be utilised by the Borrower for the financing or refinancing of amounts already expended on any investment in compliance with the "Use of Proceeds" principle under the Green Financing Framework. For this purpose, the Parties agree that the Project shall be eligible to be a “Green Project” for the purposes of the Green Loan Principles. (c) Pending application of amounts in compliance with paragraph 2.1 (Use of Proceeds) under the Green Financing Framework no such amounts shall be used for any other purpose, other than overnight or other short-term investment in cash and cash equivalents. No part of the proceeds of the Facility may be used for the purposes of an acquisition of all or part of a business, whether by acquisition of shares or assets. So long as the Facility is outstanding, the Borrower’s internal records will show, at any time, the portion of an amount equal to the net proceeds from the issuance of the Facility as allocated to Use of Proceeds as defined in the Green Financing Framework.

EXECUTION VERSION 26 Corporate Use 3.2 Monitoring The Bank is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Utilisation procedure Each Utilisation shall be made in accordance with the procedure set out in Schedule 3 (Utilisation procedure). 4.2 Initial conditions precedent (a) The initial Utilisation is subject to the Bank receiving all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to it on or before the date falling six Business Days before the Utilisation Date. (b) If the conditions precedent referred to in paragraph (a) above are not met within 60 days of the Signature Date, or such later date as the Bank and the Borrower may agree, the Bank may notify the Borrower that the Available Facility shall be cancellable on notice. 4.3 Conditions precedent to subsequent Utilisations Each subsequent Utilisation is subject to the Bank receiving all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in form and substance satisfactory to it on or before the date falling six Business Days before the Utilisation Date. 4.4 Further conditions precedent The Bank shall only disburse a Loan if on the Utilisation Date: (a) no Default and/or no Mandatory Prepayment Drawstop Event is continuing or would result from the disbursement of the Loan; (b) as a result of the Utilisation, drawings under each of the Parallel Facilities are pro rata on the Utilisation Date; (c) the Repeating Representations to be made by each Obligor are true in all material respects; and (d) in respect of the first Utilisation Date, on or prior to, such date: (i) confirmation of the issuance of the Finnvera Guarantee has been received by the Bank; and (ii) confirmation has been received that the conditions precedent to initial utilisation under each of the Parallel Facilities have been satisfied (or waived) (other than any corresponding condition in the Parallel Facilities). 4.5 Condition subsequent The Borrower shall no later than 90 days from the Signature Date provide the Bank with: evidence that a EUR 20,000,000 Subordinated Shareholder Loan from the Parent to the Borrower has been made (which shall be in addition to the minimum aggregate equity injection of EUR 250,000,000 made into the Borrower as a condition precedent to initial utilisation) in form and substance acceptable to the Bank. 4.6 Maximum number of Loans The Borrower may not deliver a Utilisation Request if: (a) as a result of the proposed Utilisation more than 5 Loans would be outstanding; and (b) it would result in more than one Utilisation Request having been delivered in any month, in each case, unless otherwise agreed between the Borrower and the Bank. EXECUTION VERSION 27 Corporate Use 5. REPAYMENT 5.1 Repayment of Loans (a) The Borrower shall repay the Loans in instalments by repaying on each Repayment Date an amount which reduces the amount of the outstanding aggregate Loans by an amount equal to the relevant percentage of all the outstanding Loans as at the close of business in Luxembourg on the last day of the Availability Period for the Facility as set out in the column "Repayment Instalment" of the Repayment Schedule. (b) Any amount outstanding (including interest, fees and costs) payable but unpaid on the Final Maturity Date shall be repaid in full on that date. (c) The Borrower shall not reborrow any part of the Facility which is repaid or prepaid. 6. VOLUNTARY PREPAYMENT AND CANCELLATION 6.1 Voluntary prepayment of Utilisations The Borrower may prepay the whole or any part of a Loan. 6.2 Voluntary prepayment mechanics (a) If the Borrower intends to make a voluntary prepayment, it shall deliver to the Bank, not earlier than 60 days and not later than 30 days prior to the proposed Prepayment Date, a Prepayment Request. (b) Following receipt of a Prepayment Request, the Bank shall send to the Borrower, not later than ten days prior to the relevant Prepayment Date, a Prepayment Notice. (c) The Borrower shall pay the amount specified in the Prepayment Notice on the relevant Prepayment Date. 6.3 Administrative Fee If the Bank accepts, in its sole discretion, a Prepayment Request with prior notice of less than 30 days, the Borrower shall pay to the Bank a fee of EUR 10,000 per each Loan requested to be prepaid, partly or in full, in consideration of the administrative costs incurred by the Bank in connection with such voluntary prepayment. In such case, the Bank will not be obliged to observe the deadlines to send the Prepayment Notice, as applicable, prescribed in this Agreement. 6.4 Voluntary cancellation The Borrower may, by notice to the Bank, cancel with immediate effect the whole or any part of the Available Facility. 7. MANDATORY PREPAYMENT AND CANCELLATION 7.1 Project cost reduction (a) The Borrower shall promptly inform the Bank if a Project Cost Reduction Event has occurred or is reasonably likely to occur. At any time after the occurrence of a Project Cost Reduction Event, the Bank may, by notice to the Borrower, cancel the Available Facility and/or demand prepayment of any outstanding Loans up to the amount(s) required to ensure the Project Cost Reduction Event ceases to continue. (b) For the purpose of this clause 7.1: (i) "Project Cost Reduction Event" means the amount of the Facility is more than: (A) 50 per cent; (B) when aggregated with the principal amount of any loan provided by another implementing partner under the InvestEU Fund to finance the Project, 50 per cent; and/or (C) 70 per cent when aggregated with the amount of any other funds from the European Union made available for the Project, EXECUTION VERSION 28 Corporate Use of the total cost of the Project upon its completion (EUR 723,340,000 as estimated by the Bank). 7.2 Non-EIB financing prepayment (a) The Borrower shall promptly inform the Bank if a Non-EIB Financing Prepayment Event has occurred or is reasonably likely to occur. At any time after the occurrence of a Non-EIB Financing Prepayment Event, the Bank may, by notice to the Borrower, cancel the Available Facility and/or demand prepayment of any outstanding Loans. (b) The proportion of the Available Facility that the Bank may cancel and the proportion of any outstanding Loans that the Bank may require to be prepaid shall not exceed the proportion that the prepaid or cancelled or repurchased amount of the Non-EIB Financing bears to the aggregate outstanding amount of all Non- EIB Financing. (c) For the purpose of this clause 7.2: "Non-EIB Financing" means any Financial Indebtedness originally provided to the Borrower and/or any other member of the Group by a creditor other than the Bank for a term of more than three years. "Non-EIB Financing Prepayment Event" means any event where the Borrower and/or any other member of the Group voluntarily prepays a part or the whole of any Non-EIB Financing or repurchases or cancels any creditor's commitment under any Non-EIB Financing, but excluding any voluntary prepayment, repurchase or cancellation: (i) made in relation to a revolving credit facility; or (ii) made from the proceeds of any indebtedness having a term not shorter than the unexpired term of such Non-EIB Financing prepaid; or (iii) where, following such event, the amount of any outstanding Loans and any other direct indebtedness made available by the Bank to the Borrower or any member of the Group, constitute less than twenty-five (25) per cent of the aggregate outstanding Non-EIB Financing to the Borrower and any member of the Group. 7.3 Change of control (a) If: (A) any person or group of persons acting in concert gains direct or indirect control of the Parent or the Borrower; or (B) there is any change in the ownership or control of Keliber or its Subsidiaries (including the Borrower) from that at the Signature Date, then the procedure referred to in clause 7.8 (General procedure in respect of specified prepayment events) shall be followed. (b) For the purpose of clause 8.3(a) above "control" of any entity means: (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (A) cast, or control the casting of, more than: (aa) if the shares are not listed, 50 per cent; or (bb) for so long as the shares are listed, unless another person or group of persons acting in concert has the power to cast or control the power of casting a higher percentage of such votes, 35 per cent, of the maximum number of votes that might be cast at a general meeting of that entity; or EXECUTION VERSION 29 Corporate Use (B) appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or (ii) the holding beneficially and legally, directly or indirectly, of more than 50 per cent) of the issued ordinary share capital of that entity. (b) For the purpose of clause 8.3(a) above "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the relevant entity by any of them, either directly or indirectly, to obtain or consolidate control of that entity. 7.4 Change of law (a) The Borrower shall promptly inform the Bank if it becomes aware of a Change of Law Event having occurred or being reasonably likely to occur. In such case, or if the Bank has reasonable grounds to believe that a Change of Law Event has occurred or is reasonably likely to occur, the Bank may request that the Borrower consult with it. Such consultation shall take place within 30 Business Days of the date of the Bank's request. If, after 30 Business Days from the date of such request for consultation, the Bank is of the reasonable opinion that the effects of such Change of Law Event cannot be mitigated to its satisfaction, the Bank may, by no less than ten Business Days’ notice to the Borrower, cancel the Available Facility and/or demand prepayment of any outstanding Loans. (b) For the purposes of this clause 7.4 (Change of Law), "Change of Law Event" means the enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) which occurs after the Signature Date and which is reasonably likely to have a material adverse effect on the Borrower’s or a Guarantor's ability to perform its material obligations under any Finance Document. 7.5 Illegality (a) Upon becoming aware of an Illegality Event: (i) the Bank shall promptly notify the Borrower; and (ii) the Bank may, by notice to the Borrower, cancel the Available Facility and/or demand prepayment of any outstanding Loans by the Borrower on the last day of the Interest Period for each Loan occurring after the Bank has notified the Borrower or, if earlier, the date specified by the Bank in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law). (b) For the purposes of this clause 7.5, "Illegality Event" means that it becomes unlawful in any applicable jurisdiction, or if it becomes contrary to any Sanctions, for the Bank to: (i) perform any of its obligations as contemplated under any Finance Document; or (ii) fund or maintain any Loan. 7.6 Non-Obligor Restricted Companies (a) Cross Default If: (i) any Financial Indebtedness of a Non-Obligor Restricted Company is not paid when due, or where there is an applicable grace period, within the originally applicable grace period; (ii) any Financial Indebtedness of a Non-Obligor Restricted Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); (iii) any commitment for any Financial Indebtedness of a Non-Obligor Restricted Company is cancelled or suspended by a creditor of such Non-Obligor Restricted Company as a result of an event of default (however described); or

EXECUTION VERSION 30 Corporate Use (iv) any creditor of Non-Obligor Restricted Company becomes entitled to declare any Financial Indebtedness of that Non-Obligor Restricted Company due and payable prior to its specified maturity as a result of an event of default (however described), and the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness arising pursuant to clauses 7.6(a)(i) to 7.6(a)(iv) above exceeds an amount of US$15,000,000 (or its equivalent in any other currency or currencies), then the Parent shall comply with clause 7.8 (General procedure in respect of specified prepayment events). (b) Insolvency If: (i) any Non-Obligor Restricted Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (ii) the board of directors of a Non-Obligor Restricted Company adopts a resolution declaring that relevant Non-Obligor Restricted Company to be "financially distressed" (as defined in the Companies Act) or the board of that Non-Obligor Restricted Company has not timeously delivered the written notice required in terms of section 129(7) of the Companies Act; or (iii) a moratorium is declared or takes effect in respect of any indebtedness of any Non-Obligor Restricted Company, then the Parent shall comply with clause 7.8 (General procedure in respect of specified prepayment events). (c) Insolvency Proceedings If: (i) any corporate action, legal proceedings or other procedure or step is taken in relation to: (A) the suspension of payments, the commencement of business rescue proceedings (whether by any Non-Obligor Restricted Company or by any other person under section 129 of the Companies Act or pursuant to an application by an "affected person" under section 131 of the Companies Act or by the court during any other proceedings in respect of any member of the Group), a moratorium of any Financial Indebtedness, liquidation, winding-up, dissolution, administration, judicial management, or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Non-Obligor Restricted Company; (B) a composition, compromise, assignment or arrangement with any creditor of any Non- Obligor Restricted Company; (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of any Non-Obligor Restricted Company; (D) enforcement of any Encumbrance over any assets of any Non-Obligor Restricted Company; or (E) any analogous procedure or step is taken in any jurisdiction, and in each case such procedure or proceedings are not contested in good faith nor discharged within 30 days (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction); or (ii) a resolution is passed by the board of directors of a Non-Obligor Restricted Company, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any Non-Obligor Restricted Company or any analogous procedure or step is taken in any jurisdiction, EXECUTION VERSION 31 Corporate Use then the Parent shall comply with clause 7.8 (General procedure in respect of specified prepayment events). (d) Creditors' Process If the operation of an attachment, sequestration, distress or execution that affects a material part of the assets or revenues of a Non-Obligor Restricted Company arises and is not discharged within 21 days of such event occurring, then the Parent shall comply with clause 7.8 (General procedure in respect of specified prepayment events). 7.7 Guarantor Threshold Test If: (c) the Guarantor Threshold Test is not met on any date upon which it is tested in accordance with clause 21.15 (Guarantors); (d) within 30 days of the date of the Compliance Certificate showing that the Guarantor Threshold Test has not been met, all positive EBITDA contributing wholly owned Subsidiaries of the Parent are or have become Guarantors; and (e) the Parent has failed, after using all reasonable endeavours, to procure that such number of non-wholly owned Subsidiaries as is required to meet the Guarantor Threshold Test have acceded to this Agreement as Additional Guarantors in accordance with the procedure set out in clause 24.2 (Additional Guarantors) within 30 days of the Compliance Certificate showing that the Guarantor Threshold Test has not been met, then the Parent shall comply with the provisions of clause 7.8 (General procedure in respect of specified prepayment events). 7.8 General procedure in respect of specified prepayment events If any of the events specified in clause 7.3 (Change of control), clause 7.6 (Non-Obligor Restricted Companies) or clause 7.7 (Guarantor Threshold Test) occurs, then: (a) the Parent shall promptly notify the Bank upon becoming aware of that event; (b) the Parent shall enter into negotiations with the Bank for a period of not more than 60 days from the date of the notice referred to in clause 7.8(a) above, with a view to agreeing terms and conditions acceptable to the Parent and the Bank for the continuation of the Facility; (c) during the negotiation period referred to in clause 7.8(b) above, the Bank shall not be obliged to fund a Utilisation; and (d) if an agreement is not reached during the negotiation period referred to in clause 7.8(b) above, and if the Bank so requires after the negotiation period referred to in clause 7.8(b) above has ended, the Bank shall, by not less than 30 days' notice to the Parent, cancel the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents in respect of the Bank due and payable, in which case the Loan will be cancelled and the outstanding Loan together with accrued interest and all other amounts accrued under the Finance Documents will become due and payable on the date set out in the relevant notice. 7.9 Sanctions (a) If: (i) a misrepresentation or statement made under Paragraph 1.1 in Part II (EIB policy representations) of Schedule 5 (EIB Policy Requirements) is or proves to be misleading in any respect when made or deemed to be made; or (ii) a breach of the undertakings contained in Paragraph 1.6 in Part IV (EIB policy undertakings) of Schedule 5 (EIB Policy Requirements) occurs, EXECUTION VERSION 32 Corporate Use each Obligor shall notify the Bank promptly upon becoming aware of that event (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) If any event contemplated by clause 7.8(a) occurs, the following shall apply: (i) upon the Bank receiving a notice from an Obligor under clause 7.8(a), the Bank shall not be obliged to fund any Utilisation; and (ii) if the Bank so requires, the Bank shall, by not less than ten days' notice to the Parent, cancel the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents due and payable, in which case the Facility will be cancelled and the Bank’s participation in all such outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents will become due and payable on the date set out in the relevant notice. 7.10 Mandatory prepayment under Finnvera Covered Facility and Commercial Facility (a) If any of the events specified in clause 8.1 (Change of control), clause 8.2 (Non-Obligor Restricted Companies), clause 8.3 (Guarantor Threshold Test), clause 8.4 (General procedure in respect of specified prepayment events) or 7.2 (Finnvera Guarantee Event) of the Finnvera Covered Facility or clause 8.1 (Change of control), clause 8.2 (Non-Obligor Restricted Companies), clause 8.3 (Guarantor Threshold Test) or clause 8.4 (General procedure in respect of specified prepayment events) of the Commercial Facility occurs, the Parent shall notify the Bank promptly upon becoming aware of that event. (b) If an event contemplated by paragraph (a) above occurs, the following shall apply (i) upon the Bank receiving a notice from an Obligor under paragraph (a) above; (ii) the Bank shall not be obliged to fund any Utilisation; (iii) if applicable, the Parent will enter into negotiations with the Bank at the same time and together with the Finnvera Lenders and the Commercial Lenders; and (iv) Following the expiry of any time period set out in clause 8.4 (General procedure in respect of specified prepayment events) of the Uncovered Commercial Facility or clause 8.4 (General procedure in respect of specified prepayment events) of the Finnvera Covered Facility (as applicable), if the Bank so requires, it shall, by not less than the same number of days' notice as given to the Parent under the Finnvera Covered Facility and/or Commercial Facility (as applicable), cancel the Available Facility and declare the outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents due and payable, in which case the Available Facility will be cancelled and the outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents will become due and payable on the date set out in the relevant notice. 8. RESTRICTIONS 8.1 Notices of cancellation or prepayment (a) Sums due under clauses 7.1 (Project cost reduction), 7.2 (Non-EIB financing prepayment), 7.4 (Change of law) and 7.9 (Sanctions) shall be payable by the Borrower within 30 days of demand by the Bank or within any longer period specified in the Bank's demand. (b) Any notice of cancellation or Prepayment Request from the Borrower under clause 6 (Voluntary Prepayment and Cancellation), any notice of cancellation under clause 7 (Mandatory Prepayment and Cancellation), and any notice of termination under Schedule 3 (Utilisation Procedure) shall (subject to the terms of those clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (c) At the end of the Availability Period, unless otherwise notified by the Bank to the Borrower, the Available Facility shall be immediately cancelled, without any further notice from the Bank to the Borrower. EXECUTION VERSION 33 Corporate Use 8.2 Interest and other amounts (a) Any prepayment under this Agreement or payment of a sum demanded by the Bank pursuant to clause 7 (Mandatory Prepayment and Cancellation) shall be made together with accrued interest on the amount prepaid and, subject to any Administrative Fee, without premium or penalty. (b) Principal and interest under this Agreement shall be payable in the currency of the relevant Loan and other payments, if any, shall be made in the currency specified by the Bank. 8.3 Prepayment in accordance with the Agreement (a) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Available Facility except at the times and in the manner expressly agreed pursuant to the terms of this Agreement. (b) In case of: (i) a partial voluntary prepayment of a Loan that is repaid in instalments, the Prepayment Amount shall be applied pro rata to each outstanding instalment, or, at the request of the Borrower, in inverse order of maturity; or (ii) a partial mandatory prepayment of a Loan that is repaid in instalments, the Prepayment Amount shall be applied in reduction of the outstanding instalments in inverse order of maturity. 8.4 No reinstatement of the Available Facility (a) No amount of the Available Facility cancelled under this Agreement may be subsequently reinstated. 8.5 Pro rata prepayment of Parallel Facilities Any prepayment of a Loan under clause 6.1 (Voluntary prepayment of Utilisations) shall only be permitted to be made if a pro rata prepayment of the outstanding loans under each of the other Parallel Facilities is made on the same date. 9. INTEREST 9.1 Payment of interest The Borrower shall pay interest on the outstanding balance of each Loan at the Floating Rate in arrear on the relevant Interest Payment Dates. If the period from the Utilisation Date to the first Interest Payment Date is 15 days or less, then the payment of interest accrued during such period shall be postponed to the following Interest Payment Date. 9.2 Calculation of interest (a) The Bank shall notify the Borrower of the Floating Rate within 10 days of the commencement of each Interest Period. (b) Interest in respect of each Interest Period will be calculated in accordance with clause 29.4 (Day count convention). 9.3 Default interest (a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on any overdue amount from the due date up to the date of actual payment (both before and after judgment) at an annual rate equal to: (i) in case of a Loan – the applicable Floating Rate plus two per cent; (ii) in case of amounts other than under paragraph (i) above – the Benchmark Rate plus two per cent. (b) Notwithstanding paragraph (a) above, if the overdue sum is in a currency for which no Benchmark Rate is specified under this Agreement, the Bank shall apply the relevant benchmark rate, or as determined by the Bank, the relevant risk-free rate that is generally used by the Bank for transactions in that currency plus two per cent, calculated in accordance with the market practice for such rate.

EXECUTION VERSION 34 Corporate Use (c) Any interest accruing under this clause 9.3 will be payable by the Borrower immediately on demand by the Bank. (d) For the purpose of determining the Benchmark Rate in relation to paragraph (a)(ii), the relevant periods within the meaning of Schedule 6 (Benchmark Rate) shall be successive periods of one month commencing on the due date. 10. CHANGES TO THE CALCULATION OF INTEREST 10.1 Market disruption If at any time from the Signature Date to the date falling 20 Business Days prior to the Utilisation Date for Loans to be utilised, a Market Disruption Event occurs, the Bank may notify the Borrower that clause 10.2 (Recalculation of the rate of interest) shall apply to that Loan. 10.2 Recalculation of the rate of interest The rate of interest previously agreed for the relevant Loan shall no longer be applicable and instead the rate of interest on the relevant Loan, until the Final Maturity Date shall be the percentage rate per annum notified by the Bank to the Borrower being the rate (expressed as a percentage per annum) determined by the Bank to be the all- inclusive cost to the Bank of funding of the relevant Loan based upon the then applicable internally generated Bank reference rate or an alternative rate determination method determined by the Bank. The Borrower shall have the right to refuse such Utilisation within the deadline specified in the notice and shall bear charges (if any) incurred as a result, in which case the Bank shall not disburse the Loan. If the Borrower does not refuse the Utilisation in time, the Utilisation and the conditions thereof shall be fully binding on all Parties. The relevant Spread previously agreed shall no longer be applicable. 10.3 Break costs on acceleration In the event of an acceleration pursuant to clause 23.20 (Acceleration), the Borrower shall pay to the Bank, together with any amount demanded by the Bank under clause 23.20 (Acceleration), a sum equal to the present value of 0.19 per cent per annum calculated and accruing on the amount of principal due to be prepaid or the amount of any Requested Loan the Utilisation of which is terminated, in the same manner as interest would have been calculated and would have accrued if that amount had remained outstanding according to the applicable repayment schedule of the Loan, until the Final Maturity Date. The value shall be calculated at a discount rate equal to the Redeployment Rate applied as of each relevant Interest Payment Date. Amounts due by the Borrower pursuant to this clause 10.3 shall be payable on the date specified in the Bank's demand. 11. FEES 11.1 Appraisal fee (a) The Borrower shall pay to the Bank within 90 days of the Signature Date an upfront appraisal fee of 65 bps (0.65%) on the Available Facility in respect of the appraisal conducted by the Bank in relation to the Project. (b) The Borrower authorises the Bank to withhold the upfront appraisal fee from the initial Utilisation, if such initial Utilisation takes place before the end of the period specified in paragraph (a) above. The amount withheld by the Bank shall be treated as having been utilised by the Borrower under such Utilisation. (c) If the Facility is cancelled in full under clause 7 (Mandatory Prepayment and Cancellation) or clause 23.20(i) (Acceleration) before the end of the period specified in paragraph (a) above, the Borrower shall pay to the Bank the upfront appraisal fee on the date of such cancellation. 11.2 Commitment fee (a) The Borrower shall pay to the Bank a fee in euro computed at a rate of 72 bps (0.72%) on the Available Facility (which, for this clause 11.2, shall include the aggregate amount of Requested Loans which have not yet been utilised) from the Signature Date to the last day of the Availability Period. EXECUTION VERSION 35 Corporate Use (b) The accrued commitment fee is payable: (i) on the last day of each successive period of six (6) Months which ends during the Availability Period; (ii) on the last day of the Availability Period; and (iii) if the Available Facility is cancelled in full, on the cancelled amount of the Available Facility at the time specified by the Bank (being no earlier than the time the cancellation is effective). 12. TAX GROSS UP AND INDEMNITIES 12.1 Definitions (a) In this Agreement: Bank Levy means any amount payable by the Bank on the basis of, or in relation to, its balance sheet or capital base or any part of it or its liabilities or minimum regulatory capital or any combination thereof (including, without limitation, the French taxe pour le financement du fonds de soutien aux collectivités territoriales levied pursuant to article 235 ter ZE bis of the French Code géneral des impôts); Finnish Qualifying Lender means the Bank if it: (a) is beneficially entitled to an interest payment under a Finance Document and which fulfils the conditions imposed by Finnish law in order for such interest payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; or (b) is a Finnish Treaty Lender; Finnish Treaty Lender means the Bank if it: (a) is treated as resident of a Finnish Treaty State for the purposes of the Finnish Treaty; or (b) does not carry on business in Finland through a permanent establishment with which the Bank's Loan is effectively connected; and (c) fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed on all interest payments under the Finance Documents by Finland, subject to the completion of any necessary procedural formalities; Finnish Treaty State means a jurisdiction having a double taxation agreement with Finland (the Finnish Treaty), which makes provision for full exemption from Tax imposed by Finland on all interest payments under the Finance Documents; French Qualifying Lender means the Bank if it: (a) is entitled to an interest payment under a Finance Document and which fulfils the conditions imposed by French Law in order for such interest payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; or (b) is a French Treaty Lender; French Treaty Lender means the Bank if it (a) is treated as resident of a French Treaty State for the purposes of the French Treaty; (b) does not carry on business in France through a permanent establishment with which the Bank's Loan is effectively connected; and EXECUTION VERSION 36 Corporate Use (c) fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed on all interest payments under the Finance Documents by France, subject to the completion of any necessary procedural formalities; French Treaty State means a jurisdiction having a double taxation agreement with France (the French Treaty), which makes provision for full exemption from Tax imposed by France on all interest payments under the Finance Documents; Protected Party means the Bank if it is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document; Qualifying Lender means in respect of a relevant Obligor, other than an Obligor that is a US Person, French Obligor or Finnish Obligor, the Bank if it is beneficially entitled to interest payable to it in respect of an advance under a Finance Document and: (a) it fulfils any conditions imposed by the laws of the tax residence state of the relevant Obligor in order for a payment of interest not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; (b) is a Treaty Lender; or (c) otherwise entitled to receive payments of interest under this Agreement without any Tax Deduction; Tax Credit means a credit against, relief or remission for, or repayment of any Tax; Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction; Tax Payment means either the increase in a payment made by an Obligor to the Bank under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity); Treaty Lender means with respect to the tax residence state of the relevant Obligor, other than the United States, Finland or France, the Bank if it: (a) is treated as a resident of a Treaty State for the purposes of a Treaty; (b) does not carry on a business in the tax residence state of the relevant Obligor through a permanent establishment with which the Bank's Loan is effectively connected; and (c) otherwise qualifies under the terms of a Treaty for full exemption from tax imposed by the tax residence state of the relevant Obligor on interest, subject to the completion of any necessary procedural formalities; Treaty State means a jurisdiction having a double taxation agreement (a Treaty) in force with the tax residence state of the relevant Obligor which makes provision for full exemption from Tax imposed by the tax residence state of the relevant Obligor on interest; US Person means a "United States person" as defined in Section 7701(a)(30) of the Code and includes an entity that is disregarded as separate from a United States person (as defined in such section) for US federal income tax purposes provided that an Obligor that is a disregarded entity and not organised under the laws of the United States, a State thereof, or the District of Columbia shall not be treated as a United States person unless the Parent has notified the Bank that such disregarded entity is treated as a United States person for US federal income tax purposes; EXECUTION VERSION 37 Corporate Use US Qualifying Lender means the Bank if it is: (a) a US Person; or (b) a US Treaty Lender; or (c) otherwise entitled to receive all payments under the Finance Documents without deduction or withholding of any US federal withholding Taxes (excluding any Taxes imposed under FATCA) if such payments were made by a US Borrower; and US Treaty Lender means the Bank if it: (a) is treated as a resident (for purposes of the applicable Treaty) in a jurisdiction having a double taxation Treaty with the United States which makes provisions for full exemption from US federal withholding Taxes on payments under the Finance Documents; (b) does not carry on a business in the United States through a permanent establishment with which the Bank's Loan is effectively connected; and (c) fulfils any conditions which must be fulfilled under the treaty for residents of such jurisdiction to obtain full exemption from US federal withholding Taxes on payments to the Bank under a Finance Document if such payments were made by a US Borrower. Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Bank accordingly. Similarly, the Bank shall notify the Parent and relevant Obligor on becoming so aware in respect of a payment payable to it. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) A payment shall not be increased under clause 12.2(c) above by reason of a Tax Deduction on account of Tax imposed by the tax residence state of the relevant Obligor, other than the United States, Finland or France, if on the date on which the payment falls due: (i) the payment could have been made to the Bank without a Tax Deduction if the Bank had been a Qualifying Lender, but on that date that Bank is not or has ceased to be a Qualifying Lender other than as a result of any change after the Signature Date in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (ii) the Bank is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Bank without the Tax Deduction had the Bank complied with its obligations under clause 12.2(g) below. (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

EXECUTION VERSION 38 Corporate Use (f) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Bank ,as Party entitled to the payment evidence reasonably satisfactory to the Bank that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to make or to obtain authorisation to make that payment without a Tax Deduction. (h) A payment shall not be increased under clause 12.2(c) above by reason of a Tax imposed by the United States if, on the date the payment falls due: (i) the payment could have been made to the Bank without a Tax Deduction if the Bank had been a US Qualifying Lender, but on that date the Bank is not or has ceased to be a US Qualifying Lender other than as a result of any change after the Signature Date in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority binding on the Bank; or (ii) the Bank has not complied with its obligations under clause 12.2(g). (i) A payment shall not be increased under clause 12.2(c) above by reason of a Tax Deduction on account of Tax imposed by Finland, if on the date on which the payment falls due: (i) the payment could have been made to the Bank without a Tax Deduction if the Bank had been a Finnish Qualifying Lender, but on that date the Bank is not or has ceased to be a Finnish Qualifying Lender other than as a result of any change after the Signature Date in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; or (ii) the payment could have been made to the Bank without the Tax Deduction had the Bank complied with its obligations under paragraph 12.2(g) above. (j) A payment shall not be increased under clause 12.2(c) above by reason of a Tax Deduction on account of Tax imposed by France, if on the date on which the payment falls due: (i) the payment could have been made to the Bank without a Tax Deduction if the Bank had been a French Qualifying Lender, but on that date the Bank is not or has ceased to be a French Qualifying Lender other than as a result of any change after the Signature Date in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; (ii) the payment could have been made to the Bank without the Tax Deduction had the Bank complied with its obligations under paragraph 12.2(g) above; or (iii) the payment is made to an account opened in the name of or for the benefit of the Bank in a financial institution situated in a Non-Cooperative Jurisdiction (including in case of change (or in the interpretation, administration, or application) of any law or any published practice or published concession of any relevant taxing authority). 12.3 Tax indemnity (a) The Parent shall (within three Business Days of demand by the Bank) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Clause 12.3(a) above shall not apply: EXECUTION VERSION 39 Corporate Use (i) with respect to any Tax assessed on the Bank under the law of the jurisdiction in which it is incorporated or, if different, the jurisdiction (or jurisdictions) in which it is treated as resident for tax purposes, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Bank; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under clause 12.2 (Tax gross-up); (B) would have been compensated for by an increased payment under clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in clauses 12.2(d), 12.2(h), 12.2(i) or 12.2(j) applied; (C) relates to a FATCA Deduction required to be made by a Party; or (D) except for changes described in clause 13 (Increased Costs and Indemnity), is attributable to a Bank Levy. 12.4 Tax Credit (a) If an Obligor makes a Tax Payment and the Bank determines that: (i) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (ii) it has obtained and utilised that Tax Credit, the Bank shall pay an amount to the Obligor which it determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. (b) The Bank has sole and absolute discretion as to how it organises its Tax affairs and is not under any obligation to utilise any amount of the Tax Payment as a Tax Credit. (c) The Bank has no obligations to disclose any information whatsoever regarding its tax affairs to any other Party. 12.5 Stamp taxes The Parent shall pay and, within three Business Days of demand, indemnify the Bank against any cost, loss or liability that the Bank incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.6 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to the Bank which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by the Bank to any Party under a Finance Document and the Bank is required to account to the relevant tax authority for the VAT, that Party must pay to the Bank (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Bank must promptly provide an appropriate VAT invoice to that Party). (b) Where a Finance Document requires any Party to reimburse or indemnify the Bank for any cost or expense, that Party shall reimburse or indemnify (as the case may be) the Bank for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Bank EXECUTION VERSION 40 Corporate Use reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (c) In relation to any supply made by the Bank to any Party under a Finance Document, if reasonably requested by the Bank, that Party must promptly provide the Bank with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Bank's VAT reporting requirements in relation to such supply. 12.7 FATCA Information (a) Subject to clause 12.7(c) below, each Party shall, within 10 Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to clause 12.7(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Clause 12.7(a) above shall not oblige the Bank to do anything, and clause 12.7(a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 12.7(a)(i) or 12.1(a)(ii) above (including, for the avoidance of doubt, where clause 12.7(c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) The Bank shall provide any withholding certificate, withholding statement, document, authorisation or waiver pursuant to this clause 12.7 to the Borrower. (f) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Bank pursuant to this clause 12.7 is or becomes materially inaccurate or incomplete, the Bank shall promptly update it. The Bank shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower. (g) The Bank may rely on any withholding certificate, withholding statement, document, authorisation or waiver pursuant to this clause 12.7 without further verification. The Bank shall not be liable for any action taken by it under or in connection with clause 12.7(e) or clause 12.7(f) above. 12.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in EXECUTION VERSION 41 Corporate Use respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Bank. 13. INCREASED COSTS AND INDEMNITY 13.1 Increased Costs (a) The Borrower shall, within three Business Days of a demand by the Bank, pay the Bank the amount of any Increased Costs incurred by the Bank as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the Signature Date. (b) In this Agreement "Increased Costs" means: (i) a reduction in the rate of return from the Facility or on the Bank's overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by the Bank to the extent that it is attributable to the Bank having entered into any Finance Document or funding or performing its obligations under any Finance Document. 13.2 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of: (i) making or filing a claim or proof against that Obligor; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Bank, to whom that Sum is due, against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 13.3 Other indemnities (a) The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Bank against any cost, loss or liability incurred by the Bank as a result of: (i) the occurrence of any Event of Default; (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date; (iii) funding, or making arrangements to fund, its Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Bank alone); or

EXECUTION VERSION 42 Corporate Use (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Parent. (b) The Parent shall (or shall procure that an Obligor will) promptly indemnify the Bank and each officer or employee of the Bank, against any cost, loss or liability incurred by the Bank (or officer or employee of the Bank) in connection with or arising out of the use of the proceeds of the Facility (or portion thereof) for funding an acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning an acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of the Bank (or employee or officer of the Bank). Any officer or employee of the Bank may rely on this clause 13.3(b) subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act. 13.4 Indemnity to the Bank The Parent shall (or shall procure that an Obligor will) promptly indemnify the Bank against any cost, loss or liability incurred by the Bank (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. 14. COSTS AND EXPENSES 14.1 Transaction expenses The Parent shall (or shall procure that an Obligor will) promptly on demand pay the Bank the amount of all costs and expenses (including legal fees subject to any agreed cap) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of: (a) this Agreement and any other documents referred to in this Agreement; and (b) any other Finance Documents, whether or not any Finance Document is executed, provided that such costs and expenses are agreed with the Parent in advance of them having been incurred (such agreement not to be unreasonably withheld or delayed). 14.2 Amendment costs If: (a) an Obligor requests an amendment, waiver or consent in respect of a Finance Document or any document referred to in this Agreement; or (b) an amendment is required pursuant to clause 26.5 (Change of currency), the Parent shall (or shall procure that an Obligor shall), within the period specified in the demand for reimbursement issued by the Bank (which shall not be less than five Business Days), reimburse the Bank for the amount of all costs and expenses (including legal fees, subject to any agreed cap) reasonably incurred by the Bank in responding to, evaluating, negotiating or complying with that request or requirement. 14.3 Enforcement costs The Parent shall (or shall procure that an Obligor will), within the period specified in the demand for payment issued by the Bank (which shall not be less than three Business Days), pay to the Bank the amount of all costs and expenses (including legal fees) incurred by the Bank in connection with the enforcement of, or the preservation of any rights under, any Finance Document. EXECUTION VERSION 43 Corporate Use 15. GUARANTEE AND INDEMNITY 15.1 Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally: (a) guarantees to the Bank punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents; (b) undertakes with the Bank that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with the Bank that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Bank immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 15 if the amount claimed had been recoverable on the basis of a guarantee. 15.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 15.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Bank in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 15.4 Waiver of defences The obligations of each Guarantor under this clause 15 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 15 (without limitation and whether or not known to it or the Bank) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non- presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or EXECUTION VERSION 44 Corporate Use (g) any insolvency or similar proceedings. 15.5 Immediate recourse Each Guarantor waives any right it may have of first requiring the Bank (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 15. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 15.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Bank (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by the Bank (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 15. 15.7 Deferral of Guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Bank otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 15: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Bank under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Bank; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 15.1 (Guarantee and indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with the Bank. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Bank by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Bank and shall promptly pay or transfer the same to the Bank or as the Bank may direct for application in accordance with clause 26 (Payment mechanics). 15.8 Release of Guarantors' right of contribution If any Guarantor ceases to be a Guarantor (a “Retiring Guarantor”) in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: EXECUTION VERSION 45 Corporate Use (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Bank under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 15.9 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Bank. 15.10 US Guarantee limitations Terms used in this clause 15.10 are to be construed in accordance with any applicable fraudulent transfer laws: (a) Each Guarantor acknowledges that it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents. (b) The Bank agrees that, to the extent that any US Bankruptcy Law or any fraudulent transfer law is applicable to this guarantee, the maximum liability of each Guarantor under this clause 15 and under the other Finance Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors. (c) Each US Guarantor represents and warrants to the Bank that: (i) the aggregate amount of its debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets; (ii) its capital is not unreasonably small to carry on its business as it is being conducted; (iii) it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and (iv) it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors. (d) Each representation and warranty in this clause 15.10: (i) is made by each US Guarantor on the Signature Date. (ii) is deemed to be repeated by: (A) each Additional Guarantor on the date that Additional Guarantor becomes a US Guarantor; and (B) each US Guarantor on the date of each Utilisation Request and the first day of each Interest Period; and (iii) is, when repeated, applied to the circumstances existing at the time of repetition. 15.11 US guarantee limitations continued Notwithstanding any other term or provision of this Agreement or any other Finance Document, with respect to an Obligor:

EXECUTION VERSION 46 Corporate Use (a) no member of the Group that is (i) a "controlled foreign corporation" (as defined in Section 957(a) of the Code) (a CFC), (ii) an entity substantially all the assets of which consist of either (A) equity interests of one or more CFCs or (B) equity and debt interests of one or more CFCs (a FSHCO), (iii) a subsidiary of a CFC or FSHCO, or (iv) a disregarded entity, any assets of which consist of voting stock of an indirect subsidiary that is a CFC (a DRE), will have any obligation or liability, directly or indirectly, as Guarantor or otherwise under this Agreement or any Finance Document with respect to any obligation or liability arising under any Finance Document of an Obligor (an Obligation); (b) none of the assets or property of a CFC, FSHCO or subsidiary of a CFC or a FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO) will be required to be used directly or indirectly as security for any Obligation; and (c) not more than 65 per cent of the stock or other equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of a person that is a direct CFC, FSHCO or DRE will be required to be pledged directly or indirectly as security for any Obligation. 15.12 Guarantee Limitations – South Africa This guarantee does not apply to any liability to the extent it would result in a breach of the approvals obtained from the Financial Surveillance Department of the South African Reserve Bank obtained for this guarantee as it relates to Guarantors that are subject to exchange control regulation in South Africa provided those approvals have been disclosed to and approved by the Bank pursuant to clause 4.2 (Initial conditions precedent) or otherwise pursuant to this Agreement. 15.13 French guarantee limitations (a) The obligations and liabilities of each French Guarantor under the Finance Documents, for the payment obligations, under this Agreement, of any other Obligors which are not direct or indirect Subsidiaries of such French Guarantor shall be limited at any time to an amount equal to the aggregate of the proceeds of the Loans directly or indirectly on-lent by any other Obligor to that French Guarantor or any of its subsidiaries under intercompany loans (including pursuant to cash pooling arrangements) or similar arrangements and outstanding on the date a payment is requested to be made by such French Guarantor under this guarantee (the “Maximum Guaranteed Amount”), it being specified that notwithstanding any other provisions of this Agreement, any payment made by such French Guarantor under such guarantee in respect of the payment obligations of any other Obligor shall immediately reduce pro tanto the outstanding amount of the intra-group loans, or any sums, due by such French Guarantor under such intra-group loan (including pursuant to cash pooling arrangements) or similar arrangements referred to above. (b) The obligations and liabilities of any French Guarantor under the Finance Documents, for the payment obligations, under this Agreement or any Finance Documents, of each of its direct or indirect Subsidiaries which are or become Obligor from time to time under the Finance Documents shall cover all amounts incurred by such Subsidiary (x) as Borrower only but not as Guarantor (if they are not Obligors incorporated under the laws of France) or (y) as Borrower and/or, subject to the provisions of paragraph (a) above, Guarantors (if they are incorporated under the laws of France). (c) For the avoidance of doubt, any payment made by a French Guarantor under paragraph (a) above shall reduce the Maximum Guaranteed Amount. (d) It is acknowledged that no French Guarantor is acting jointly and severally with the other Guarantors and no French Guarantor shall therefore be considered as "co-débiteur solidaire" as to its obligations pursuant to the guarantee given pursuant therewith. 15.14 Finnish guarantee limitations Notwithstanding anything to the contrary in any of the Finance Documents, the guarantee and indemnity obligations provided under this clause 15 by any Finnish Guarantor from time to time, which is a Subsidiary of the Borrower EXECUTION VERSION 47 Corporate Use shall be limited if and to the extent (and only to the extent) required by the application of the mandatory provisions of the Finnish Companies Act regulating: (i) unlawful financial assistance, as provided in Chapter 13, Section 10 of the Finnish Companies Act, and (ii) distribution of assets, as provided in Chapter 13, Section 1 of the Finnish Companies Act. 16. REPRESENTATIONS AND WARRANTIES Each Obligor makes the representations and warranties in respect of itself and, where expressly provided, each Restricted Company or Subsidiary (as the case may be), set out in this clause 16 and the Policy and Project Representations to the Bank on the Signature Date. 16.1 Status (a) Each Restricted Company is a limited liability company or corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. (b) Each Restricted Company has the power to own its assets and carry on its business as it is being conducted. 16.2 Binding obligations The obligations expressed to be assumed by each Obligor in each Finance Document to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations. 16.3 Non-conflict with other obligations The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with: (a) any law or regulation applicable to it; (b) its constitutional documents; or (c) any material agreement or instrument binding upon it or any of its assets. 16.4 Power and authority Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. 16.5 Validity and admissibility in evidence All Authorisations required: (a) to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and (b) for the validity or enforceability of any Finance Document to which each Obligor is a party or to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect including, without limitation, any authorisation required from the South African Reserve Bank. 16.6 Governing law and enforcement (a) Subject to the Legal Reservations, the choice of law specified as the governing law of the Finance Documents to which each Obligor is a party will be recognised and enforced in its jurisdiction of incorporation. (b) Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation. EXECUTION VERSION 48 Corporate Use 16.7 Insolvency (a) No Restricted Company has taken any corporate action, nor have any legal proceedings or creditors' process been started or (to the best of its knowledge and belief) threatened in writing against it, for its winding-up, dissolution or business rescue, or for the appointment of a liquidator, business rescue practitioner or similar officer of it or of its assets. (b) No Restricted Company is "financially distressed" (as defined in the Companies Act or in respect of any Finnish Obligor, in the Finnish Companies Act), to the extent that any inter-company loans (which are fully subordinated to the liabilities of the Obligors under the Finance Documents and are between Obligors) are excluded from the calculation of the fair value of such Restricted Company's liabilities. 16.8 No filing or stamp taxes Except to the extent set out in any legal opinion provided pursuant to the Finance Documents, under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents. 16.9 No deduction of Tax As at the Signature Date, it is not required to make any Tax Deduction from any payment it may make under this Agreement. 16.10 No default (a) As at the Signature Date and the first Utilisation Date, no Default is continuing or might reasonably be expected to result from the entry into of, or the performance of any transaction contemplated by, the Finance Documents nor from its making use of any Utilisation. (b) As at any date falling after the first Utilisation Date, no Event of Default is continuing or might reasonably be expected to result from the entry into of, or the performance of any transaction contemplated by, the Finance Documents nor from it making use of any Utilisation. (c) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which could reasonably be expected to have a Material Adverse Effect. 16.11 No misleading information (a) Any information contained in the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given. (b) Any financial projections contained in the Information Package have been prepared on the basis of recent historical information and is believed in good faith to be based on reasonable assumptions. (c) The Information Package does not omit as at its date any information which, if disclosed, would reasonably be expected to materially and adversely affect the decision of the Bank in considering whether or not to provide finance to the Borrower under this Agreement. (d) Nothing has occurred since the date of the Information Package which, if disclosed, would reasonably be expected to materially and adversely affect the decision of the Bank in considering whether or not to provide finance to the Borrower under this Agreement. 16.12 Financial statements (a) In relation to the Parent, its latest audited annual financial statements were prepared in accordance with IFRS and fairly represent the Group's financial condition and operations during the relevant financial period (on a consolidated basis, where applicable). (b) In relation to any US Guarantor, Finnish Obligor or French Guarantor, if applicable, its latest audited annual financial statements were prepared in accordance with GAAP or IFRS and fairly represent its financial condition and operations during the relevant financial period (on a consolidated basis, where applicable). EXECUTION VERSION 49 Corporate Use (c) In relation to any Obligor other than as set out in paragraphs (a) and (b) above, its latest audited annual financial statements were prepared in accordance with IFRS and fairly represent its financial condition and operations during the relevant financial period (on a consolidated basis, where applicable). 16.13 No proceedings pending or threatened Other than as disclosed in its Financial Statements most recently delivered to the Bank and other than as disclosed to the Bank prior to the Signature Date, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or (to the best of its knowledge and belief, after due enquiry) threatened in writing against it which are reasonably expected to have a Material Adverse Effect. 16.14 No breach of laws (a) No Restricted Company is, nor is it likely to be as a result of entering into and performing its obligations under the Finance Documents to which it is a party, in violation of any law or in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be reasonably expected to have a Material Adverse Effect. (b) No Restricted Company has breached any law or regulation (including environmental laws) which breach has or would be reasonably expected to have a Material Adverse Effect. 16.15 Environmental laws (a) Each Restricted Company is in compliance with the undertakings given in Part III (Project information undertakings) of Schedule 4 (Project requirements) regarding environmental compliance and claims, save to the extent that such non-compliance would not be reasonably expected to have a Material Adverse Effect and (to the best of its knowledge and belief) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or would be reasonably expected to have a Material Adverse Effect. (b) Each Restricted Company has adopted and complies with an environmental policy which requires monitoring of and compliance with all applicable environmental laws and permits applicable to it from time to time unless non-compliance with such policy would not be reasonably expected to cause a Material Adverse Effect. (c) To the best of its knowledge and belief (having made due and careful enquiry) no material Environmental or Social Claim has been commenced or is threatened in writing against the Borrower or any member of the Group in relation to the Project save for any material Environmental or Social Claim previously disclosed to the Bank. 16.16 Taxation (a) Each Restricted Company has duly and punctually paid and discharged all taxes imposed upon it or its assets within the time period allowed without incurring penalties, except to the extent that: (i) payment is being contested in good faith; (ii) it has maintained adequate reserves for those taxes; and (iii) payment can be lawfully withheld. (b) The representation in clause 16.16(a) above shall not apply where the representation or statement relates to taxes, which do not in aggregate exceed US$ 15,000,000 (or its equivalent in any other currency or currencies) in any Financial Year. (c) Each Obligor does not have a tax residence outside of its jurisdiction of incorporation and no Loan made under this Agreement will be used for a purpose which relates to a permanent establishment of such Obligor outside of its jurisdiction of incorporation. 16.17 Security and Financial Indebtedness (a) No Encumbrance exists over all or any Restricted Company's assets except for Permitted Encumbrances. (b) No member of the Group has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

EXECUTION VERSION 50 Corporate Use 16.18 Pari Passu ranking Each Obligor's payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation. 16.19 Good title to assets Each Restricted Company has good title to or valid leases or licences of, all of the assets necessary to carry on its business as presently conducted, the absence of which would reasonably be expected to have a Material Adverse Effect. 16.20 Intellectual property No Restricted Company is aware of any adverse circumstances relating to any intellectual property required for use in its business which has or would be reasonably expected to have a Material Adverse Effect. 16.21 Accounting reference date The accounting reference date of each member of the Group (except for a person that has become a member of the Group in the three months preceding the date on which this representation is made or deemed to be made) is 31 December. 16.22 No Material Adverse Effect There has been no material adverse change in the business, operations, properties or financial condition of the Group taken as a whole, in respect of the representations made on the Signature Date, since the date of the audited annual financial statements of the Parent for the year ended 31 December 2023 and, in respect of each representation made after the Signature Date, since the date of the most recent audited annual financial statements of the Parent. 16.23 US Regulations (a) It is not: (i) a public utility (as such term is used in the United States Federal Power Act of 1920) or subject to regulation under the United States Federal Power Act of 1920); (ii) required to be registered as an investment company (as such term is used in the United States Investment Company Act of 1940) or subject to regulation under the United States Investment Company Act of 1940; or (iii) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness. (b) With respect to any Plan (other than a Multiemployer Plan), no Reportable Event has occurred or is reasonably expected to occur where such event, individually or in the aggregate, would have a Material Adverse Effect. (c) Each Plan (other than a Multiemployer Plan) complies in form and operation with ERISA, the Code and all other applicable laws and regulations except where failure to do so would not reasonably be likely to have a Material Adverse Effect. 16.24 Financial Model (a) The Borrower is not aware of any fact, event or circumstance which occurred or was subsisting prior to the last Measurement Date and particulars of which it has not delivered to the Bank which would reasonably be expected to make the current Financial Model as at that Measurement Date inaccurate or misleading in any material respect. (b) In relation to each calculation of Projected DSCR and Historic DSCR delivered pursuant to this Agreement, as at the date of delivery thereof: (i) all the factual information set out therein to the best of the Borrower's knowledge and belief is true, complete and accurate in all material respects and is not misleading in any material respect EXECUTION VERSION 51 Corporate Use (whether because of information actually provided or which should have been provided) and has been compiled with due care and attention; and (ii) all projections, forecasts and estimates made therein are bona fide, were arrived at after careful consideration and have been prepared on the basis of: (A) assumptions which are, in its opinion, fair and reasonable for the Borrower to make at such time; and (B) factors known to the Borrower as of the date such information was prepared (after having made due and careful enquiry) and such projections, forecasts and estimates fairly represent the views of the Borrower as at the date on which the same have been prepared. 16.25 Use of Proceeds (a) None of the proceeds or any portion of the Facility is to be or has been used for any purpose other than pursuant to clause 3 (Purpose). (b) The Parties acknowledge and agree that no misrepresentation will be deemed to have occurred (for the purpose of clause 23.4 (Misrepresentation)) as a result of a misrepresentation by an Obligor under this clause 16.25. 16.26 Reports (a) Any factual written information contained in the most recently delivered Report was true and accurate in all material respects as at the date it was provided or (if applicable, the date it was stated to be given) and was not misleading in any material respect as at the date it was provided or as at the date (if any) at which it was stated. (b) Any calculations set out in the most recently delivered Report were prepared on the basis of reasonable assumptions (as at the date they were prepared and supplied) and in alignment with the reporting requirements outlined in the Green Financing Framework, under the "Reporting" section. (c) The Parties acknowledge and agree that no misrepresentation will be deemed to have occurred (for the purpose of clause 23.4 (Misrepresentation) or otherwise) as a result of a misrepresentation by an Obligor under this clause 16.26. 16.27 Mineral rights (a) An Obligor is the absolute legal and beneficial owner of its interest in the Project mineral rights and has good, valid and marketable title to such interest free from any interest of any kind other than (i) any Permitted Encumbrance; (ii) any Encumbrance or Quasi-Encumbrance permitted pursuant to clause 21.10 (Negative pledge); (iii) the interests (if any) of the co-venturers under the Material Project Documents; (iv) the profit share arrangements; and (v) any host government interests under the Material Project Documents. (b) All mineral rights necessary for the implementation of the Project in accordance with the Material Project Documents (except to the extent that the Material Project Documents provide for the asset in question to be owned by another person) have been obtained or effected by or on behalf of it and are in full force and effect and valid for the duration of the Project other than any rights which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 16.28 Material Project Documents To the best of its knowledge and belief after due and careful consideration and enquiry, no circumstances have arisen which have led or may lead to any obligation of any party under the Material Project Documents being suspended or incapable of fulfilment. 16.29 Consents, licences and permits It has available, or will have available by the appropriate time for the Project, all consents, licences and permits necessary for the implementation of the Project in accordance with the Project Documents. 16.30 Declaration of Honour The Declaration of Honour is true in all respects. EXECUTION VERSION 52 Corporate Use 16.31 State subsidies or grants The financing of the Project includes certain state subsidies or grants and the provision of such funds has been duly authorised. 16.32 Repetition The Repeating Representations are deemed to be made by each Obligor in respect of itself, and where expressly stated, in respect of each Restricted Company, by reference to the facts and circumstances then existing on: (a) the date of each Utilisation Request and the first day of each Interest Period; and (b) in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor. 17. INFORMATION UNDERTAKINGS The undertakings in this clause 17 and the Policy and Project Information Undertakings remain in force from the Signature Date for so long as any amount is outstanding under this Agreement or the Bank has any obligation hereunder. 17.1 Financial statements The Parent shall deliver to the Bank: (a) as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years: (i) its audited consolidated financial statements for that Financial Year; (ii) in relation to Stillwater Mining Company, provided that Stillwater Mining Company is direct wholly owned Subsidiary of Thor US HoldCo and Thor US HoldCo has no other direct Subsidiaries, the audited consolidated financial statements of Thor US Holdco (otherwise the audited consolidated financial statements of Stillwater Mining Company); and (iii) the audited financial statements of each Obligor (other than the Parent and Stillwater Mining Company) for that Financial Year; (b) as soon as the same become available, but in any event within 60 days after the end of each of its Financial Half Years: (i) its unaudited consolidated financial statements for that Financial Half Year; and (ii) the unaudited financial statements of each Obligor for that Financial Half Year; and (c) as soon as they become available, but in any event within 60 days of the end of each Financial Quarter ending on 31 March or 30 September: (i) its unaudited management accounts for that Financial Quarter; and (ii) the unaudited management accounts of each Obligor (other than the Parent) for that Financial Quarter. 17.2 Compliance Certificate (a) The Parent shall supply to the Bank, with each set of Financial Statements delivered pursuant to clause 17.1(a)(i) or clause 17.1(b)(i) (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) and specifying each Material Company as at the date as at which those Financial Statements were drawn up. (b) Each Compliance Certificate shall be signed by two directors of the Parent. EXECUTION VERSION 53 Corporate Use 17.3 Requirements as to Financial Statements (a) Each set of Financial Statements delivered by the Parent pursuant to clause 17.1 (Financial Statements) shall be certified by a director of the relevant company as fairly representing its financial condition (or, if applicable, its consolidated financial condition) as at the date as at which those Financial Statements were drawn up. (b) The Parent shall procure that each set of Financial Statements delivered pursuant to clause 17.1 (Financial Statements) is prepared using IFRS (or, if delivered in respect of a Finnish Obligor, US Guarantor or French Guarantor, GAAP or IFRS). (c) The Parent shall procure that each set of Financial Statements of an Obligor delivered pursuant to clause 17.1 (Financial Statements) is prepared using IFRS (or, if delivered in respect of a Finnish Obligor, US Guarantor or French Guarantor, GAAP or IFRS), accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of Financial Statements, it notifies the Bank that there has been a change in IFRS (or, if delivered in respect of a Finnish Obligor, US Guarantor or French Guarantor, GAAP or IFRS), the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Bank: (i) a description of any change necessary for those Financial Statements to reflect the IFRS or GAAP, as applicable, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Bank, to enable the Bank to determine whether clause 20 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those Financial Statements and that Obligor's Original Financial Statements, provided that no such notification shall be required to be provided by the Parent to the Bank if the matters referred to in clauses 17.3(c)(i) and 17.1(c)(ii) above are adequately disclosed in those Financial Statements. (d) Any reference in this Agreement to those Financial Statements shall be construed as a reference to those Financial Statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. (e) The accounting reference date referred to in clause 16.21 (Accounting reference date), shall not be changed. 17.4 Information: miscellaneous The Parent shall supply to the Bank: (a) if requested by the Bank, a report issued by the Parent's auditors confirming the arithmetic computations and the proper extraction of figures applied in determining which members of the Group are Material Companies and that the Guarantor Threshold Test has been met; (b) all documents dispatched by it to its shareholders (or any class of them) or by the Borrower or any other Obligor to its creditors generally (or any class of them); (c) details of any waivers, consents or amendments requested or granted under any of the other Parallel Facilities, and any notification of default or event of default under any of the other Parallel Facilities; (d) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are reasonably likely to be adversely determined and, if so determined, would be reasonably likely to have a Material Adverse Effect; and (e) promptly such further information regarding the financial condition, business and operations of the Group and/or any member of the Group as the Bank may reasonably request. 17.5 Notification of Default (a) The Parent shall promptly notify the Bank of any Default (and the steps, if any, being taken to remedy it) upon becoming aware of its occurrence.

EXECUTION VERSION 54 Corporate Use (b) Promptly upon request by the Bank, the Parent shall supply to the Bank a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). (c) Following receipt of a notification from the Parent of a "Default" or "Event of Default" (as such terms are defined thereunder) under any of the other Parallel Facilities, the Bank and the Parent shall in good faith discuss with the Finnvera Lenders and the Commercial Lenders to confirm whether a coordinated response between those parties is required across this Facility and the other Parallel Facilities to resolve the Default or Event of Default. 17.6 Direct electronic delivery by the Borrower The Parent may satisfy its obligation under this Agreement to deliver any information to the Bank by delivering that information to the Bank in accordance with clause 28.2 (Addresses). 17.7 Project information notifications The Borrower shall promptly notify the Bank of: (a) details of the anticipated Project Completion Date, any tests relating to the occurrence of the same, and any updates thereto; (b) completion of the Project items defined in the Technical Description (including the occurrence of the Project Completion Date) by 31 December 2027 and provide a certificate which shall be delivered in accordance with, and report on compliance with, the criteria set out in Schedule 4 (Project Requirements), Part II (Reporting), paragraph 4 (Information on the end of works and first year of operation); (c) details of any event relating to the Project which will likely materially increase the cost of the Project, or materially delay the scheduled Project Completion Date, promptly upon becoming aware of the same; and (d) details of any declared force majeure events in respect of the Project promptly upon becoming aware of the same, in each case, to the extent any such information has not already been provided to the Bank pursuant to the Policy and Project Information Undertakings. 17.8 Alignment with Green Loan Principles (a) The Parties acknowledge and agree that: (i) the Facility may, when drawn and applied in accordance with clause 3.1(b) (Purpose) and the Green Financing Framework, be described as a "Green Loan" by the Bank in any announcements and publicity; and (ii) no breach of obligations or misrepresentation will be deemed to have occurred (for the purposes of clauses 23.3 (Other obligations), 23.4 (Misrepresentation) or otherwise) as a result of the failure by the Borrower to comply with the information undertaking in this clause 17.8 or clause 17.9 (Second Party Opinion and Annual Reporting) or as a result of any information so provided not being in all respects true, complete or up to date. (b) The Borrower shall supply to the Bank within fifteen (15) Business Days upon becoming aware of them, the details of any breach of the Green Loan Principles or the Green Financing Framework, and the steps, if any, being taken to remedy it. EXECUTION VERSION 55 Corporate Use (c) The Borrower shall supply to the Bank all other material information regarding the compliance of (i) the Borrower and (ii) the use of all proceeds of any Utilisation with the Green Financing Frameworkreasonably requested by the Bank from time to time. (d) The Borrower undertakes to use its reasonable efforts to provide the Green Loan Coordinator and the Bank with any additional information that may be necessary for the Green Loan Coordinator and the Bank to comply with any current or future regulatory requirements applicable to Green Loans, provided that providing such additional information is not onerous and/or unreasonable for the Borrower and no Green Loan Material Event or Declassification Event has occurred and is continuing. 17.9 Second Party Opinion and Annual Reporting (a) On or around the Signature Date, the Borrower shall deliver to the Green Loan Coordinator the Second Party Opinion confirming the alignment of the Green Financing Framework with the Green Loan Principles, in form and substance satisfactory to the Green Loan Coordinator (acting reasonably). (b) The Borrower shall provide the Report to the Bank at the times set out in the definition of "Report". 18. FINANCIAL MODEL 18.1 Maintenance of the Financial Model The Borrower shall maintain the Financial Model in the same form as the Financial Model delivered to the Bank under clause 4.2 (Initial conditions precedent) for the purpose of preparing calculations and forecasts in accordance with the terms of this Agreement. 18.2 Conflicts In the event of any conflict between the Financial Model and the terms of this Agreement as to the preparation of any forecast, estimate or ratio calculation, the terms of this Agreement shall prevail. 18.3 Delivery of banking cases The Borrower shall deliver to the Bank a draft banking case containing the forecasts, estimates and ratio calculations specified in clause 18.4 (Required Information): (a) prior to the Project Completion Date, on a semi annual basis, on each Financial Half Year or Half Year Date (starting with December 2024); and (b) on and from the Project Completion Date, on an annual basis, at the same time as the Compliance Certificate delivered by the Borrower in accordance with clause 17.2 (Compliance Certificate), each a “Forecast Delivery Date”. 18.4 Required Information The forecasts, estimates and ratio calculations to be delivered by the Borrower pursuant to clause 18.3 (Delivery of banking cases) are in relation to the Historic DSCR, the Projected DSCR and the Minimum Liquidity Balance for any period: (a) in the case of each Forecast Delivery Date, a projection, for the Measurement Period ending on the Measurement Date next following such Forecast Delivery Date and for each subsequent Measurement Period (up to and including the Final Maturity Date), of: (i) the nature and amount of Project Revenue expected to be received in each such Measurement Period; (ii) the nature and amount of Borrower Operating Costs and other Project Costs expected to be paid in each such Measurement Period; (iii) the Available Cashflow for each such Measurement Period; EXECUTION VERSION 56 Corporate Use (iv) the Debt Service scheduled to be paid in each such Measurement Period; and (v) any other information necessary in order to make the calculations set out in clauses 18.4(b), 18.4(c) and 18.4(c) below; and (b) in the case of each Forecast Delivery Date, a calculation of the projected Historic DSCR for the current Measurement Period ending on the Measurement Date next following such Forecast Delivery Date; (c) in the case of each Forecast Delivery Date, a calculation of the Projected DSCR for the Measurement Period commencing on the day following the Measurement Date immediately following such Forecast Delivery Date; and (d) in the case of the Minimum Liquidity Balance, a calculation of the projected Minimum Liquidity Balance for the relevant period set out in clause 20.2(c) (General financial conditions) commencing on the day following the Measurement Date immediately following such Forecast Delivery Date. 18.5 Preparation of banking cases Each draft banking case delivered by the Borrower shall: (a) be prepared by the Borrower using the Financial Model; (b) where there have been any modifications to the completion schedule of the Project, the Project Costs, or the Project Revenues, be shared with the Independent E&S and Technical Consultant for its review and validation of such modifications; (c) be prepared using price assumptions which are updated on an annual basis in accordance with the latest Wood Mackenzie data (or an equivalent market consultant such as BMI Commodities or Fastmarkets); and (d) otherwise be prepared using assumptions which are disclosed therein. 19. BUDGETS AND REPORTS 19.1 Construction, technical, budget, environmental and social monitoring (a) Subject to paragraph (b) below, the Borrower shall deliver to the Bank, at its expense: (i) no later than 30 days after the end of each of its Financial Quarters (other than the Financial Quarter ending at the end of each Financial Year), an Operating Report containing a construction, technical and budget report signed by a director of the Borrower and certified by that director as being fair and reasonable; and (ii) no later than 60 days after the end of each of its Financial Half Year, an Operating Report containing (a) a construction, technical and budget report; and (b) a Project Progress Report; (including any environmental and social report as stipulated in the information set out in paragraph 3, Part II (Reporting) of Schedule 4 (Project Requirements)) certified by that director as being fair and reasonable and in form and substance satisfactory to the Independent E&S and Technical Consultant. (b) As soon as the same become available, but in any event within 120 days after the end of each of its Financial Years, the Borrower shall deliver to the Bank, at its expense, an Operating Report (containing (a) a construction, technical and budget report; and (b) a report on the criteria set out in paragraph 3, Part II (Reporting) of Schedule 4 (Project Requirements) signed by a director of the Borrower, certified by that director as being fair and reasonable and in form and substance satisfactory to the Independent E&S and Technical Consultant. 20. FINANCIAL COVENANTS 20.1 Financial definitions All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with the Accounting Principles and, unless the context dictates otherwise, the accounting expressions set forth below shall bear the following meanings: EXECUTION VERSION 57 Corporate Use Available Cashflow means in relation to any Measurement Period, the Project Revenues received (or projected to be received) during that Measurement Period by the Borrower less the Project Costs paid (or projected to be paid) during that Measurement Period by the Borrower provided that, any amount received or paid by the Borrower in a currency other than euro shall be converted into euro at the rates specified in the relevant Financial Statements; Borrower Operating Costs means, for any relevant period and without duplication, all costs and expenses of an operational, management or administrative nature incurred or to be incurred by the Borrower, comprising: (a) management costs; (b) administrative costs and accounting and audit fees; (c) premiums (if any) payable in respect of insurances; (d) the fees, costs and expenses of the Borrower's professional advisors; (e) the fees, costs and expenses of the advisors to the Bank; (f) any VAT or other similar Tax in respect of any of the items above; and (g) any other liabilities or costs of the Borrower under the Project Documents which are of an operating nature, in each case, each as contemplated in the Financial Model and for the avoidance of doubt, shall exclude depreciation, non-cash charges, reserves, depreciation of intangibles and similar book keeping entries that are non-cash in nature; Consolidated EBITDA means, in respect of any Measurement Period, the consolidated net income of the Group (less the net income of any Project Finance Subsidiaries but including any dividends received in cash by any member of the Group (other than a Project Finance Subsidiary) from a Project Finance Subsidiary) including any amounts that would have been included for the purposes of calculating EBITDA in accordance with IFRS in force immediately before adoption of IFRS 16 (Leases) but which are not included for the purposes of calculating EBITDA following adoption of IFRS 16 (Leases) solely due to a change in IFRS (as a result of IFRS 16 (Leases), before, without duplication and all as calculated in accordance with IFRS (but adjusted on a pro forma basis to reflect acquisitions and disposals): (a) any provision on account of normal, deferred and royalty taxation; (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of indebtedness; (c) any other interest received or receivable by any member of the Group on any deposit or bank account; (d) any non-cash adjustments to the environment rehabilitation and/or reclamation expenses; (e) any amount attributable to the amortisation of intangible assets and depreciation of tangible assets; (f) any non-cash gains or losses relating to and resulting from the marked to market valuation of derivative and/or financial instruments; (g) any losses from (or gains on the reversal of previously recognised) write-downs or impairments of assets and/or investments; (h) any gains or losses recognised on the attributable share of results of associates after tax, but including any dividends received in cash by any member of the Group from such an associate; (i) any share-based payments; (j) any other extraordinary or exceptional items; and (k) any other material non-cash gain or loss that needs to be accounted for under IFRS;

EXECUTION VERSION 58 Corporate Use Consolidated Net Borrowings means at any time, the aggregate amount of all Indebtedness for Borrowed Money (which, for the purposes of this definition, shall include or exclude (as applicable) any hedging liabilities incurred in respect of such Indebtedness for Borrowed Money if and to the extent the relevant hedging arrangements are not closed out and/or called and consequently constitute Financial Indebtedness) of the members of the Group, other than Project Finance Subsidiaries (but including, for the avoidance of doubt, any Indebtedness for Borrowed Money of any member of the Group which is not a Project Finance Subsidiary in respect of the Indebtedness for Borrowed Money of a Project Finance Subsidiary), but excluding any Indebtedness for Borrowed Money owing to any member of the Group (other than a Project Finance Subsidiary), adjusted to take into account the aggregate amount of freely available cash and cash equivalents held by any member of the Group, other than Project Finance Subsidiaries, and so that no amount shall be included or excluded more than once; Consolidated Net Finance Charges means, in respect of any Measurement Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group, other than Project Finance Subsidiaries, (including any commission, fees, discounts and other finance payment payable by any member of the Group under any interest rate hedging arrangement but deducting any commission, fees, discounts and other finance payments receivable by any member of the Group (other than a Project Finance Subsidiary) under any interest rate hedging instrument) but deducting any other interest receivable by any member of the Group, other than Project Finance Subsidiaries, on any deposit or bank account and any interest or other finance payments in relation to leases or hire purchase agreements which would, in accordance with IFRS in force immediately before adoption of IFRS 16 (Leases) have been treated as an operating lease; Consolidated Tangible Net Worth means, at any time, the "Total Equity" as reported in the "Consolidated Statement of Changes in Equity" less goodwill and intangibles in the latest audited annual financial statements of the Borrower delivered to the Bank pursuant to clause 16.12 (Financial Statements); Debt Service means, in respect of any period, the aggregate of scheduled repayments of principal and interest payable (or, in respect of a future period for the purposes of calculating Projected DSCR, projected to be payable) by the Borrower under the Finance Documents and the other Parallel Facilities (or, in respect of a future period for the purposes of calculating Projected DSCR, any other Financial Indebtedness during such period) but excluding any amount payable (including prepayments) during such period in relation to the Facility in accordance with clause 7 (Mandatory Prepayment and Cancellation) and equivalent clauses of the other Parallel Facilities; EBITDA means, in respect of any member of the Group, in respect of any Measurement Period, the net income of that member of the Group before, without duplication and all as calculated in accordance with the Accounting Principles (but adjusted on a pro forma basis to reflect acquisitions and disposals): (a) any provision on account of normal, deferred and royalty taxation; (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by that member of the Group in respect of indebtedness; (c) any other interest received or receivable by that member of the Group on any deposit or bank account; (d) any non-cash adjustments to the environment rehabilitation and/or reclamation expenses; (e) any amount attributable to the amortisation of intangible assets and depreciation of tangible assets; (f) any non-cash gains or losses relating to and resulting from the marked to market valuation of derivative and/or financial instruments; (g) any losses from (or gains on the reversal of previously recognised) write-downs or impairments of assets and/or investments; (h) any gains or losses recognised on the attributable share of results of associates after tax, but including any dividends received in cash by any member of the Group from such an associate; (i) any share-based payments; (j) any other extraordinary or exceptional items; and EXECUTION VERSION 59 Corporate Use (k) any other material non-cash gain or loss that needs to be accounted for under IFRS; Financial Half Year means the period commencing on the day after the end of a Financial Year and ending on the next Half Year Date; Financial Quarter means the period of three months ending on each of 31 March, 30 June, 30 September and 31 December of each calendar year; Financial Year means the annual accounting period of the Obligors ending on 31 December in each year; Half Year Date means 30 June of each calendar year; Historic DSCR means, on any Measurement Date, in respect of that Measurement Period ending on that Measurement Date, the ratio of: (a) Available Cashflow; to (b) Debt Service, in each case, for that Measurement Period; Measurement Date means the last day of each of the Borrower's Financial Years, the last day of each of the Borrower's Financial Half Years and the last day of each Financial Quarter, other than in respect of paragraph (c) of the definition of Permitted Financial Indebtedness, clause 20.2 (General financial conditions), and clause 21.15 (Guarantors), where Measurement Date shall refer to the last day of each of the Parent's Financial Years, the last day of each of the Parent's Financial Half Years and the last day of each Financial Quarter of the Parent; Measurement Period means each period of 12 months ending on each Measurement Date; Minimum Liquidity Balance means the sum (without double counting) of: (a) cash and cash equivalents held by the Keliber Obligors; and (b) any committed credit facility that is available for drawing by the Keliber Obligors, other than undrawn amounts under the Facility and the Parallel Facilities and excluding any Subordinated Shareholder Loans; where for these purposes a credit facility shall only be treated as being "available" on any date to the extent that no circumstances exist or are continuing on such date which would entitle any such lender to refuse to make, any utilisation available to any borrower under that credit facility; Project Costs means in relation to any period, the aggregate of all amounts paid or to be paid by each Obligor during such period by way of (but without double counting), as applicable: (a) Borrower Operating Costs; (b) Tax; and (c) any other amounts which the Bank and the Borrower (each acting reasonably) agree may be treated as Project Costs; Project Revenues means, in relation to any period, the aggregate of all amounts received (or, in the case of a projection, projected to be received) by the Borrower during such period by way of (but without double counting): (a) amounts received (or projected to be received) pursuant to the terms of the applicable Project Documents, any offtake or other arrangements in respect of the Project; (b) amounts received (or projected to be received) pursuant to the terms of the applicable Project Documents by way of liquidated damages for historic or current lost revenue as a result of failure to achieve any specified requirements; EXECUTION VERSION 60 Corporate Use (c) all amounts paid under any bond or guarantee provided to the Borrower under a Project Document; (d) refunds of Tax (including in respect of VAT and any recovery of VAT); (e) the proceeds of any Equity Contributions made in accordance with clause 20.3 (Equity Cure); (f) insurance claims of the Borrower which have been accepted and approved by the relevant insurance company as being payable to the Borrower and other agreed claims and final and binding awards and judgments; and (g) other amounts which the Bank agrees shall be Project Revenues, provided that Project Revenues shall exclude: (i) amounts made available to the Borrower under the Finance Documents or any of the Parallel Facilities; (ii) intercompany loans (other than any Equity Contributions made in accordance with clause 20.3 (Equity Cure)); (iii) any payment (which is not regular and of a revenue nature) by way of compensation, indemnity or consideration in each case for the release of an obligation under, or alteration of the terms of, a Project Document; and (iv) amounts that are required to be applied in mandatory prepayment under clause 7 (Mandatory Prepayment and Cancellation); and Projected DSCR means in relation to any Measurement Period, the ratio (calculated by reference to the Financial Model) of: (a) Available Cashflow projected; to (b) Debt Service projected, save that no projected Measurement Period shall end later than the Final Maturity Date. 20.2 General financial conditions (a) The Parent shall ensure that, for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each Measurement Date: (i) the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of the Measurement Period ending on the relevant Measurement Date shall be equal to or exceed: (A) in respect of any Measurement Period ending on a Measurement Date which falls during the period from (and including) 30 June 2024 to (and including) 30 June 2025, 3.00:1; (B) in respect of any Measurement Period ending on a Measurement Date which falls during the period from (and including) 30 September 2025 to (and including) 31 December 2025, 3.50:1; and (C) in respect of any other Measurement Period, 4.00:1; and (ii) the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of the Measurement Period ending on the relevant Measurement Date does not exceed: EXECUTION VERSION 61 Corporate Use (A) in respect of any Measurement Period ending on a Measurement Date which falls during the period from (and including) 30 June 2024 to (and including) 30 June 2025, 3.50:1; (B) in respect of any Measurement Period ending on a Measurement Date which falls during the period from (and including) 30 September 2025 to (and including) 31 December 2025, 3.00:1; and (C) in respect of any other Measurement Period, 2.50:1. (b) From the third anniversary of the Signature Date, the Borrower shall ensure that, for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each Measurement Date: (i) subject to clause 20.3 (Equity cure), the Historic DSCR is greater than 1.25:1; and (ii) subject to clause 20.3 (Equity cure), the Projected DSCR is greater than 1.25:1. (c) The Borrower shall ensure that, for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each Measurement Date, the Minimum Liquidity Balance is: (i) from the Signature Date until the end of the second year following the Signature Date, EUR 20,000,000; (ii) from the beginning of the third year following the Signature Date until the end of the third year following the Signature Date, EUR 40,000,000; and (iii) thereafter, EUR 60,000,000. 20.3 Equity Cure (a) If the Compliance Certificate most recently delivered to the Bank pursuant to clause 17.2 (Compliance Certificate) demonstrates non-compliance with clause 20.2 (General financial conditions) and within 60 days of the earlier of (i) the date that the relevant Compliance Certificate is required to be delivered under this Agreement and (ii) the date that the relevant Compliance Certificate is delivered (each an Equity Cure Period), an Equity Contribution is received in cash by the Borrower (the Equity Cure Amount), the ratio referred to at clause 20.3(b)(i) or 20.3(b)(ii) (General financial conditions) shall be recalculated (the Equity Cure) (solely for the purposes of determining compliance with clause 20.3(b)(i) or 20.3(b)(ii) (General financial conditions)) on the basis that the determination of Project Revenue (for the purposes of calculating Available Cashflow) shall be deemed to be increased by an amount equal to the Equity Cure Amount in relation to the relevant Measurement Period in which non-compliance would otherwise occur and, notwithstanding any other provision of the Finance Documents, no Event of Default shall occur by reason of a non-compliance with clause 20.3(b)(i) or 20.3(b)(ii) (General financial conditions) until after the end of the Equity Cure Period and then only if such Event of Default has not been cured by the provision of an Equity Cure Amount. Other than the above adjustments, there shall be no double counting of any Equity Cure in relation to the calculation of the ratio referred to in clause 20.3(b)(i) or 20.3(b)(ii) (General financial conditions). (b) There shall be no restriction on net amounts received in cash in respect of any Equity Contribution and which are identified as Equity Cure amounts being greater than the amount actually needed to remedy the non-compliance with any requirement of clause 20.3(b)(i) or 20.3(b)(ii) (General financial conditions), and there shall be no requirement to use all or part of the Equity Cure Amount in or towards prepayment of the Facility. (c) The Borrower's right to cure an Event of Default by procuring the contribution of an Equity Cure pursuant to paragraph (a) above is restricted and the Borrower shall only be capable of exercising such Equity Cure

EXECUTION VERSION 62 Corporate Use a maximum of four times in aggregate throughout the term of the Facility and provided that the Borrower shall not exercise an Equity Cure in two consecutive Measurement Periods. (d) Nothing in this clause 20.3 shall restrict the making of any Equity Contribution for any purpose other than an Equity Cure. 20.4 General The financial covenants contained in clause 20.2 (General financial conditions) and clause 21.15 (Guarantors) shall be calculated and tested by reference to each set of the Financial Statements delivered pursuant to clauses 17.1(a), 17.1(b) and 17.1(c) (Financial Statements). 21. GENERAL UNDERTAKINGS The undertakings in this clause 21 and the Policy and Project Undertakings are given by each Obligor in respect of itself and, where expressly provided, each Restricted Company or members of the Group or Subsidiary (as the case may be), and remain in force from the Signature Date for so long as any amount is outstanding under this Agreement or the Bank has any obligation hereunder. 21.1 Authorisations Each Obligor shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) upon written request by the Bank, supply certified copies to the Bank of, any Authorisation required under any applicable law to enable it to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document to which it is a party. 21.2 Compliance with Laws (a) Each Obligor shall comply in all respects with all laws and regulations to which it may be subject (including, but not limited to, environmental law), if failure so to comply would materially impair the ability of the Obligors together to perform their obligations under the Finance Documents to which they are respectively a party. (b) Notwithstanding paragraph (a) above, each Obligor shall comply in all respects with any laws to which it may be subject and the breach of which would constitute an Illegal Activity. 21.3 Taxation Each Restricted Company will duly and punctually pay and discharge all taxes imposed upon it or its assets within the time period allowed without incurring penalties save where: (a) payment is being contested in good faith; (b) adequate reserves are being maintained for those taxes; and (c) payment can be lawfully withheld. 21.4 Listing (a) The entire issued share capital of the Parent shall remain listed on the JSE, NYSE, Toronto Stock Exchange and/or London Stock Exchange. (b) The Parent shall comply in all material respects with the JSE Listings Requirements and/or any other listing requirements applicable to the listing of its shares. EXECUTION VERSION 63 Corporate Use 21.5 Restriction on disposals No Restricted Company shall enter into a single transaction or series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset except for a Permitted Disposal. 21.6 Restriction on merger No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction (as defined in the Companies Act or in relation to any Finnish Obligor, in the Finnish Companies Act (as applicable)) except for: (a) any solvent amalgamation, demerger, merger or corporate reconstruction of, or between, members of the Group and where such transaction involves an Obligor merging or amalgamating with another entity provided that: (i) the Finance Documents are preserved as binding upon the surviving entity as the Borrower and/or a Guarantor as applicable in place of the merged or amalgamated Obligor; (ii) the surviving entity is a member of the Group; (iii) the surviving entity is incorporated in the same jurisdiction as the merged or amalgamated Obligor; and (iv) such transaction will not have a Material Adverse Effect; or (b) any amalgamation, demerger, merger or corporate reconstruction concluded with the prior written consent of the Bank. 21.7 Change in business Each Obligor shall ensure that no substantial change is made to the general nature of the business of the Group being that of a mining business. 21.8 Restriction on acquisitions No member of the Group shall acquire any company or shares or securities or a business, assets or undertaking, other than: (a) pursuant to a Permitted Acquisition; or (b) with the prior written consent of the Bank. 21.9 Pari passu ranking Each Obligor will ensure that at all times the claims of the Bank against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application in its jurisdiction of incorporation. 21.10 Negative pledge (a) No Restricted Company (other than Keliber and its Subsidiaries) shall create or permit to subsist any Encumbrance or Quasi-Encumbrance over any of its assets other than a Permitted Encumbrance. (b) Keliber and each of its Subsidiaries (including the Borrower) shall not create or permit to subsist any Encumbrance or Quasi-Encumbrance over any of its assets (including over Keliber's shares in the Borrower) other than: (i) any netting or set-off arrangement entered into by Keliber or any of its Subsidiaries (including the Borrower) in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangements (which constitute Permitted Financial Indebtedness) in relation to gold, silver, copper and other commodity prices, foreign exchange rates and interest rates where such arrangements are entered into for the purposes of EXECUTION VERSION 64 Corporate Use providing protection against fluctuation in such rates or prices in the ordinary course of its day to day business and not for speculative purposes), for the purpose of netting debt and credit balances; (ii) any lien by operation of law and in the ordinary course of trading and not by reason of any default (whether in payments or otherwise) of Keliber or any of its Subsidiaries (including the Borrower); (iii) any Encumbrance or Quasi-Encumbrance arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading; (iv) any Encumbrance or Quasi-Encumbrance arising as a result of a disposal which is a Permitted Disposal; (v) any Encumbrance or Quasi-Encumbrance arising as a consequence of any finance or capital lease constituting Permitted Financial Indebtedness; (vi) any other Encumbrance or Quasi-Encumbrance as agreed by the Bank in writing; (vii) any Encumbrance arising pursuant to or permitted under the Finance Documents; (viii) any Encumbrance in respect of any environmental bond which any member of the Group is required to issue under any applicable environmental law; or (ix) any Encumbrance or Quasi-Encumbrance securing the obligations under or in connection with any Permitted Inventory Transaction, solely to the extent limited to the Permitted Inventory and Related Collateral. 21.11 Arm's length basis dealings (a) Except as permitted by clause 21.11(b) below, no Restricted Company shall enter into any transaction with any person except on arm's length terms and for full market value. (b) The following transactions shall not be a breach of clause 21.11(a) above: (i) intra-group loans which constitute Permitted Financial Indebtedness; (ii) any transactions required to be entered into by the Parent to ensure a certain black economic empowerment rating necessary for its business where: (A) it is not possible to enter into such transaction on an arm's length basis; and (B) failure to enter in such transaction would result in a Material Adverse Effect; and (iii) fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Bank or as otherwise agreed by the Bank. 21.12 Restriction on Financial Indebtedness No member of the Group shall incur, create or permit to subsist or have outstanding any Financial Indebtedness other than Permitted Financial Indebtedness. 21.13 Insurance Each Restricted Company shall maintain insurances on and in relation to its business, properties and assets (including specifically all works and the Project Assets) with reputable underwriters or insurance companies in accordance with the relevant industry practice against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. 21.14 Intellectual property Each Restricted Company shall maintain its intellectual property where a failure to do so has or would reasonably be expected to have a Material Adverse Effect. EXECUTION VERSION 65 Corporate Use 21.15 Guarantors (a) Subject to clause 21.15(c) below, the Parent shall ensure that on each Half-Yearly Measurement Date: (i) the aggregate EBITDA of the Guarantors for the Measurement Period ending on that Half- Yearly Measurement Date; and (ii) the aggregate gross assets of the Guarantors on that Half-Yearly Measurement Date, (in each case calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) represents not less than 75 per cent of the Consolidated EBITDA and 75 per cent of the consolidated gross assets (excluding goodwill) of the Group respectively (the “Guarantor Threshold Test”). (b) For purposes of the Guarantor Threshold Test, the term Group shall, whenever the Guarantor Threshold Test is being determined, exclude Project Finance Subsidiaries and the term Half-Yearly Measurement Date shall mean the last day of each Financial Year of the Parent and the last day of each of its Financial Half Years. (c) If on any Half-Yearly Measurement Date the Guarantor Threshold Test has not been met and at such time all positive EBITDA contributing wholly owned Subsidiaries of the Parent are or have become Guarantors, then the Parent shall use all reasonable endeavours to procure that such number of its non- wholly owned Subsidiaries as is required to meet the Guarantor Threshold Test, within 30 days from date on which the Compliance Certificate showing that the Guarantor Threshold Test has not been met is delivered, accede as Additional Guarantors in accordance with the procedure set out in clause 24.2 (Additional Guarantors) below. If having used such reasonable endeavours, the Parent is unable to procure that such non-wholly owned Subsidiaries become Guarantors at the end of the 30 day period, failure to satisfy the Guarantor Threshold Test shall not constitute an Event of Default. 21.16 US regulations (a) No Obligor shall: (i) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or (ii) use any Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations. (b) Each Obligor shall promptly and in any event within 15 days upon becoming aware of it notify the Bank of any Reportable Event. 21.17 Project mineral rights Each Obligor procures that:. (a) it shall take, or procure to be taken reasonable steps to preserve and maintain the mineral rights in connection with the Project; (b) it shall take, or procure to be taken all action necessary to ensure that all conditions and requirements relating to the mineral rights, in each case necessary to implement the Project as contemplated by the Project Documents and Project plan, are: (i) observed and performed; (ii) remain valid and are in full force and effect; and (iii) not transferred without the prior written consent of the Bank; and

EXECUTION VERSION 66 Corporate Use (c) it shall not do or permit to be done any act, matter or thing which is or is reasonably likely to be prejudicial to the mineral rights or cause them to be forfeited. 21.18 Consents, licences and permits Each Obligor shall promptly obtain, comply in all material respects with and do all that is necessary to maintain in full force and effect all consents, licences and permits required to conduct its business, including the development of the Project in accordance with the Project Documents. 21.19 Material Project Documents (d) Each Obligor shall maintain its rights under each Material Project Document to which it is a party and shall take all reasonable steps to enforce and preserve its rights thereunder. (e) No Obligor shall, without the prior written consent of the Bank (acting reasonably): (i) agree to or acquiesce in any assignment, material variation, material amendment or material waiver of any provision of, or grant any material consent under, any Material Project Document applicable to its Project; or (ii) assign, terminate, cancel or suspend or serve notice of non-renewal of any such Material Project Document, unless in the case of a variation or amendment, the same is made solely: (i) as a result of an expert determination pursuant to the relevant Material Project Document, (ii) in order to correct a manifest error, (iii) pursuant to an arbitral award or judgment or (iv) is an amendment or variation which is not materially prejudicial to the interests of the Bank. 21.20 Most favoured lender (a) The Borrower shall promptly inform the Bank if any member of the Group incurs any indebtedness the terms of which include a loss of rating clause or a financial covenant, which is either: (i) more favourable to the relevant creditor than any corresponding provision of this Agreement is to the Bank; or (ii) not provided for under this Agreement, (each a "More Favourable Provision"). (b) The Borrower shall promptly provide a copy of the More Favourable Provision to the Bank (including any relevant defined terms or references). (c) If the Bank so requests, the Borrower shall promptly execute an amendment to this Agreement so as to reflect the More Favourable Provision in favour of the Bank. 21.21 Use of Loan and availability of other funds in line with InvestEU (a) The Borrower shall use all amounts borrowed by it under this Agreement for the execution of the Project. (b) The Borrower shall ensure that it has available to it the other funds for financing the Project and that such funds are expended, to the extent required, on the financing of the Project. In any event, the Borrower shall ensure that the amount of the Facility together with any principal loan amount provided by another implementing partner under the InvestEU Fund shall not exceed 50 per cent of the total cost of the Project upon its completion. 21.22 Completion of Project The Borrower shall complete the Project items defined in the Technical Description by 31 December 2027. EXECUTION VERSION 67 Corporate Use 21.23 Maintenance (a) Each Restricted Company shall maintain in good working order and condition (ordinary wear and tear excepted) all of the Project Assets. (b) The Parent shall ensure that the Project is completed and maintained in accordance with the Technical Description and without any change to the nature of the Project (save for any immaterial modifications communicated to the Bank). 21.24 Procurement procedure (a) The Parties consider that no Restricted Company is a contracting authority or contracting entity within the meaning of EU Procurement Directives and, consequently, each Restricted Company shall apply the criteria of economy and efficiency, ensure an appropriate selection of works, goods and services offered at competitive prices and in a timely manner, and negotiate contracts impartially and according to the best interests of the Project. (b) In case during the term of the Agreement, and as approved by the Bank, the Borrower becomes a contracting authority or a contracting entity within the meaning of the EU Procurement Directives, the Borrower shall apply EU Law and the decisions on exclusion made by the Bank pursuant to the Exclusion Policy to the award of works, services, and goods under the Project. 21.25 Environment and social matters Each Restricted Company shall: (a) implement and operate the Project in compliance with Environmental and Social Law in all material respects; (b) obtain and maintain requisite Environmental and Social Approvals for the Project; and (c) comply in all material respects with any such Environmental and Social Approvals for the Project. 22. FURTHER BORROWER UNDERTAKINGS The undertakings in this clause 22 are given by the Borrower in respect of itself and remain in force from the Signature Date for so long as any amount is outstanding under this Agreement or the Bank has any obligation hereunder. 22.1 Distributions (a) Subject to paragraph (b) below, the Borrower shall not, without the prior written consent of the Bank, declare, make or pay any Distribution. (b) The Borrower may make a Distribution provided that: (i) the distribution is made on a date falling three years after the Signature Date; (ii) the Historic DSCR in respect of the Measurement Period ending on the most recent Measurement Date is equal to or greater than 1.40:1 (provided that for the purposes of this paragraph 22.1(b)(ii) the calculation of Historic DSCR shall not take into account as Available Cashflow any Equity Contributions received pursuant to clause 20.3 (Equity Cure)); and (iii) no Event of Default has occurred and is continuing on the date of the Distribution or would result from the making of such Distribution, (paragraphs 22.1(b)(i) to 22.1(b)(iii) together the Distribution Conditions). 22.2 Offtake The Borrower shall: (a) once in each six month period from the Signature Date until the conclusion of all offtake arrangements, provide the Bank with an update on the offtake arrangements and strategy by way of a meeting (which may take place in person or online), presentation or written report; EXECUTION VERSION 68 Corporate Use (b) within 24 months of the Signature Date procure the conclusion of all offtake arrangements; and (c) ensure that the offtake arrangements are in respect of 80 per cent (80%) of the refinery capacity of the Project and the termination date of the offtake arrangements is no earlier than the "Final Maturity Date" of each of the Parallel Facilities. 23. EVENTS OF DEFAULT Each of the events or circumstances set out in this clause 23 is an Event of Default (save for clause 23.20 (Acceleration)). 23.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless: (a) its failure to pay is caused by an administrative or technical error or a Disruption Event; and (b) payment is made within five Business Days of its due date. 23.2 Financial covenants Any requirement of clause 20 (Financial covenants) is not satisfied or there is a breach of the undertakings given in clause 17.1 (Financial Statements) to 17.6 (Direct electronic delivery by the Borrower). 23.3 Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 2.3 (Green Loan Material Event), clause 2.4 (Declassification Event of Green Loans) clause 16.25 (Use of Proceeds), clause 16.26 (Reports), clause 17.8 (Alignment with Green Loan Principles), clause 17.9 (Second Party Opinion and Annual Reporting), clause 21.25 (Environment and Social matters), clause 23.1 (Non-payment) to clause 23.9 (Unlawfulness) and Part III (Project information undertakings) of Schedule 4 (Project requirements)). (b) No Event of Default under paragraph (a) above shall occur if the non-compliance or circumstance giving rise to the non-compliance is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Bank giving notice to the Parent and (ii) an Obligor becoming aware of the failure to comply. 23.4 Misrepresentation Any representation or statement made or deemed to be made by an Obligor in relation to the Finance Documents or any other document or statement delivered by or on behalf of any Obligor under or in connection with any Finance Document (other than a representation or statement made under clause 16.15 (Environmental laws), clause 16.25 (Use of Proceeds), clause 16.26 (Reports), under Paragraph 1.1. of Part I (Acknowledgements) or under Part II (EIB policy representations) of Schedule 5 (EIB Policy Requirements)) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, provided that: (a) if it is capable of remedy, no Event of Default will occur if the same is remedied within ten Business Days from the earlier of: (i) the Bank giving notice to the Parent; and (ii) any Obligor becoming aware of such incorrect or misleading representation or statement; or (b) if the representation or statement relates to taxes and the amount of such taxes is equal to or less than an amount of US$15,000,000 (or its equivalent in any other currency or currencies), no Event of Default shall occur. 23.5 Cross default (a) Any Financial Indebtedness of an Obligor (other than a Project Finance Subsidiary) is not paid when due nor within any originally applicable grace period. EXECUTION VERSION 69 Corporate Use (b) Any Financial Indebtedness of an Obligor (other than a Project Finance Subsidiary) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of such Obligor as a result of an event of default (however described). (d) Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of that Obligor and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default shall occur under paragraphs (a) to (d) above if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$15,000,000 (or its equivalent in any other currency or currencies) in aggregate, provided that no such threshold shall apply in the case of Financial Indebtedness or commitment for Financial Indebtedness under one of the other Parallel Facilities. 23.6 Insolvency (a) An Obligor: (i) is unable to pay, or admits its inability to pay, its debts as they fall due; (ii) suspends making payments of any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (b) The board of directors of an Obligor adopts a resolution declaring the relevant Obligor to be "financially distressed" (as defined in the Companies Act) or the board of that Obligor has not timeously delivered the written notice required in terms of section 129(7) of the Companies Act. (c) The Parent or any Obligor which conducts business in France is in a state of cessation des paiements, or any Obligor becomes insolvent for the purpose of any insolvency law. (d) A moratorium is declared in respect of any indebtedness of any Obligor. 23.7 Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, the commencement of business rescue proceedings (whether by any Obligor or by any other person under section 129 of the Companies Act or pursuant to an application by an "affected person" under section 131 of the Companies Act or by the court during any other proceedings in respect of any member of the Group), the opening of proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée), redressement judiciaire or liquidation judiciaire, a moratorium of any Financial Indebtedness, liquidation, winding-up, dissolution, administration, judicial management or reorganisation (by way of voluntary arrangement, scheme of arrangement, in the context of a mandat ad hoc or of a conciliation or otherwise) of any Obligor; (ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, provisional administrator, mandataire ad hoc, conciliateur, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of any Obligor or any of its assets; (iv) enforcement of any Encumbrance over any assets of any Obligor; (v) the Parent or any Obligor applies for mandat ad hoc or conciliation in accordance with articles L.611-3 to L.611-16 of the French Code de commerce; (vi) a judgement opening proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée), redressement judiciaire or liquidation judiciaire or ordering a cession totale ou partielle de l'entreprise is entered in relation to the Parent or any Obligor under articles L.620-1 to L.670-8 of the French Code de commerce; or

EXECUTION VERSION 70 Corporate Use (vii) any analogous procedure or step is taken in any jurisdiction, and in each case such procedure or proceedings (including, for the avoidance of doubt, any redressement judiciaire or liquidation judiciaire petition) are not contested in good faith and/or are not frivolous nor vexatious and nor discharged, stayed or dismissed within 30 days of commencement (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction). (b) A resolution is passed by the board of directors of an Obligor, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any Obligor or any analogous procedure or step is taken in any jurisdiction. (c) Any of the following occurs in respect of an Obligor: (i) it commences a voluntary case or proceeding under any US Bankruptcy Law; or (ii) an involuntary case under any US Bankruptcy Law is commenced against it and is not dismissed or stayed within 60 days after commencement of the case; or (iii) an order for relief or other order approving any case or proceeding is entered under any US Bankruptcy Law. 23.8 Creditors' process Any attachment, sequestration, distress or execution that affects a material part of the assets or revenues of an Obligor (including any enforcement proceedings provided for in the French Code des procédures civiles d'exécution) occurs and is not discharged within 21 days of such event occurring. 23.9 Unlawfulness and invalidity (a) Except as provided in clause 7.4 (Change of Law Event), it is or becomes unlawful in any applicable jurisdiction for an Obligor to perform any of its obligations under the Finance Documents. (b) Any Finance Document ceases to be in full force and effect. (c) Any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable obligations subject to Legal Reservations. 23.10 Failure to comply with final judgment (a) Any Restricted Company fails within five Business Days of the due date to comply with or pay any sum due from it under any material final judgment or order (being a judgment or order which is not subject to any rescission or appeal and/or capable of being subject to any such rescission or appeal) made or given by any court of competent jurisdiction. (b) For purposes of this clause 23.10 a "material final judgment or order" shall be any judgment or order for the payment of an amount of money in excess of US$15,000,000 (or its equivalent in any other currency or currencies). 23.11 Cessation of business Any Restricted Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a part of its business constituting a material part of the Group's business as whole, provided that, in the case of a Restricted Company (other than an Obligor) such suspension or termination shall only be an Event of Default if such suspension or termination would reasonably be expected to have a Material Adverse Effect. 23.12 Audit qualification The Parent's auditors qualify the audited annual consolidated financial statements of the Parent in any material respect. 23.13 Expropriation (a) The management of any Restricted Company is wholly or partially replaced by any governmental authority; or EXECUTION VERSION 71 Corporate Use (b) All or a majority of the shares of any Restricted Company or a material part of the assets or revenues of any Restricted Company is seized, nationalised, expropriated or compulsorily acquired by any governmental authority, provided that the seizure, nationalisation, expropriation or compulsory acquisition of all or a majority of the shares of any Restricted Company (other than an Obligor) or a material part of the assets or revenues of any Restricted Company (other than an Obligor) shall only constitute an Event of Default if such seizure, nationalisation, expropriation or compulsory acquisition could be reasonably expected to have a Material Adverse Effect. 23.14 Repudiation and rescission of agreements An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document to which it is a party or evidences an intention to rescind or repudiate a Finance Document to which it is a party. 23.15 Litigation (a) Any litigation, arbitration, administrative or regulatory proceedings or disputes are commenced or threatened in writing in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any Restricted Company or its assets which is reasonably likely to be adversely determined and, if so determined, could be expected to have a Material Adverse Effect. (b) This will not apply in respect of any litigation, arbitration, administrative or regulatory proceedings that are disclosed in the Financial Statements of the Parent delivered to the Bank as a condition precedent before the Signature Date. 23.16 Material adverse change Any event or circumstance occurs (other than those referred to in clause 7.4 (Change of Law Event)) which has or is reasonably likely to have a Material Adverse Effect. 23.17 Life of Mine Plan (a) Subject to 23.17(b) below, there is a material change to the Life of Mine Plan without the prior written consent of each of the Covered Facility Agent and Uncovered Facility Agent (each acting on the instructions of the Majority Lenders under each of the Parallel Facilities) and EIB (each acting reasonably). (b) A change to the Life of Mine Plan as a result of the Borrower adjusting the calculation methodology (including, but not limited to, standards and definitions) to align with that used by the Group for similar purposes will not be considered to be material. 23.18 Loss of mining rights Any loss of a mining right for any reason whatsoever that affects any material part of the assets or revenues of the Group as a whole is not reinstated within 30 days of such loss. 23.19 Environment (a) Subject to paragraph (b) below: (i) any representation in clause 16.15 (Environmental laws) is incorrect or misleading in any material respect when made; and (ii) the Borrower does not comply with the Environmental undertakings set out in 21.25 (Environment and Social matters) and Part III (Project information undertakings) of Schedule 4 (Project requirements). (b) No Event of Default shall occur under paragraph (a) if: (i) such non-compliance, or the event, item or inconsistency giving rise to such misrepresentation are capable of remedy; and (ii) either: EXECUTION VERSION 72 Corporate Use (A) the Borrower restores compliance and remedies the circumstances giving rise to the misrepresentation or the non-compliance within thirty (30) Business Days of the earlier of (x) the Bank giving notice of the misrepresentation or the non-compliance to the Borrower, and (y) the Borrower becoming aware of such misrepresentation or non- compliance; or (B) within thirty (30) Business Days of the earlier of (x) the Bank giving notice of the misrepresentation or the non-compliance to the Borrower, and (y) the Borrower becoming aware of such misrepresentation or non-compliance, the Borrower has prepared and delivered to the Bank a corrective action plan and, provided that the Bank (acting reasonably) accepts such corrective action plan within three months of submission, implements it in accordance with its terms, including in respect of timing, to the satisfaction of the Bank (acting reasonably). 23.20 Acceleration (a) On and at any time after the occurrence of an Event of Default which is continuing, the Bank may, by notice to the Borrower but without any judicial or extra judicial step: (i) cancel the Available Facility whereupon the Available Facility shall immediately be cancelled and the Facility shall immediately cease to be available for further Utilisation; and/or (ii) declare that all or any part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable. other than break costs due in accordance with clause 10.3 (Break costs on acceleration) which shall be payable on the date specified in the Bank's demand. (c) If an Event of Default described in clause 23.7(c) (Insolvency proceedings) occurs, the Borrower's right to borrow under this Agreement shall be automatically cancelled and all amounts outstanding under the Finance Documents and owed by the Borrower will be immediately and automatically due and payable, without the requirement of notice or any other formality. 24. CHANGES TO THE OBLIGORS 24.1 Assignments and transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 24.2 Additional Guarantors (a) Subject to compliance with any “know your customer” requirements of the Bank, the Parent may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if: (i) the Parent delivers to the Bank a duly completed and executed Accession Letter; and (ii) the Bank has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Bank. (b) The Bank shall notify the Parent promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent). 24.3 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. EXECUTION VERSION 73 Corporate Use 24.4 Resignation of a Guarantor (a) The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Bank a Resignation Letter. (b) The Bank shall accept a Resignation Letter and notify the Parent of its acceptance if no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case). 25. APPLICATION OF SUMS RECEIVED 25.1 General Sums received by the Bank from the Borrower shall only discharge the payment obligations of the Borrower if received in accordance with the terms of this Agreement. 25.2 Partial payments (a) If the Bank receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Bank shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs, indemnities and expenses owing to the Bank under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Bank may vary the order set out in paragraphs (a)(ii) to (a)(iv) above. (c) Paragraphs (a) and (b) above will apply regardless of and override any designation (déclaration d'imputation) made by the Borrower as to the application of any relevant payment made by it to the Bank under this Agreement. 25.3 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 25.4 Allocation of sums related to Loans (a) Sums received by the Bank following the service of a notice to the Borrower by the Bank under Clause 23.20 (Acceleration) shall be applied to a Loan to reduce the outstanding instalments of that Loan in inverse order of maturity. The Bank may apply sums received between Loans at its discretion. (b) In case of receipt of sums which cannot be identified as applicable to a specific Loan, and on which there is no agreement between the Bank and the Borrower regarding their application, the Bank may apply these between Loans at its discretion. 26. PAYMENT MECHANICS 26.1 Payment convention (a) If the date on which any payment under the Finance Documents other than a payment of principal or interest is due to be made is not a Business Day, such payment shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not), in all cases with a corresponding adjustment to the amount of such payment.

EXECUTION VERSION 74 Corporate Use 26.2 Time and place of payment (a) Unless otherwise specified in this Agreement or in the Bank's written demand, all sums other than sums of interest and principal are payable within 15 days of the Bank's written demand. (b) The Borrower shall indicate the Facility Number in the payment details for each payment made in accordance with this Agreement. (c) A sum due from any Obligor shall be deemed paid when the Bank receives it. (d) Any Utilisations shall be made into the Proceeds Account. (e) Any payments to the Bank from the Borrower under a Finance Document shall be made from the Payment Account. (f) Each sum payable by an Obligor to the Bank under a Finance Document shall be paid to the relevant account notified by the Bank to the Parent. The Bank shall notify the Parent of such account not less than 15 days before the due date for the first payment by the Borrower under a Finance Document and shall notify any change of such account not less than 15 days before the date of the subsequent payment after which the change applies. This period of notice shall not apply in the case of payment under clause 23.20 (Acceleration). 26.3 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date. 26.4 Currency of account (a) Subject to clauses 26.4(b) and 26.4(c) below, euro is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (c) Any amount expressed to be payable in a currency other than euro shall be paid in that other currency. 26.5 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Bank (after consultation with the Parent); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Bank (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Bank (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. EXECUTION VERSION 75 Corporate Use 26.6 Disruption to payment systems If either the Bank determines (in its discretion) that a Disruption Event has occurred or the Bank is notified by the Parent that a Disruption Event has occurred: (a) the Bank may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of this Agreement as the Bank may deem necessary in the circumstances; (b) the Bank shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; and (c) the Bank shall not be liable for any damages, costs or losses whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Bank) arising as a result of a Disruption Event or for taking or not taking any action pursuant to or in connection with this clause 26.6. 27. SET-OFF The Bank may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Bank) against any matured obligation owed by the Bank to such Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 28. NOTICES 28.1 Communication in writing Any notice or other communication given under or in connection with the Finance Documents must be in writing and, unless otherwise stated, may be made by letter or electronic mail. 28.2 Addresses The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Parent (for itself and as Obligors' Agent): Bridgeview House (Building 11) Constantia Office Park Cnr 14th Avenue and Hendrik Potgieter Road Weltevreden Park 1709 South Africa Attention: Charl Keyter Email: IR@sibanyestillwater.com (b) in the case of Stillwater Mining Company: 536 East Pike Ave Columbus Montana 59019 United States Attention: Charl Keyter Email: IR@sibanyestillwater.com in the case of Sibanye-Stillwater Sandouville Refinery: EXECUTION VERSION 76 Corporate Use Sandouville Refinery Zone Industrielle Portuaire du Havre Sandouville 76430 France Attention: Charl Keyter Email: IR@sibanyestillwater.com (c) in the case of any other Obligor, that notified in writing to the Bank on or prior to the date on which it becomes a Party; (d) in the case of the Bank: 100 boulevard Konrad Adenauer L-2950 Luxembourg Attention: Operations Email: contactline-98193@eib.org (e) in the case of the Green Loan Coordinator: 2 King Edward Street London EC1A 1HQ Attention: Sustainability Banking Solutions Group and Damien Orban, Loan Capital Markets Email: emealendingopsagencybilat@bofa.com and Damien.orban@bofa.com or any substitute address or electronic mail address or department or officer as a Party may notify to the other by not less than 10 Business Days' notice. 28.3 Delivery (a) Notices and other communications for which fixed periods are laid down in this Agreement, or which themselves fix periods binding on the addressee, may be made by hand delivery, registered letter or by electronic mail. Such notices and communications shall be deemed to have been received by the other Party: (i) in relation to a hand-delivered or registered letter on the date of delivery; or (ii) in the case of any electronic mail, only when such electronic mail is actually received in readable form and only if it is addressed in such manner as the other Party has specified for this purpose. (b) Any notice provided by the Borrower to the Bank by electronic mail shall: (i) include the Facility Number in the subject line; and (ii) be in the form of a non-editable electronic image (pdf, tif or other common non-editable file format agreed between the Parties) of the notice signed by an Authorised Signatory with individual representation right or at least two Authorised Signatories with joint representation rights, attached to the electronic mail. (c) Notices issued by the Borrower pursuant to any provision of this Agreement shall, where required by the Bank, be delivered to the Bank together with satisfactory evidence of the authority of the person or persons authorised to sign such notice on behalf of the Borrower and the specimen signature of such person or persons. (d) Without affecting the validity of electronic mail notices made in accordance with this clause 28, the following notices and documents, with the exception of notices and documents signed with a qualified EXECUTION VERSION 77 Corporate Use electronic signatures (QES), shall also be sent by registered letter to the relevant Party at the latest on the immediately following Business Day: (i) Utilisation Request; (ii) any notices in respect of a cancellation of any Loan, Market Disruption Event, Prepayment Request, Prepayment Notice, Event of Default or any demand for prepayment; and (iii) any other notice or document required by the Bank. (e) The Parties agree that any of the above communications (including via electronic mail) is an accepted form of communication, shall constitute admissible evidence in court and shall have the same evidential value as an agreement under hand. 28.4 English language (a) Any notice or communication given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so, required by the Bank, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document. 29. MISCELLANEOUS 29.1 Place of performance The place of performance by the Bank under this Agreement shall be Luxembourg. 29.2 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Bank are prima facie evidence of the matters to which they relate. 29.3 Certificates and determinations Any certification or determination by the Bank of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 29.4 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or in any case where the practice in the Related Market differs in accordance with that market practice. 29.5 Entire Agreement This Agreement constitutes the entire agreement between the Bank and the Obligors in relation to the provision of the Facility hereunder, and supersedes any previous agreement, whether express or implied, on the same matter. 29.6 Partial invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired. 29.7 Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of the Bank, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of the Bank shall be effective unless it is in

EXECUTION VERSION 78 Corporate Use writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 29.8 Amendments and waivers Any term of this Agreement may be amended or waived only with the consent the Bank and the Obligors and any such amendment or waiver shall be binding on all Parties. 29.9 Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 29.10 Data protection (a) When disclosing information (other than mere contact information relating to any Obligor's personnel involved in the management of this Agreement ("Contact Data")) to the Bank in connection with this Agreement, the Borrower shall redact or otherwise amend that information (as necessary) so that it does not contain any personal data, except where this Agreement requires, or the Bank requests, the disclosure of such information in the form of personal data. (b) Before disclosing any personal data (other than Contact Data) to the Bank in connection with this Agreement, the Parent shall ensure that each data subject of such personal data: (i) has been informed of the disclosure to the Bank (including the categories of personal data to be disclosed); and (ii) has been advised of the information contained in (or has been provided with an appropriate link to) the Bank's privacy statement in relation to its lending and investment activities as set out from time to time at https://www.eib.org/en/privacy/lending (or such other address as the Bank may notify to the Parent from time to time). 29.11 Independent controller For the purposes of GDPR and Regulation (EU) 2018/1725, the Parties acknowledge that each Party shall act as an independent controller, and not a processor on behalf of or joint controller with the other Party, when processing personal data in connection with this Agreement. 30. CONFIDENTIAL INFORMATION 30.1 Confidentiality (a) The Bank agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 30.2 (Disclosure of Confidential Information) and clause 30.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. (b) Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU. 30.2 Disclosure of Confidential Information The Bank may disclose: (a) to any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Bank shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 30.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; EXECUTION VERSION 79 Corporate Use (b) to any person: (i) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) appointed by the Bank or by a person to whom clause 30.2(b)(i) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf; (iii) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 30.2(b)(i) above; (iv) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (v) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vi) who is a Party; or (vii) with the consent of the Parent; in each case, such Confidential Information as the Bank shall consider appropriate if: (A) in relation to clauses 30.2(b)(i) and 30.2(b)(ii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to clause 30.2(b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and (C) in relation to clauses 30.2(b)(iv) and 30.2(b)(v) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Bank, it is not practicable so to do in the circumstances; (c) to any person appointed by the Bank or by a person to whom clause 30.2(b)(i) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 30.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the Bank; (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and (e) to any "Finance Party" under the Parallel Facilities and including, in the case of Finnvera, any of their insurers, prospective insurers, prospective reinsurers, reinsurance brokers and any other provider of credit security such Confidential Information as may be required in connection with, and for the purposes of, any insurance or reinsurance. EXECUTION VERSION 80 Corporate Use 30.3 Disclosure to numbering service providers (a) The Bank may disclose to any national or international numbering service provider appointed by the Bank to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) the Signature Date; (v) clause 31 (Governing law); (vi) the names of any "Finance Party" under the Parallel Facilities; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the Facility (and any tranches); (ix) amount of the Loan; (x) currency of the Facility; (xi) type of the Facility; (xii) ranking of the Facility; (xiii) Final Maturity Date; (xiv) changes to any of the information previously supplied pursuant to clauses 30.3(a)(i) to 30.3(a)(xiii) above; and (xv) such other information agreed between the Bank and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Parent represents that none of the information set out in clauses 30.3(a)(i) to 30.3(a)(xv) above is, nor will at any time be, unpublished price-sensitive information. (d) The Bank shall notify the Parent of: (i) the name of any numbering service provider appointed by the Bank in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. 30.4 EIB specific additional requirements Notwithstanding any requirement of this clause 30, the Bank may use and/or disclose Confidential Information and shall not be in breach of its duty of confidentiality under this clause 30 by making such use or disclosure thereof: (a) if required by law or regulation, in accordance with any treaty or document of a similar nature binding on the Bank or pursuant to any agreement to which the Bank is a party which implements such law, regulation, treaty or binding document of a similar nature or pursuant to the rules of any relevant stock exchange; EXECUTION VERSION 81 Corporate Use (b) to the European Commission, the European Court of Auditors, the European Anti-Fraud Office (OLAF) and/or the European Public Prosecutor's Office (EPPO); (c) to Member States of the European Union (including their representatives) or committees set up by the European Commission and/or Member States under any mandate under which the Bank operates, in order to obtain any opinion, consent, or waiver required in connection with the financing of the Project; (d) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, or by any equivalent body of the European Union or of any of its Member States, (e) to whom information is required to be disclosed in connection with and for the purposes of any litigation, arbitration, administrative or other investigations, proceedings or disputes; (f) in order to protect its interests in the course of any legal or arbitration proceedings to which both the Borrower or Parent and the Bank are a party; (g) in accordance with the Banks’s Transparency Policy and Anti-fraud Policy (as published on the Bank's website); or (h) with the consent of the Parent. 30.5 Entire agreement This clause 30 constitutes the entire agreement between the Parties in relation to the obligations of the Bank under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 30.6 Inside information The Bank acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and it undertakes not to use any Confidential Information for any unlawful purpose. 30.7 Notification of disclosure The Bank agrees (to the extent permitted by law and regulation) to inform the Parent: (a) of the circumstances of any disclosure of Confidential Information made pursuant to clause 30.2(b)(iv) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this clause 30. 30.8 Continuing obligations The obligations in this clause 30 are continuing and, in particular, shall survive and remain binding on the Bank for a period of 12 months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which the Bank otherwise ceases to be the Bank. 31. GOVERNING LAW This Agreement (other than clause 32 (Competent jurisdiction and enforcement)) and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of England. 32. COMPETENT JURISDICTION AND ENFORCEMENT 32.1 Arbitration (a) This clause 32 shall be governed by French law.

Corporate Use

EXECUTION VERSION

(b) Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it ((for the purpose of this clause 32, a "Dispute") shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (for the purpose of this clause 32, the Rules).

(c) The Rules are incorporated by reference into this clause 32 and capitalised terms used in this clause 32 which are not otherwise defined in this Agreement have the meaning given to them in the Rules.

(d) The number of arbitrators shall be three. The arbitrators nominated by the parties shall jointly nominate the third arbitrator who, subject to confirmation by the ICC Court, will act as president of the arbitral tribunal.

(e) The seat or legal place of arbitration shall be Paris, France.

(f) The language used in the arbitral proceedings shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation. Each arbitrator shall be English law qualified and have 10 years practicing experience.

(g) Service by the Secretariat of any Request for Arbitration made pursuant to this clause 32 shall be at the address given for the sending of notices under this Agreement in clause 28 (Notices) and in a manner provided for in that clause.

(h) If, at the case management conference, it appears to the Arbitral Tribunal that there is or may be no real prospect of a party succeeding on any or all of the claims made in the arbitration or of successfully defending any or all of the claims made in the arbitration, the Arbitral Tribunal may determine such claim(s) by a summary procedure if it considers that it is in the interests of justice to do so. The parties may make submissions about whether this is an appropriate procedure. In the event that a summary procedure is adopted, the Arbitral Tribunal shall proceed to determine such claim(s) as soon as reasonably practicable. The Arbitral Tribunal may call for further short written submissions in relation to such claim(s) and shall only hold an oral hearing to determine by way of award such claim(s) if it feels that it is necessary to do so. The Arbitral Tribunal may decide in its award to determine by the summary procedure only certain of the claims advanced in the arbitration.

(i) Each party waives any objection, on the basis that a Dispute has been resolved in a manner contemplated in this clause 32, to the validity and/or enforcement of any arbitral award made by an Arbitral Tribunal following the Dispute being resolved in that manner.

(j) For the avoidance of doubt, where an Arbitral Tribunal is appointed under this Agreement, the whole of its award is deemed for the purposes of the New York Convention on the Recognition and Enforcement of Arbitral Awards 1958 to be contemplated by this Agreement.

(k) Nothing in this clause 32 shall interfere with, override or otherwise erode Bank's privileges and immunities as set out in the EU treaties including, without limitation, the inviolability of its archives and the Bank expressly reserved its rights in this regard.

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SCHEDULE 1

The Original Guarantors

Original Guarantors	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Sibanye Stillwater Limited	South Africa	2014/243852/06
Keliber Oy	Finland	0752546-7
Sibanye Gold Proprietary Limited	South Africa	2002/031431/07
Stillwater Mining Company	Delaware (United States)	81-0480654
Kroondal Operations Proprietary Limited	South Africa	2000/000341/07
Western Platinum Proprietary Limited	South Africa	1963/003589/07
Sibanye Rustenburg Platinum Mines Proprietary Limited	South Africa	2015/305479/07
Eastern Platinum Proprietary Limited	South Africa	1987/070294/07
Sibanye-Stillwater Sandouville Refinery	France	817 398 993 R.C.S Le Havre

83

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SCHEDULE 2

Conditions precedent

Part I – Conditions precedent to initial Utilisation

Original Obligors

1.1 A copy of the constitutional documents of each Original Obligor.

1.2 The List of Accounts.

1.3 The List of Signatories.

1.4 A copy of a resolution of the board of directors/ relevant corporate body (as applicable) of each Original Obligor:

(a) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b) in the case of each Original Guarantor incorporated in South Africa:

(i) complying with the requirements of section 45(3)(b) and section 45(4) of the Companies Act in connection with any financial assistance to be granted by that Original Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party;

(ii) complying with the requirements of section 46 of the Companies Act in connection with any "distribution" (as defined in the Companies Act) that may arise as a result of its entry into the Finance Documents to which it is a party; and

(iii) complying with the requirements of section 75 of the Companies Act in connection with the disclosure of any personal financial interest which a director may have in respect of a matter to be considered by the board of directors;

(c) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(d) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.5 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1(b) of Part 1 of Schedule 2 above.

1.6 To the extent required under applicable law, any other applicable law or the constitutional documents of an Original Obligor a copy of a resolution duly passed by the holders of the issued shares of that Original Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Original Obligor is a party.

1.7 A copy of a special resolution of the shareholders of each Original Guarantor incorporated in South Africa approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by that Original Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party.

1.8 A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

1.9 A certificate of the Parent (signed by a director) confirming as at the Signature Date that:

(a) no Default has occurred or is continuing or will result from the execution of the Finance Documents or, if a Default has occurred and is continuing describing that Default and the steps being taken to remedy it; and

(b) the representations given by it under the Finance Documents are correct in all respects or, if any such representation is not correct in all respects, describing the relevant misrepresentation and the steps being taken to remedy it.

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1.10 A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

1.11 If such Original Obligor is a US Guarantor, a certificate confirming the existence and good standing (including verification of tax status, if generally available) of such US Guarantor from the appropriate governmental authorities in such US Guarantor's jurisdiction of organisation, issued not more than 10 days prior to the Signature Date.

1.12 With respect to any French Guarantor:

(a) a reference to its constitutional documents in paragraph 1(a) above means its up-to-date articles of association (statuts);

(b) a copy of a Kbis extract, an insolvency certificate (certificat de non-faillite) and lien searches (état des privilèges et nantissements) dated no more than 15 days from the Signature Date;

1.13 if applicable, a power of attorney granted by the legal representative of any French Guarantor authorizing one or several persons to execute, deliver and perform the Finance Documents to which that French Guarantor is a party or

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EXECUTION VERSION 86 Corporate Use any other document delivered in connection herewith on or about the Signature Date and certifying that such power of attorney has not been modified, rescinded or amended and is in full force and effect; Finance Documents 1.14 Two originals of this Agreement duly executed by all Parties. Legal opinions The following legal opinions, each addressed to the Bank: 1.15 A legal opinion of Ashurst LLP, legal advisers to the Bank in England, substantially in the form distributed to the Bank prior to the Signature Date. 1.16 A legal opinion of Linklaters LLP, legal advisors to the Obligors in the United States, substantially in the form distributed to the Bank prior to the Signature Date. 1.17 A legal opinion of Webber Wentzel, legal advisers to the Obligors in South Africa, substantially in the form distributed to the Bank prior to the Signature Date. 1.18 A legal opinion of Linklaters LLP, legal advisers to the Obligors in France, substantially in the form distributed to the Bank prior to the Signature Date. 1.19 A legal opinion of Borenius Attorneys Ltd, legal advisers to the Bank in Finland, substantially in the form distributed to the Bank prior to the Signature Date. Other documents and evidence 1.20 A copy of any other Authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. 1.21 Evidence that all requisite South African regulatory approvals have been obtained in respect of the Finance Documents, including exchange control approval by the Financial Surveillance Department of the South African Reserve Bank. 1.22 The Original Financial Statements of each Original Obligor. 1.23 Evidence that the fees, costs and expenses then due from the Parent pursuant to clause 11 (Fees) and clause 14 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date. 1.24 The Group Structure Chart. 1.25 A copy of any other document, authorisation, opinion or assurance specified by the Bank. 1.26 The Second Party Opinion. 1.27 The Green Financing Framework. 1.28 Evidence acceptable to the Bank that a minimum aggregate equity injection into the Borrower (or Keliber with a Subordinated Shareholder Loan onwards to the Borrower) of EUR 250,000,000 representing a specified percentage of the Project and ancillary (whether direct or indirect) costs has already been spent in the financing of the Project. 1.29 Report from the Independent E&S and Technical Consultant dated February 2024, analysing the adequacy of the Equity Contribution in paragraph 1.28 above, together with this Facility and the other Parallel Facilities, to fund all EXECUTION VERSION 87 Corporate Use Project Costs forecasted by the Borrower (including showing appropriate minimum liquidity) and highlighting potential cost overruns. 1.30 Signed copies of the other Parallel Facilities. 1.31 A copy of the final technical and environmental and social due diligence report from the Independent E&S and Technical Consultant. 1.32 A copy of the Financial Model, including tax assumptions, the Life of Mine Plan and the Base Case Model demonstrating compliance with financial covenants. 1.33 A climate change vulnerability risk assessment in form and substance satisfactory to the Bank. EXECUTION VERSION 88 Corporate Use Part II – Conditions precedent to all Utilisations 1.1 A Utilisation Certificate signed by an Authorised Signatory with individual representation right or at least two Authorised Signatories with joint representation rights and dated no earlier than 10 Business Days and no later than six Business Days prior to the Utilisation Date. Part III - Conditions precedent required to be delivered by an Additional Guarantor 1.1 An Accession Letter, duly executed by the Additional Guarantor and the Borrower. 1.2 A copy of the constitutional documents of the Additional Guarantor. 1.3 A copy of a resolution of the board of directors of the Additional Guarantor: (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter; (b) in the case of an Additional Guarantor incorporated in South Africa and to the extent applicable: (i) complying with the requirements of section 45(3)(b) and section 45(4) of the Companies Act in connection with any financial assistance to be granted by that Additional Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party; (ii) complying with the requirements of section 46 of the Companies Act in connection with any "distribution" (as defined in the Companies Act) that may arise as a result of its entry into the Finance Documents to which it is a party; and (iii) complying with the requirements of section 75 of the Companies Act in connection with the disclosure of any personal financial interest which a director may have in respect of a matter to be considered by the board of directors. (c) authorising a specified person or persons to execute the Accession Letter on its behalf; and (d) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents. 1.4 Each Guarantor incorporated in South Africa as at the date on which each Additional Guarantor accedes to the Agreement in accordance with clause 24 (Changes to the Obligors) is required to deliver the following documents to the Bank: (a) to the extent applicable, a resolution of the board of directors of such Guarantor; (i) complying with the requirements of section 45(3)(b) and section 45(4) of the Companies Act in connection with any financial assistance to be granted by that Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party; (ii) complying with the requirements of section 46 of the Companies Act in connection with any "distribution" (as defined in the Companies Act) that may arise as a result of its entry into the Finance Documents to which it is a party; and (iii) complying with the requirements of section 75 of the Companies Act in connection with the disclosure of any personal financial interest which a director may have in respect of a matter to be considered by the board of directors; (b) to the extent required by the Companies Act, any other applicable law or the constitutional documents of the Guarantor, a copy of a resolution duly passed by the holders of the issued shares of that Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Guarantor is a party; and (c) a copy of a special resolution of the shareholders of each Original Guarantor incorporated in South Africa approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by that Original Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party. EXECUTION VERSION 89 Corporate Use 1.5 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.3 above. 1.6 To the extent required by the Companies Act, any other applicable law or the constitutional documents of an Additional Guarantor, a copy of a resolution duly passed by the holders of the issued shares of that Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Additional Guarantor is a party. 1.7 If applicable, in the case of an Additional Guarantor incorporated in South Africa, a copy of a special resolution of the shareholders of the Additional Guarantor approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by the Additional Guarantor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party. 1.8 A certificate of the Additional Guarantor (signed by a director or an authorised signatory) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded. 1.9 A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Schedule 2 in respect of that Additional Guarantor is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter. 1.10 Such documentation and other evidence relating to the Additional Guarantor as is reasonably requested by the Bank in order for the Bank to carry out and be satisfied it has complied with all necessary "know your customer" or similar identification procedures under all applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents. 1.11 A copy of any other Authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. 1.12 If available, the latest audited Financial Statements of the Additional Guarantor. 1.13 The following legal opinions, each addressed to the Bank: (a) a legal opinion of the legal advisers to the Bank in England; (b) if the Additional Guarantor is incorporated in South Africa a legal opinion of the legal advisors to the Obligor in South Africa; (c) if the Additional Guarantor is incorporated or formed in any state of the United States or in the District of Columbia, a legal opinion of the legal advisors to such Additional Guarantor in such jurisdiction; and (d) if the Additional Guarantor is incorporated in a jurisdiction other than England, South Africa or any state of the United States or in the District of Columbia: (i) (if required by the Bank) a legal opinion of the legal advisers to the Bank in the jurisdiction of incorporation of the Additional Guarantor; and (ii) a legal opinion of the legal advisers to the Obligors in the jurisdiction of incorporation of the Additional Guarantor. 1.14 If the proposed Additional Guarantor is incorporated in or organised under a state of the United States or in the District of Columbia: (a) a good standing certificate of that Additional Guarantor from its jurisdiction of incorporation or organisation, dated not earlier than ten days prior to the date of the relevant Accession Letter; and (b) a certificate of the chief financial officer, treasurer or assistant treasurer or, if there is no chief financial officer, treasurer or assistant treasurer, the president of that Additional Guarantor certifying as to the solvency of the company after the consummation of the transactions contemplated by the Finance Documents.

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SCHEDULE 3

Utilisation procedure

Part I – Utilisation

1.1 Delivery of a Utilisation Request

(a) The Borrower may borrow a Loan by giving to the Bank a duly completed original Utilisation Request, provided that such Utilisation Request is delivered to the Bank at least 15 Business Days prior to the last day of the Availability Period.

(b) Any terms of a proposed Utilisation which are exchanged between the Bank and the Borrower prior to the completion of a Utilisation Request are indicative only and non-binding.

1.2 Completion of a Utilisation Request

(a) Each Utilisation Request will not be regarded as having been duly completed unless it specifies:

(i) the amount of the Loan requested (which shall at all times be in EUR and in an amount which is, or shall be, pro rata to Utilisations under the other Parallel Facilities); and

(ii) the Scheduled Utilisation Date which shall be a Business Day falling (A) at least 15 Business Days after the date of the Utilisation Request and (B) on or prior to the last day of the Availability Period for the Loan.

(b) Each Utilisation Request shall be signed by an Authorised Signatory with individual representation right or by two or more Authorised Signatories with joint representation right.

(c) The Bank may rely on the information set out in the most recent List of Signatories provided to the Bank by the Borrower. If a Utilisation Request is signed by a person defined as Authorised Signatory under the most recent List of Signatories provided to the Bank by the Borrower, the Bank may assume that such person has the power to sign and deliver in the name and on behalf of the Borrower such Utilisation Request.

(d) The Borrower shall sign the Utilisation Request either by way of wet-ink signature or electronic signature. The use of electronic signature is limited to qualified electronic signatures (QES) in the meaning of Regulation (EU) No 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing Directive 1999/93/EC (so called "eIDAS").

(e) Each Utilisation Request is irrevocable.

1.3 Proceeds Account

Each Utilisation shall be made to the Proceeds Account.

1.4 Currency of Utilisation

Each Loan shall be in EUR.

1.5 Minimum amount of Loan

The amount of each Loan shall be in a minimum amount of EUR 5,000,000 or (if less) the Available Facility.

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SCHEDULE 4

Project requirements

Part I - Technical Description

Purpose, Location

The aim of the project is to implement lithium hydroxide ("LiOH") production, including lithium mineral ore extraction from own resources and a beneficiation plant for the production of spodumene concentrate. The LiOH will be of high purity battery grade. The nominal capacity of the LiOH production plant amounts to 16 kt/y of battery-grade lithium hydroxide. The project is located in the region of Central Ostrobotnia, in Finland. The hydro-metallurgical processing plant will be located in the chemical park of the port of Kokkola, Finland.

Description

The project comprises 3 different items/plants/activities:

1. Lithium mineral ore mines, both open pit and underground.
2. A concentrator plant for the processing of the pegmatite ores from in-house mine extraction.
3. A hydro-metallurgical processing plant with a nominal capacity of 16 kt/y of high purity battery grade LiOH.

1) Li mines: Up to 5 mines, both open pit and/or underground for a extraction of ~850 kt/a of spodumene ores. The mines include among others:

- Services such as EPCM, freight and temporary housing facilities during construction
- Equipment and facilities related to utilities
- Access road
- Waste rock dump areas
- various mobile equipment and explosive storage facilities

2) Concentrator plant: The nominal and design manufacturing capacity of the concentrator (post crushing and sorting) is 680 kt/a and 815 kt/a respectively. The concentrator plant has the following characteristics and includes among others:

- Processing capacity of raw minerals: input ~815 kt/y, output of ~200 kt per year of Lithium (Li) spodumene concentrate
- Appropriate equipment for primary and secondary crushing and ore sorting
- Tertiary crushing equipment
- Equipment for grinding in two stages
- Desliming equipment
- Pre-flotation, flotation and separation equipment
- Concentrate dewatering equipment
- Appropriate tailing storage facilities
- Appropriate water treatment and monitoring ponds and facilities
- Services such as EPCM, freight and temporary housing facilities during construction

The concentrator will be located adjacent to the Rapasaari mine site.

3) Hydro-metallurgical processing plant: The nominal and design manufacturing capacity of this plant is ~16 kt/y of battery grade Lithium hydroxide monohydrate. The plant has the following characteristics and includes among others:

- Feedrate: ~23 - 25 tons per hour (wet) of spodumene concentrate
- Kiln for the high temperature conversion of the mineral concentrate
- Necessary grinding, screening filtration and pressure leaching equipment
- Equipment for conversion leaching
- Concentration, crystallisation and drying equipment
- Auxiliary equipment and facilities
- Equipment and facilities related to utilities, such as natural gas, steam, water and electricity
- Services such as EPCM, freight and temporary housing facilities during construction
- Water treatment equipment and facilities.

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Calendar

Early works for the access roads to the mines and concentrator plant and on the site of the first mine started already in February 2022. First larger work packages started in March 2023. Equipment installation started in December of 2023. Hot commissioning of the Li refining plant is planned for Q3 2025 and H1 2026 for the concentrator plant. The project should be fully operational by the end of 2026. The ramp-up phase of the project will extend towards end of H2 2026. Usage of in-house spodumene concentrate is expected to start in H1 2026. During and after the ramp-up period the promoter expects to first manufacture technical grade LiOH, and the promoter expects to manufacture battery grade LiOH by end of 2027. The project implementation starts on the 01.02.2023 and ends on the 31.12.2026.

Part II – Reporting

PROJECT INFORMATION TO BE SENT TO THE BANK AND METHOD OF TRANSMISSION

1. Dispatch of information: designation of the person responsible

The information below has to be sent to the Bank under the responsibility of:

	Financial Contact	Technical Contact
Company	Keliber Technology Oy	Keliber Technology Oy
Contact person	Riku Sauso	Hannu Hautala
Title	CFO	CEO
Function / Department financial and technical	Group management	Group management
Address	Ristirannankatu 1, 67100 Kokkola Finland	Ristirannankatu 1, 67100 Kokkola Finland
Phone	+358-50-3541133	+358-40-712 2432
Email	riku.sauso@sibanyestillwater.com	hannu.hautala@sibanyestillwater.com

The above-mentioned contact persons are the responsible contacts for the time being.
The Borrower shall inform the EIB immediately in case of any change.

2. Information on specific subjects

The Borrower shall deliver to the Bank the following information at the latest by the deadline indicated below.

Document / information	Deadline
Develop a climate change vulnerability risk assessment in line with EIB requirements.	Before first disbursement
Share any updates of the EIA reports and environmental permits with the Bank, if required by the competent authority;	Undertaking
Share with the bank the environmental permit update for the concentrator plant as soon as available (update linked to the Vaasa Court appeals ruling of Feb 2024)	Undertaking
Share with the bank the environmental permit update for the Rapasaari mine/mine complex as soon as available (update linked to the Vaasa Court appeals ruling of Feb 2024)	Undertaking
Share the water management plan, as required by the environmental permit for components, which will demonstrate the fulfilment of the water related conditions.	Undertaking
Share the final solution with regards to management of the analcime sand.	Undertaking
Share with EIB any deviation from the environmental permit conditions which lead to additional or changed mitigation measures.	Undertaking

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3. Information on the project's implementation

The Borrower shall deliver to the Bank the following information on project progress during implementation at the latest by the deadline indicated below.

Document / information	Deadline	Frequency of reporting

Project Progress Report including:
 	
- A brief update on the Technical Description, explaining the reasons for significant changes vs. initial scope;
- Update on the date of completion of each of the main project's components, explaining reasons for any possible delay;
- Update on the cost of the project, explaining reasons for any possible cost variations vs. initial budgeted cost;
- Environmental and social report with the content specified below from a third party / advisor. (The environmental and social report is only required on a yearly basis).
- A description of any major issue with impact on the environment and/or social impact;
- Update about the market (prices and volumes) and demand evolution for LiOH and expected impact on Keliber and the project Employment effects of the project:
  o person-days required during implementation of the project
  o permanent new jobs created after the project implementation, employment evolution per year at Keliber broken-down by relevant area)
- Update on the cost competitiveness of the project (position on the cost curve) based on internal evaluation or if available third party assessment.
- Update of the project's financial model (in excel) (actual and forecasts) up to the of the loan tenor.
- Update on the projects Li resources and reserves, or link to latest relevant figures.
- To the extent there have been any regulatory updates having an impact on the project.
- Update on average manufacturing figures of the plant (if relevant) among others for (tons per year):
  o Total mining and stripping ratio
  o DSO / Spodumene concentrate output
  o LiOH
  o Relevant by products
- Any significant issue that has occurred and any significant risk that may affect the project's operation;
- Any legal action concerning the project that may be on-going;
- Non-confidential project-related pictures, if available.
	End of February and end of August of each year	Semi-annual until commercial operation date (COD) or project completion date.

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Cost summary table in the following format:

IC	**INITIAL CAPEX**								
	Direct Costs			*Start Period*	*End Period*				
		2100	SYVÄJÄRV	*Oct-23*		8,580.8		*8,580.8*	kEUR
		2200	RAPASAAI			-		-	kEUR
		2300	LÄNTTÄ N			-		-	kEUR
		2400	OUTOVES			-		-	kEUR
		2500	EMMES N			-		-	kEUR
		3000	CONCENT	*Sep-23*		169,940.0		*169,940.0*	kEUR
		4000	LITHIUM	*Sep-23*		282,939.9		*282,939.9*	kEUR
	Direct Costs		**Total Base Case**		*461,460.8*	**461,460.8**		***461,460.8***	**kEUR**
			Capex Change Scenario			-		-	kEUR
	Direct Costs		**Total incl. Capex Sce**		*461,460.8*	**461,460.8**		***461,460.8***	**kEUR**
	Indirect Costs								
		1001	ENGINEERING & CONSTRUCTIC			37,844.6		*37,844.6*	kEUR
		1002	SITE FACILITIES DURING CONST			7,911.5		*7,911.5*	kEUR
		1003	CONSTRUCTION EQUIPMENT			6,504.4		*6,504.4*	kEUR
		1004	SPARE PARTS			14,820.8		*14,820.8*	kEUR
		1005	COMMISSIONING			469.6		*469.6*	kEUR
		1006	OWNERS' COST			24,527.4		*24,527.4*	kEUR
			Tangible Assets			*22,514.2*		*10,603.9*	*kEUR*
			TA - No Depr.			*150.0*		*150.0*	*kEUR*
			Intangible Assets, EX			-		-	*kEUR*
			Intangible Assets, Other			*1,863.2*		*1,863.2*	*kEUR*
		1100	CONTINGENCY			12,746.2		*12,746.2*	kEUR
		1150	GRANTS			- 5,474.0		*- 5,474.0*	kEUR
	Indirect Costs		**Total before Grants,**		*104,824.6*	**104,824.6**		***104,824.6***	**kEUR**
			Capex Change Scenario			-		-	kEUR
	Indirect Costs		**Total before Grants**		*104,824.6*	**104,824.6**		***104,824.6***	**kEUR**
	Indirect Costs		**Total after Grants in**		*99,350.6*	**99,350.6**		***99,350.6***	**kEUR**
IC	**INITIAL CAPEX**		**TOTAL before Grant**		*566,285.4*	**566,285.4**		***566,285.4***	**kEUR**
IC	**INITIAL CAPEX**		**TOTAL after Grants**		*560,811.4*	**560,811.4**		***560,811.4***	**kEUR**

And the following items of the project:

- Pre-development sunk costs: estimated at EUR 95.3 at signature

Other project related	
Transaction costs	4.575
Commitment fees	3.959
Interest during construction and ramp-up	34.662
Opex and working capital	1.335
Sustaining capex	17.247
Other project related total	**61.777**

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Environmental and social (E&S) report requirements:

Item	Category	Info Semi-Annual	Additional Comment
1. Introduction and Executive Summary			
1.1	**Summary**	Executive Summary of the findings of the report	
1.2	**Summary**	Statement that the environmental and social requirements have been complied with since either the Signing Date or the previous report. If this statement cannot be given, details of the gaps and remedial actions / mitigations to be taken.	
2. Environmental & Social Assessment & Management System			
2.1	**Permitting**	Have the outstanding plan, program and permits been prepared and submitted to the authority?	Progress update on the implementation of the environmental permit conditions
2.2	**Permitting**	Have the reports/documents/studies required in the conditions of environmental permits approval been prepared and submitted to the authority?	Submission of KELIBER reports/documents studies to the supervisory authorities as the permits
2.3	**Permitting**	Have there been any changes or additional requirements from the authority?	-
2.4	**Permitting**	Details of all accidents/incidents and non-compliances and any remedial actions.	Including date of incident , response , lessons learned. e.g. spills, non-routine releases etc. *(all data reported in a format ensuring compliance with GDPR and other data management regulations, i.e. all incidents de-identified)*
2.5	**Permitting**	Is there any non-compliance with the conditions for the environmental permits?	-

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2.6	**Permitting**	Please list inspections carried out by authorities and in case of findings, summarize corrective actions taken.	-
Item	Category	Semi-Annual	**Additional Comment**
	3. Management Systems		
3.1	**Management Systems**	Have the outstanding management systems been implemented and certified/approved?	Ongoing review of certification/approval status including auditing updates

Item	Category	Semi-Annual	Additional Comment
4.	**Labour & Working Conditions**		
4.1	**Labour**	Number of FTE, gender breakdown (FTE), employee turnover	-
4.2	**Occupational H&S**	Number of work-related fatalities, accidents, and incidents	-
4.3	**Whistleblowing Policy**	Per incident (date received, description, status)	*(all data reported in a format ensuring compliance with GDPR and other data management regulations as well as policy and set-up for Whistleblowing, i.e. all incidents de-identified and described on a thematic level)*
4.4	**Worker Grievances**	Per incident (date received, description, status)	*(all data reported in a format ensuring compliance with GDPR and other data management regulations as well as policy and set-up for Whistleblowing, i.e. all incidents de-identified and described on a thematic level)*
Item	Category	Semi-Annual	**Additional Comment**
5.	**Pollution Prevention and Abatement**		

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5.1	**Air Quality Emissions**	As per the monitoring plan to be agreed with the competent Authorities • Measurement / sampling period (in line with agreed frequency) • Measurement / sampling analysis method (i.e. national standard xx) • Measurement / sampling points • Measured emission limit value in line with the appropriate parameter / unit per category • Compliance against applied standard and environmental permit conditions per parameter • Referred value (if comparing against commencement of constructions)	Assessment of compliance with the applied regulations / and/or conditions of the environmental permit per category. In accordance with the agreed monitoring plan with the competent authorities for applicable categories. For any instances of material / significant non-compliance, a description of the situation and possible causes, and explain the mitigating/preventive measures. As we move into operations the scope of what can be assessed may change (for example to reflect an updated environmental management plan).
5.2	**Water Quality Surface Water**		
5.3	**Water Quality Groundwater**		
5.5	**Noise**		
5.6	**Vibration**		
5.7	**Biodiversity Management**		
5.8	**Extractive waste management plans**	Any significant or material updates / changes in the project's extractive waste management plans	
5.9	**Analcime Sand**	Updates on solution for Li refining plant waste, i.e.: analcime sand. Update on certification process or alternative solutions	
5.10	**Extreme weather event**	Any extreme weather event (e.g.: heavy rain) with major impacts on the sites water management. Have the water management systems been effective?	
Item	Category	Semi-Annual	**Additional Comment**

6.	**Community, Health, Safety & Security**

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6.1	**Grievances**	Date Received, current status, description about the grievances	If the project proponent received serious grievances , please explain the situation and settlement procedure. *(all data reported in a format ensuring compliance with GDPR and other data management regulations as well as policy and set-up for Whistleblowing, i.e. all incidents de-identified and described on a thematic level)*
6.2	**Stakeholder Engagement (Main Site/concentrator plant)**	Planned and carried out engagements as per stakeholder management Plan including outcomes / lessons learned / actions implemented following the engagement activity.	

Item	Category	Info Semi-Annual	**Additional Comment**
7.	**Statements**		
7.2	**Disclosure**	Are the results of the environmental monitoring disclosed?	URL / location where the relevant monitoring report is located.
8.	**Conclusions and Recommendations**		
8.1	**Conclusion**	Concluding summary of the report findings including any remedial actions / recommendations for the next reporting period	

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4. Information on the end of works and first year of operation

The Borrower shall deliver to the Bank the following information on project completion and initial operation at the latest by the deadline indicated below.

Document / information	Date of delivery to the Bank

Project Completion Report, including:
- A final Technical Description of the project as completed, explaining the reasons for any significant change compared to the Technical Description in A.1.;
- The date of completion of each of the main project's components, explaining reasons for any possible delay;
- The final cost of the project, explaining reasons for any possible cost variations vs. initial budgeted cost;
- Breakdown of project costs by NUTS2 region
- Employment effects of the project: person-days required during implementation as well as permanent new jobs created;
- A description of any major issue with impact on the environment or social impacts;
- Environmental and social report with the content specified above from a third party / advisor.
- Confirmation that the project is in compliance with the environmental permit, and that all mitigation measures from the permit have been implemented.
- Confirmation that the project has been implemented in accordance with the relevant best available techniques (BAT).
- Yearly scope 1 emissions, scope 2 emissions and electrical energy consumption since start of production.
- Amount of any EU grants received in relation to the project.
- Employment effects of the project:
    o person-days required during implementation of the project
    o permanent new jobs created after the project implementation, employment evolution per year at Keliber broken-down by relevant area)
- Update on the cost competitiveness of the project (position on the cost curve) based on internal evaluation or if available third party assessment.
- Update of the project's financial model (in excel) (actual and forecasts) up to the of the loan tenor.
- Update on the projects Li resources and reserves, or link to latest relevant figures.
- To the extent there have been any regulatory updates having an impact on the project.
- Update on the project's demand or usage and comments;
- Update on average manufacturing figures of the plant (if relevant) among others for (tons per year):
    o Total mining and stripping ratio
    o DSO / Spodumene concentrate output
    o LiOH
	31 December 2028

o Relevant by products - Average production cost (EUR/t) for LiOH and spodumene concentrate - Sales revenues (M EUR) - Any significant issue that has occurred and any significant risk that may affect the project's operation; - Any legal action concerning the project that may be on going. - Update on the performance of the Borrower against its current decarbonisation targets. - Non-confidential project-related pictures, if available.	

Language of reports	English

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Part III – Project information undertakings

(a) The Borrower shall deliver to the Bank as the Bank may require within a reasonable time:

(i) the information in content and in form, and at the times, as agreed in Part II above;

(ii) any updates of the environmental impact assessment reports and environmental permits, if required by the competent authority;

(iii) the water management plan, as required by the environmental permit for components, which will demonstrate the fulfilment of the water related conditions;

(iv) the final solution with regards to management of the analcime sand;

(v) any deviation from the environmental permit conditions which lead to additional or changed mitigation measures; and

(vi) any such information or further document concerning the financing, procurement, implementation, operation and environmental or social matters of or for the Project or any information or further document required for the Bank to comply with its obligations under the InvestEU Regulation as the Bank may require within a reasonable time.

(b) If the Borrower does not deliver the information or document referred to in paragraph (a) above by the required time, the Bank may, at the Borrower's expense, employ its own staff or a consultant or any other third party to determine or obtain such information or document and the Borrower shall provide such assistance and access necessary for this purpose.

(c) The Borrower shall, promptly upon becoming aware of it and in any event within two Business Days of becoming aware, inform the Bank of:

(i) any action or protest initiated or any objection raised by any third party or any genuine complaint received by the Borrower, which is material or any material Environmental or Social Claim that it to its knowledge commenced, pending or threatened against it or any relevant Affiliate with regard to environmental or other matters affecting the Project;

(ii) any incident or accident relating to the Project which has or is likely to have a significant adverse effect on the Environment or on Social Matters;

(iii) any fact or event which may substantially prejudice or affect the implementation or operation of the Project;

(iv) any material non-compliance by it with any applicable Environmental and Social Law; and

(v) any suspension, revocation or material modification of any Environmental and Social Approval,

and set out the action to be taken with respect to such matters.

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SCHEDULE 5

EIB Policy Requirements

Part I – Acknowledgements

1.1 Anti-money laundering and countering the financing of terrorism

The Borrower acknowledges that the Bank supports the implementation of international and European Union standards in the field of anti-money laundering and countering the financing of terrorism and promotes tax good governance standards. It has established policies and procedures to avoid the risk of misuse of its funds for purposes which are illegal or abusive in relation to applicable laws. The Bank's group statement on tax fraud, tax evasion, tax avoidance, aggressive tax planning, money laundering and financing of terrorism is available on the Bank's website and offers further guidance to the Bank's contracting counterparties.

1.2 Transparency Policy

The Borrower acknowledges that the Bank considers that access to information plays an essential role in the reduction of environmental and social risks, including human rights violations, linked to the projects it finances and has therefore established its transparency policy, the purpose of which is to enhance the accountability of the Bank's group towards its stakeholders and the citizens of the European Union in general.

Part II – EIB policy representations

1.1 Sanctioned Persons

None of the Parent or any of its Subsidiaries and/or, to the best of the knowledge and belief of the Parent, any Relevant Person:

(a) is a Sanctioned Person; or

(b) is in breach of any Sanctions.

It is acknowledged and agreed that the representations set out in this Paragraph 1.1 are only sought by and given by an Obligor incorporated in the United Kingdom or any member state of the European Union to the Bank to the extent that to do so would not result in a breach by that Obligor or the Bank (as the case may be) of any applicable Blocking Law.

1.2 List of Accounts and List of Signatories

The most recent List of Accounts and the most recent List of Signatories are up to date and correct.

Part III – EIB Policy information undertakings

1.1 Information concerning the Project

(a) The Parent shall promptly and in any event within five Business Days of becoming aware, inform the Bank of any allegation, complaint or information which is not manifestly frivolous and untrue and is documented with regard to Illegal Activity or any Sanctions related to the Project and set out the action to be taken with respect to such matters.

(b) The Parent shall, promptly upon request, provide to the Bank:

(i) a certificate of its insurers showing fulfilment of the requirements of clause 21.13 (Insurance); and

(ii) annually, a list of policies in force covering the insured Project Assets, together with confirmation of payment of the current premiums.

1.2 Information concerning the Parent or any of its Subsidiaries

The Parent shall:

(a) When requested and within a reasonable time, deliver to the Bank such information, evidence or document (which is not already available to the Bank, including in terms of format, validity or content), concerning the compliance with the customer due diligence (CDD) and/or know your customer (KYC) requirements

101

EXECUTION VERSION 102 Corporate Use or similar identification and verification procedures relating to the Borrower and each Obligor under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents, as well as the Bank's internal policies; (b) promptly provide the Bank with a current List of Accounts and a current List of Signatories: (i) upon the request of the Bank; or (ii) if any information or evidence in a previous List of Accounts or List of Signatories requires updating, which the Bank shall approve in writing upon being satisfied with the content of any revised List of Accounts or any revised List of Signatories; and (c) promptly and in any event within five Business Days of becoming aware, inform the Bank of: (i) unless prohibited by law and to the extent not already notified to the Bank pursuant to clause 17.4(d) (Information: miscellaneous), any material litigation, arbitration, investigations or administrative proceedings carried out by a court, administration or similar public authority, which, to the best of its knowledge and belief, is current, imminent or pending against the Borrower or its controlling entities or members of the Borrower's management bodies in connection with Illegal Activity related to the Facility, the Loan or the Project; (ii) any Change in the Beneficial Ownership of the Borrower to the extent not already notified to the Bank pursuant to clause 7.3 (Change of control); (iii) any claim (except if manifestly frivolous and untrue), action, proceeding, formal notice or investigation relating to any Sanctions concerning the Parent or any of its Subsidiaries or any Relevant Person; and (iv) any measure taken by the Borrower pursuant to Paragraph 1.1 (Integrity) in Part IV of Schedule 5 (EIB policy requirements). Part IV – EIB policy undertakings 1.1 Integrity The Parent and the Borrower shall implement, within a reasonable timeframe, appropriate measures in respect of any member of its management bodies who has been convicted by a final and irrevocable court ruling of an Illegal Activity perpetrated in the course of the exercise of their professional duties, in order to ensure that such member is excluded from any Parent’s or Borrower's, respectively activity in relation to the Facility, the Loans or the Project. 1.2 Repayment of Loan under the InvestEU Fund The Parent and the Borrower shall ensure that the moneys to repay the Loan do not come from grants under an EU program. 1.3 Books and Records The Borrower shall ensure that it has kept and shall continue to keep proper books and records of account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower, including expenditures in connection with the Project, in accordance with GAAP as in effect from time to time. 1.4 Visits by the Bank (a) The Parent and the Borrower shall, and the Parent shall ensure that each member of the Group will, allow persons designated by the Bank, as well as persons designated by other institutions or bodies of the European Union, when so required by the relevant mandatory provisions of EU Law or pursuant to the InvestEU Regulation, at reasonable times and on reasonable notice: (i) to visit the sites, installations and works constituting the Project; (ii) to interview representatives of the Borrower, and not obstruct contact with any other person involved in or affected by the Project; and EXECUTION VERSION 103 Corporate Use (iii) to review the Borrower's books and records in relation to the execution of the Project and to be able to take copies of related documents to the extent permitted by the law. (b) The Parent and the Borrower shall, and the Parent shall ensure that each member of the Group will, provide to the Bank, or ensure that the Bank is provided with, all necessary assistance for the purposes described in this Paragraph 1.4. (c) The Parent, the Borrower and other members of the Group acknowledge that the Bank may be obliged to communicate information relating to the Borrower and the Project to any competent institution or body of the European Union in accordance with the relevant mandatory provisions of EU Law. 1.5 Disclosure and Publication (a) The Borrower acknowledges and agrees that: (i) it will use the emblem of the European Union or a reference to the EU, as appropriate, in a visible way in all its press releases, communications materials, the social media, as well as in the financing agreements related to the Project; (ii) the Bank may be obliged to communicate information relating to the Borrower and the Project to any competent institution or body of the European Union in accordance with the relevant mandatory provisions of European Union law or pursuant to the Invest EU Regulation; (iii) the Bank and/or the European Commission may showcase this Project by way of, among other, audio visual material or print publications and including information on the name and address of the Borrower, the financing form and the sector of activity of the Project; and (iv) the Bank may publish on its website and/or make press releases concerning the Project after signature of this Agreement. (b) Unless the Borrower, prior to receiving financial support under the InvestEU Fund, declares in writing to the Bank that the below publication by the Bank: (i) risks harming its commercial interests or threatening the rights and freedoms of the persons or entities concerned as protected by the Charter of Fundamental Rights of the European Union; or (ii) would be illegal under the laws and regulations applicable to the Borrower, the Bank shall annually publish on its website information on the Borrower, which shall include the name and address of the Borrower and the financing form of support under the InvestEU Fund. 1.6 Sanctions Each Obligor shall not, directly or indirectly: (a) enter into a business relationship with, and/or make any funds and/or economic resources available to, or for the benefit of, any Sanctioned Person in connection with the Project; (b) use all or any part of the proceeds of a Loan or lend, contribute or otherwise make available such proceeds to any person in any manner that would result in a breach by itself and/or by the Bank of any Sanctions; or (c) fund all or any part of any payment under a Finance Document out of proceeds derived from activities or businesses with a Sanctioned Person or in any manner that would result in a breach by itself and/or by the Bank of any Sanctions. It is acknowledged and agreed that the undertakings set out in this Part IV are only sought by and given by an Obligor incorporated in the United Kingdom or any member state of the European Union to the Bank to the extent that to do so would not result in a breach by that Obligor or the Bank (as the case may be) of any applicable Blocking Law. EXECUTION VERSION 104 Corporate Use SCHEDULE 6 Benchmark Rate "EURIBOR" means: (a) in respect of a relevant period of less than one month, the Screen Rate (as defined below) for a term of one month; (b) in respect of a relevant period of one or more months for which a Screen Rate is available, the applicable Screen Rate for a term for the corresponding number of months; and (c) in respect of a relevant period of more than one month for which a Screen Rate is not available, the rate resulting from a linear interpolation by reference to two Screen Rates, one of which is applicable for a period next shorter and the other for a period next longer than the length of the relevant period, (the period for which the rate is taken or from which the rates are interpolated being the "Representative Period"). For the purposes of paragraphs (a) to (c) above: (a) "available" means the rates, for given maturities, that are calculated and published by Global Rate Set Systems Ltd (GRSS), or such other service provider selected by the European Money Markets Institute (EMMI), or any successor to that function of EMMI, as determined by the Bank; and (b) "Screen Rate" means the rate of interest for deposits in EUR for the relevant period as published at 11:00 a.m., Brussels time, or at a later time acceptable to the Bank on the day (the "Reset Date") which falls two Business Days prior to the first day of the relevant period, on Reuters page EURIBOR 01 or its successor page or, failing which, by any other means of publication chosen for this purpose by the Bank. If such Screen Rate is not so published, the Bank shall request the principal offices of four major banks in the euro-zone, selected by the Bank, to quote the rate at which EUR deposits in a comparable amount are offered by each of them, as at approximately 11:00 a.m., Brussels time on the Reset Date to prime banks in the euro-zone interbank market for a period equal to the Representative Period. If at least two quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If no sufficient quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in the euro-zone, selected by the Bank, at approximately 11:00 a.m., Brussels time, on the day which falls two Business Days after the Reset Date, for loans in EUR in a comparable amount to leading European banks for a period equal to the Representative Period. The Bank shall inform the Borrower without delay of the quotations received by the Bank. All percentages resulting from any calculations referred to in this Schedule will be rounded, if necessary, to the nearest one thousandth of a percentage point, with halves being rounded up. If any of the foregoing provisions becomes inconsistent with provisions adopted under the aegis of EMMI (or any successor to that function of EMMI as determined by the Bank) in respect of EURIBOR, the Bank may by notice to the Borrower amend the provision to bring it into line with such other provisions. If the Screen Rate becomes permanently unavailable, the EURIBOR replacement rate will be the rate (inclusive of any spreads or adjustments) formally recommended by (i) the working group on euro risk-free rates established by the European Central Bank (ECB), the Financial Services and Markets Authority (FSMA), the European Securities and Markets Authority (ESMA) and the European Commission, or (ii) the European Money Market Institute, as the administrator of EURIBOR, or (iii) the competent authority responsible under Regulation (EU) 2016/1011 for supervising the European Money Market Institute, as the administrator of the EURIBOR, or (iv) the national competent authorities designated under Regulation (EU) 2016/1011, or (v) the European Central Bank. If the Screen Rate becomes permanently unavailable and no EURIBOR replacement rate is formally recommended as provided above, EURIBOR shall be the rate (expressed as a percentage rate per annum) which is determined by the Bank to be the all- inclusive cost to the Bank for the funding of the relevant Loan based upon the then applicable internally generated Bank reference rate or an alternative rate determination method reasonably determined by the Bank. EXECUTION VERSION 105 Corporate Use SCHEDULE 7 Part A, Form of Accession Letter To: [] From: [Subsidiary] and [insert name of the Borrower at the time] Dated: Dear Sirs Keliber Technology Oy – EIB Facility Agreement dated [] 2024 (the Agreement) 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to clause 24.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. 3. [Subsidiary's] administrative details are as follows: Address: Fax No: Email: Attention: 4. This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. [This Accession Letter is entered into by deed.] Keliber Technology Oy [Subsidiary]

EXECUTION VERSION 106 Corporate Use Part B, Form of Resignation Letter To: [] From: [resigning Obligor] and [insert name of the Borrower at the time] Dated: Dear Sirs Keliber Technology Oy – EIB Facility Agreement dated [] 2024 (the Agreement) 1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to clause 24.4 (Resignation of a Guarantor), we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement. 3. [We confirm that no Default is continuing or would result from the acceptance of this request.] 4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. [insert name of the Borrower at the time] [Subsidiary] By: By: EXECUTION VERSION 107 Corporate Use SCHEDULE 8 Form of Utilisation Request Utilisation Request Valid until: [time] CET on [date] To: [•] From: European Investment Bank 100 Boulevard Konrad Adenauer L-2950 LUXEMBOURG Date: [•] Subject: Utilisation Request for the Facility Agreement between the European Investment Bank and [Borrower] dated [•] (the "Facility Agreement") Serapis N° [•] Facility Number FI N° [•] Dear Sirs, Madams, We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning when used in this Utilisation Request unless given a different meaning in this Utilisation Request. 1. We wish to borrow a Loan on the following terms: Proposed Utilisation Date: [] (or, if that is not a Business Day, the next Business Day) Currency of Loan: EUR Amount: [] or, if less, the Available Facility Interest Period: [] 2. We confirm that each condition specified in clause 4.4 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 3. The proceeds of this Loan should be credited to the following bank account (the "Account"): Account Name: [] Bank: [] Account Number: [] Branch: [] Branch Code: [] 4. This Utilisation Request is irrevocable. Yours faithfully [] authorised signatory for Keliber Technology Oy [TO BE INSERTED ] EXECUTION VERSION 108 Corporate Use SCHEDULE 9 Form of Utilisation Certificate From: [Borrower] To: European Investment Bank Date: Subject: Facility Agreement between European Investment Bank and [Borrower] dated [•] (the "Facility Agreement") Serapis N° [•] Facility Number FI N° [•] Dear Sir/Madam, We refer to the Facility Agreement. This is a Utilisation Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Utilisation Certificate. We hereby confirm that: (a) no Default is continuing; (b) no Mandatory Prepayment Drawstop Event has occurred and is continuing; (c) the Repeating Representations are true in all material respects; and (d) the latest List of Accounts and the latest List of Signatories delivered to the Bank and confirmed as being in form and substance satisfactory to the Bank remains accurate and complete and can be relied upon for the purposes of this Utilisation Certificate. We undertake to immediately notify the Bank if any the above fails to be true or correct as of the Utilisation Date for the Requested Loan. Yours faithfully, EXECUTION VERSION 109 Corporate Use SCHEDULE 10 Form of Compliance Certificate From: [Parent] To: European Investment Bank Date: Subject: Keliber Technology Oy Facility Agreement between European Investment Bank and [Borrower] dated [•] (the "Facility Agreement") Serapis N° [•] Facility Number FI N° [•] Dear Sir/Madam, We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. We hereby confirm: (a) on [insert the date of calculation of the financial covenants], [insert financial covenant name and repeat for every financial covenant] amounts to [insert number] compared to [minimum/maximum] level of [insert number]; (b) that the following are Material Companies: []; (c) [that Distribution Conditions are satisfied;] (d) no Default or no Mandatory Prepayment Drawstop Event has occurred and is continuing unremedied or unwaived. [If this statement cannot be made, this certificate should identify any potential Mandatory Prepayment Event or Default that is continuing and the steps, if any, being taken to remedy it.] Yours faithfully, For and on behalf of [Borrower]

EXECUTION VERSION 110 Corporate Use SCHEDULE 11 LMA Form of Confidentiality Undertaking To: [insert name] Re: The Facility Company: [insert name of the Borrower at the time] (the Borrower) Date: Amount Agent: [] Dear Sirs In consideration of us agreeing to make available to you certain information with the knowledge and approval of the Borrower, by your signature of a copy of this letter you agree as follows: 1. Confidentiality 1.1 Confidentiality undertaking You undertake: (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 2.2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information; (b) to keep confidential and not disclose to anyone except as provided for by clause 2.2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility; (c) to use the Confidential Information only for the Permitted Purpose; and (d) to use all reasonable endeavours to ensure that any person to whom you disclose any information in accordance with clause 2.2 below (unless disclosed under clause 1.2(b)) acknowledges and complies with the provisions of this letter as if that person were also party to it. EXECUTION VERSION 111 Corporate Use 1.2 Permitted disclosure We agree that you may disclose such Confidential Information and such of those matters referred to in clause 1.1(b) above as you shall consider appropriate: (a) to your Affiliates and their officers, directors, employees, professional advisers and auditors if any person to whom the Confidential Information is to be given pursuant to this clause 1.2 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and (c) with the prior written consent of us and the Borrower. 1.3 Notification of disclosure You agree (to the extent permitted by law and regulation) to inform us: (a) of the circumstances of any disclosure of Confidential Information made pursuant to clause 1.2(b) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this letter. 1.4 Return of Copies If we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under clause 1.2(b) above. 1.5 Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in Part A of this letter shall cease on the earlier of (a) the date on which you become a party to the Facility Agreement or (b) the date falling [12] months after the date of your final receipt (in whatever manner) of any Confidential Information. 1.6 No representation; consequences of breach, etc You acknowledge and agree that: (a) neither we nor any of our officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and (b) we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted EXECUTION VERSION 112 Corporate Use an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you. 1.7 Entire agreement; no waiver; amendments, etc (a) This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. (b) No failure to exercise, nor any delay in exercising any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter. (c) The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us. 1.8 Inside information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose. 1.9 Nature of undertakings The undertakings given by you under Part A of this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group. 2. Miscellaneous 2.1 Third party rights (a) Subject to this clause 2.1 and to clauses 1.6 and 1.9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this letter. (b) The Relevant Persons and each member of the Group may enjoy the benefit of the terms of clauses 1.6 and 1.9 subject to and in accordance with this clause 2.1 and the provisions of the Third Parties Act. (c) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time. 2.2 Governing law and jurisdiction (a) This letter and the agreement constituted by your acknowledgement of its terms (the Letter) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law. (b) The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter). 2.3 Definitions In this letter (including the acknowledgement set out below): Confidential Information means all information relating to the Borrower, any Obligor, the Group, the Finance Documents and/or the Facility which is provided to you in relation to the Finance Documents or Facility by us or our advisers, in whatever form, and includes information given orally and any document, electronic file or any EXECUTION VERSION 113 Corporate Use other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (a) is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or (b) is identified in writing at the time of delivery as non-confidential by us or our advisers; or (c) is known by you before the date the information is disclosed to you by us or any of our advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. Facility Agreement means the facility agreement entered into or to be entered into in relation to the Facility. Finance Documents means the documents defined in the Facility Agreement as Finance Documents. Group means the Parent and its subsidiaries for the time being (as such term is defined in the Companies Act 2006). Obligor means the borrower or a guarantor under the Facility Agreement. Permitted Purpose means considering and evaluating whether to enter into the Facility. Please acknowledge your agreement to the above by signing and returning the enclosed copy. Yours faithfully …………………………….. For and on behalf of [Bank]

EXECUTION VERSION 114 Corporate Use To: [Bank] The Borrower and each other member of the Group We acknowledge and agree to the above: …………………………….. For and on behalf of [] EXECUTION VERSION 115 Corporate Use SCHEDULE 12 Repayment Schedule No. Repayment Date Repayment Instalment (percentage of the Facility utilised at the end of the Availability Period) 1. First Repayment Date 5.00% 2. Date falling 6 months after the First Repayment Date 5.00% 3. Date falling 12 months after the First Repayment Date 10.00% 4. Date falling 18 months after the First Repayment Date 12.50% 5. Date falling 24 months after the First Repayment Date 12.50% 6. Date falling 30 months after the First Repayment Date 12.50% 7. Date falling 36 months after the First Repayment Date 12.50% 8. Date falling 42 months after the First Repayment Date 15.00% 9. Date falling 48 months after the First Repayment Date 15.00% EXECUTION VERSION 116 Corporate Use Ashurst Signature Page to Facility Agreement The Bank Signed by ) ) for and on behalf of EUROPEAN INVESTMENT ) BANK: ) /s/ Matthias Woitok . Name: ) Matthias Woitok ) ) Title: ) Head of Division /s/ Thomas Hogh Hyllested . Name: ) Thomas Hogh Hyllested ) ) Title: ) Legal Counsel

Ashurst Signatures The Borrower Signed by /s/ Mika Seitovirta . for and on behalf of KELIBER TECHNOLOGY OY: Mika Seitovirta ) ) ) ) The Parent Signed by /s/ Charl Keyter . for and on behalf of SIBANYE STILLWATER LIMITED: Charl Keyter ) ) ) ) Ashurst The Original Guarantors Signed by /s/ Charl Keyter . for and on behalf of SIBANYE STILLWATER LIMITED: Charl Keyter ) ) ) ) Signed by /s/ Mika Seitovirta . for and on behalf of KELIBER OY: Mika Seitovirta ) ) ) ) Signed by /s/ Charl Keyter . for and on behalf of SIBANYE GOLD PROPRIETARY LIMITED: Charl Keyter ) ) ) ) Signed by /s/ Charl Keyter . for and on behalf of STILLWATER MINING COMPANY: Charl Keyter ) ) ) ) Signed by /s/ Charl Keyter . for and on behalf of KROONDAL OPERATIONS PROPRIETARY LIMITED: Charl Keyter ) ) ) ) Signed by /s/ Charl Keyter . for and on behalf of WESTERN PLATINUM PROPRIETARY LIMITED: Charl Keyter ) ) ) ) Ashurst Signed by /s/ Charl Keyter . for and on behalf of SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED: Charl Keyter ) ) ) ) Signed by /s/ Charl Keyter . for and on behalf of EASTERN PLATINUM PROPRIETARY LIMITED: Charl Keyter ) ) ) ) Signed by /s/ Christophe Petit . for and on behalf of SIBANYE-STILLWATER SANDOUVILLE REFINERY: Christophe Petit ) ) ) )